   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                RADIOLOGIX, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            8099                           75-2648089
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification
 incorporation or organization)     Classification Code Number)                   No.)

    3600 CHASE TOWER, 2200 ROSS AVENUE, DALLAS, TEXAS 75201, (214) 303-2776 (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive officers)

                              Paul M. Jolas, Esq.
              General Counsel, Senior Vice President and Secretary
                                Radiologix, Inc.
                                3600 Chase Tower
                                2200 Ross Avenue
                              Dallas, Texas 75201
                                 (214) 303-2776
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                              William R. Hays, III
                             Haynes and Boone, LLP
                          901 Main Street, Suite 3100
                            Dallas, Texas 75202-3789
                                 (214) 651-5000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS TO THE MERGER OF SKM-RD ACQUISITION CORP., A DELAWARE CORPORATION, WITH AND INTO THE REGISTRANT PURSUANT TO AN AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 12, 2000, DESCRIBED IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS, HAVE BEEN SATISFIED OR WAIVED.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

             TITLE OF EACH                      AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
          CLASS OF SECURITIES                    TO BE           OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
            TO BE REGISTERED                 REGISTERED(1)        PER SHARE(2)           PRICE(2)              FEE(2)
Common Stock, $.0001 par value per share   2,970,190 shares           $7.25             $21,533,878            $5,685

(1) This Registration Statement relates to the maximum number shares of common stock of the Registrant to be retained by holders of the Registrant's common stock in the proposed merger of SKM-RD Acquisition Corp. with and into the Registrant with the Registrant continuing as the surviving corporation in the merger.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act, based on the proposed cash consideration of $7.25 per share offered to existing security holders in the merger.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              [LOGO OF RADIOLOGIX]

                                                            [            ], 2000

Dear Stockholders:

    You are cordially invited to attend a special meeting of stockholders of
Radiologix, Inc. to be held on [            ], at 10:00 a.m., local time, at
2200 Ross Avenue, 39th floor, Dallas, Texas.

    At this important meeting, you will be asked to consider and vote upon the merger of Radiologix with an affiliate of Saunders Karp & Megrue, L.P., a private investment firm. Pursuant to the merger, you may elect to receive $7.25 per share for some or all of your Radiologix common stock, or you may elect to retain 1.1224 shares of Radiologix common stock for each share you own. The stock and the total cash payment you receive will be subject to the election and proration procedures described in the enclosed proxy statement/prospectus. To elect to retain any shares in the merger, you must (1) own, or have the right to purchase upon exercise of stock options, more than 3,000 shares immediately before the merger, and (2) make a stock election with respect to at least 3,000 of those shares. If you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares, then you will not be able to make a stock election but will receive $7.25 per share in cash, and your merger consideration will not be subject to proration. You should complete a form of election or instruct your broker to complete the form of election on your behalf, even if you do not vote in favor of the merger or return your proxy.

    Your board of directors has approved the merger agreement and has determined that its terms are fair to, and in the best interests of, Radiologix and its stockholders. Accordingly, your board recommends that you vote "FOR" adoption of the merger agreement.

    We cannot complete the merger unless the holders of a majority of the outstanding Radiologix shares vote to adopt the merger agreement. Whether or not you plan to attend the special meeting, please sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded, or you may take advantage of our phone voting procedures. Even if you return your proxy card or vote by phone, you may still attend the special meeting and vote your Radiologix shares in person. Your vote is very important. If you fail to return the proxy card, vote by phone or vote in person at the special meeting, it will have the same effect as a vote against the merger agreement.

    The accompanying notice of meeting and proxy statement/prospectus explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully, particularly the section describing various risk factors relating to the merger that begins on page 14.

                                          Sincerely,
                                          [SIGNATURE]
                                          Paul M. Jolas
                                          General Counsel, Senior Vice-President
                                          and Secretary

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the Radiologix shares to be retained by stockholders in the merger, or passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

    This proxy statement/prospectus is dated [            ], 2000 and is first
being mailed to stockholders on or about [            ], 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, or one of its public reference rooms in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that we have previously filed with the SEC. These documents contain important business information about Radiologix and its financial condition.

    We may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Radiologix or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document upon written or oral request to the following address or telephone number:

                                RADIOLOGIX, INC.
                                3600 Chase Tower
                                2200 Ross Avenue
                              Dallas, Texas 75201
                                 (214) 303-2776
                         Attention: Corporate Secretary

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM RADIOLOGIX, PLEASE DO SO BY NO
LATER THAN [      ], 2000 IN ORDER TO RECEIVE TIMELY DELIVERY OF THESE DOCUMENTS
PRIOR TO THE SPECIAL MEETING.

    You should rely only on the information contained or incorporated by reference in this document to vote your Radiologix shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated and
accurate as of [            ], 2000. You should not assume that the information
contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We hereby incorporate the following documents previously filed by us with the SEC (SEC File No. 0-23311) into this proxy statement/prospectus:

1.  Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

2.  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

3.  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

4. Our Proxy Statement dated April 28, 2000, for our annual meeting of stockholders held on June 7, 2000; and

5.  Our Form 8-A dated May 9, 2000.

    We also incorporate by reference in this proxy statement/prospectus all additional documents that we may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These documents include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any statements contained in a document incorporated by reference in this proxy statement/prospectus will be deemed to be modified or superseded by these reports to the extent that a subsequent statement contained in these reports modifies or supersedes a statement contained in this proxy statement/prospectus.

                              [LOGO OF RADIOLOGIX]
                                RADIOLOGIX, INC.
                                3600 CHASE TOWER
                                2200 ROSS AVENUE
                              DALLAS, TEXAS 75201

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON [             ], 2000

                            ------------------------

    Notice is hereby given that a special meeting of stockholders of
Radiologix, Inc., a Delaware corporation, will be held on [            ], 2000
at 10:00 a.m., local time, at 2200 Ross Avenue, 39th Floor, Dallas, Texas, for the following purposes:

    - To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 12, 2000, between SKM-RD Acquisition Corp., SKM-RD LLC and Radiologix, pursuant to which SKM-RD Acquisition Corp. will be merged with and into Radiologix. You may elect to receive $7.25 per share in cash or retain 1.1224 shares of Radiologix common stock for each share you own at the time of the merger subject to certain conditions.

    - To vote to adjourn the special meeting, if necessary.

    A list of stockholders will be available for inspection by stockholders of record during business hours at Radiologix, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, and will also be available at the special meeting.

    Only those persons who were holders of record of Radiologix common stock at
the close of business on [            ], 2000, are entitled to notice of, and to
vote at, the special meeting.

    Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Radiologix common stock entitled to vote at the special meeting. The board of directors of Radiologix has approved the merger and recommends that you vote "FOR" adoption of the merger agreement.

    Under Delaware law, you are entitled to appraisal rights in the merger. A copy of the relevant sections of the Delaware statutes relating to dissenting stockholders' appraisal rights is attached as Appendix C to the accompanying proxy statement/prospectus.

    The merger agreement and the merger are explained in the accompanying proxy statement/ prospectus, which you are urged to read carefully. A copy of the merger agreement is attached as Appendix A to the proxy statement/prospectus.

                                          By order of the Board of Directors,

                                          [SIGNATURE]
                                          Paul M. Jolas
                                          General Counsel, Senior Vice-President
                                          and Secretary

Dallas, Texas
[            ], 2000

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

    This proxy statement/prospectus includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning our possible or assumed future results of operations and also include those preceded or followed by the words "anticipates," "believes," "estimates," "expects," "hopes," "targets," "intends" or similar expressions. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by these forward-looking statements. Each of the factors discussed below under the caption "Risk Factors" along with those discussed elsewhere in this proxy statement/prospectus and in the documents which we incorporate by reference and other factors, could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements.

    Except to the extent required under the federal securities laws, Radiologix does not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements.

    As used in this proxy statement/prospectus, the terms "Radiologix," "we," "us" and "our" refer to Radiologix, Inc., except where the context otherwise requires or as otherwise indicated.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................  1

SUMMARY.....................................................  5

SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED FINANCIAL DATA
  OF RADIOLOGIX, INC........................................  11

HISTORICAL MARKET PRICE OF RADIOLOGIX COMMON STOCK..........  14

RISK FACTORS................................................  15
  Risks Related to the Merger...............................  15
    We will have a controlling stockholder after the merger
     with the power to take unilateral action...............  15
    Delisting our common stock will limit its liquidity and
     may reduce its market value............................  15
    Your access to information about us may be reduced......  15
    If you receive a portion of the merger consideration in
     cash, that cash may be taxed at a higher tax rate......  16
    Option grants to our management team after the merger
     will dilute the holdings of stockholders who retain
     their shares...........................................  16
    Your right to receive cash or to retain shares may be
     subject to proration, and not all Radiologix
     stockholders will be eligible to retain shares.........  16
    Our level of debt will reduce our net income and may
     restrict our operations................................  16
    We do not anticipate paying any dividends on our common
     stock following the merger.............................  17
    The merger may be challenged as a fraudulent conveyance
     by our creditors, which may permit our creditors to
     recover any cash payment to you........................  17
  Risk Factors Relating to Radiologix.......................  18
    Our income is dependent on referrals....................  18
    We may need additional capital..........................  18
    We could be harmed if the contracted radiology practices
     terminate our service agreements or lose many
     radiologists...........................................  19
    Our success depends on our key personnel and we may not
     be able to retain sufficient qualified personnel.......  19
    Our inability to enforce non-competition agreements with
     radiologists may increase competition..................  19
    We may not be able to contract successfully with new
     radiology groups or to integrate successfully the
     operations of acquisitions.............................  19
    We and our contracted radiology practices may become
     subject to burdensome lawsuits.........................  20
    We may not be able to compete effectively with entities
     with more established operating histories and greater
     financial resources within a market area...............  21
  Risk Factors Relating to Radiologix's Industry............  21
    State and federal fraud and abuse, anti-kickback and
     anti-referral laws may adversely affect our income.....  21
    Federal False Claims Act violations could affect our
     participation in government programs...................  22
    Our service agreements must be structured to avoid the
     practice of medicine and fee splitting.................  22
    Licensing and certification laws may limit our ability
     to expand..............................................  22
    Compliance with the regulatory framework is uncertain
     and evolving...........................................  23
    Reimbursement changes and cost containment could result
     in pressures on comparable per patient revenue.........  23
    Managed care contracts and capitated fee arrangements
     could reduce operating margins.........................  24

THE SPECIAL MEETING.........................................  25
  General...................................................  25
  Matters to be Considered..................................  25

                                                                PAGE
                                                              --------
  Record Date and Quorum Requirement........................  25
  Vote Required.............................................  25
  Proxies; Revocation.......................................  26
  Adjournments..............................................  27

BACKGROUND OF THE MERGER....................................  27
  Background of the Merger..................................  27
  Recommendations of the Radiologix Board of Directors;
    Reasons for the Merger..................................  32
  Opinion of UBS Warburg LLC................................  33
  Certain Projected Financial Information...................  39
  Projected Financial Information (unaudited)...............  40

THE MERGER..................................................  41
  The Participants..........................................  41
  Merger Consideration......................................  42
  Merger Financing..........................................  45
  Sources and Uses of Funds.................................  45
  Directors and Officers of Radiologix After the Merger.....  47
  Accounting Treatment......................................  49
  Governmental Approvals....................................  49
  United States Federal Income Tax Considerations...........  49
  Interests of Certain Persons in the Merger................  53

THE MERGER AGREEMENT........................................  56
  The Merger................................................  56
  Closing of the Merger.....................................  56
  Effective Time............................................  56
  Surviving Corporation.....................................  56
  Representations and Warranties............................  57
  Conduct of Business of Radiologix Prior to the Merger.....  58
  Limitations on Solicitation of Competing Transactions.....  59
  Reasonable Efforts........................................  60
  Access and Information....................................  60
  Accounting Treatment......................................  60
  Conditions to the Consummation of the Merger..............  61
  Termination...............................................  61
  Termination Fees and Expenses.............................  62
  Amendment and Waiver......................................  63

THE VOTING AND EXCHANGE AGREEMENT...........................  64

STOCKHOLDERS AGREEMENT......................................  64

SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED FINANCIAL DATA
  OF RADIOLOGIX, INC........................................  65

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA.....  66

APPRAISAL RIGHTS............................................  72

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT AND
  OTHERS....................................................  75

DESCRIPTION OF RADIOLOGIX CAPITAL STOCK.....................  76
  Radiologix Existing Capital Stock.........................  76
  Radiologix Capital Stock Following the Merger.............  76

INDEPENDENT PUBLIC ACCOUNTANTS..............................  77

LEGAL MATTERS...............................................  77

                                                                PAGE
                                                              --------
STOCKHOLDER PROPOSALS.......................................  77

APPENDIX A--AMENDED AND RESTATED AGREEMENT AND PLAN OF
  MERGER....................................................  A-1

APPENDIX B--OPINION OF UBS WARBURG LLC......................  B-1

APPENDIX C--SECTION 262 OF THE DELAWARE GENERAL CORPORATION
  LAW.......................................................  C-1

APPENDIX D--FORM OF AMENDED AND RESTATED CERTIFICATE OF
  INCORPORATION OF RADIOLOGIX, INC..........................  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY IS RADIOLOGIX PROPOSING THE MERGER?

A: Your board of directors determined to approve the merger agreement and to recommend your adoption of the merger agreement for the following reasons, among others:

    - an assessment by our board of directors relating to our financial performance and future opportunities and prospects, including the risks involved in achieving these prospects and current industry, economic and market conditions. We have historically pursued a growth strategy based on same-store and same-market growth in our existing businesses and growth in acquisitions. Our ability to raise additional capital to pursue our growth strategy has been hindered by the low trading price of our common stock and the increased cost to us of debt financing;

    - the risk that it might take a considerable period of time before the trading price of our shares would equal the $7.25 per share cash consideration;

    - the premium offered in the merger over the historical market price and recent trading activity of our common stock;

    - the reputation and proven experience of Saunders Karp & Megrue in completing similar transactions;

    - the ability of a stockholder who owns more than 3,000 shares to retain shares in Radiologix following the merger;

    - the fact that Radiologix has held discussions from time to time in the past with third parties regarding a possible business combination or similar transaction involving Radiologix, and that, to date, no third party has come forward with a proposal to acquire us;

    - the terms and conditions of the merger agreement, including our ability to enter into an agreement with another party providing for more favorable terms to our stockholders following our payment of a $7.0 million termination fee and SKM-RD LLC's reasonable out-of-pocket expenses;

    - the fact that the merger will be accounted for as a recapitalization which, among other things, will not require the recognition or amortization of goodwill and intangible assets or any adjustments to the book value of our net assets; and

    - the opinion of UBS Warburg LLC to the Radiologix board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to the holders of Radiologix common stock, other than the Management Continuing Stockholders and their affiliates.

Q: WHAT WILL HAPPEN IN THE MERGER?

A: If the merger becomes effective, SKM-RD Acquisition Corp., an affiliate of Saunders Karp & Megrue, will be merged into Radiologix with Radiologix surviving the merger. Affiliates of Saunders Karp & Megrue will own between 80% and 90% of the outstanding shares of Radiologix common stock after giving effect to the merger, with our existing stockholders and optionholders owning the remaining 10% to 20%.

Q: WHY IS IT NECESSARY FOR CERTAIN PERCENTAGES OF RADIOLOGIX COMMON STOCK TO BE
    RETAINED BY EXISTING STOCKHOLDERS?

A: This allows the transaction to be treated as a "recapitalization" for accounting purposes. In a recapitalization, the historical cost basis of Radiologix's assets and liabilities will not be adjusted by the merger. It was a requirement of SKM-RD Acquisition Corp. and SKM-RD LLC that the transaction be treated as a recapitalization.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: You may elect to receive $7.25 in cash or to retain 1.1224 shares of Radiologix common stock for each share that you own at the time of the merger. To retain shares you must (1) own, or have the right to purchase upon exercise of stock options, more than 3,000 shares immediately before the merger, and (2) make a stock election with respect to at least 3,000 of those shares. If you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares, then you will not be able to make a stock election but will receive $7.25 per share in cash, and your merger consideration will not be subject to proration.

    You may also elect no preference as to whether you receive cash or shares. If you choose no preference or do not return a form of election, the type of consideration you will receive in the merger will depend on the application of the proration procedures described on pages 42 to 43 of this document.

Q: WILL I RECEIVE THE TYPE OF CONSIDERATION THAT I ELECT TO RECEIVE?

A: You might not receive the type of consideration that you elect to receive with respect to all of your shares. This is because the merger agreement requires that our existing stockholders and optionholders retain between 10% and 20% of our outstanding shares of Radiologix common stock after the merger. An additional requirement is that at least 6.9% of our outstanding shares, after giving effect to the merger, must be retained by our existing stockholders, excluding shares purchased upon exercise of options immediately before the merger. If not enough stockholders and optionholders elect to retain their shares or too many stockholders and optionholders elect to retain their shares, the type of consideration you elect could be adjusted. For example, if you elected to receive cash for all your Radiologix common stock, you might receive cash for some of your shares and retain the balance of your shares in Radiologix common stock instead. Similarly, if you elected to retain shares for all your Radiologix common stock, you might retain a lesser amount of Radiologix common stock and receive cash for some of your shares. The proration procedures will not apply to you if you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares immediately before the merger. For more information on these procedures see pages 42 to 43.

    Certain stockholders have already agreed to retain shares of Radiologix common stock, which after the merger will represent not less than 3.2% of the outstanding shares of Radiologix common stock. These stockholders will be subject to the same rules and procedures as you.

Q: WILL THERE BE ANY CHANGES AS A RESULT OF THE MERGER?

A: Yes. Upon completion of the merger, at least 80% of the outstanding shares of common stock will be held by affiliates of Saunders Karp & Megrue, and at least 10% of the outstanding shares will be held by management and existing stockholders. Accordingly, affiliates of Saunders Karp & Megrue will have the power to elect our directors, to appoint our management and to approve all other actions requiring the approval of our stockholders and designees of Saunders Karp & Megrue will control our board. However, immediately after the merger, three of our current directors will remain directors after the merger, our management team will remain in place, and our contractual relationships, including service agreements with radiology groups, will remain in effect.

    Upon the merger, our certificate of incorporation will be amended and restated to grant us a right of first refusal with respect to any shares of Radiologix common stock you retain in the merger. This means that if you want to sell your shares to anyone, you must first offer us the right to buy the shares at the same price and terms. This right will be effective during such time as our stock is no longer listed on a securities exchange or on the Nasdaq National Market. It is expected that after the merger our common stock will no longer be listed for trading on the AMEX or any other stock exchange. For a discussion of the risks associated with owning a minority position in a private company and the anticipated lack of liquidity of your stock following the merger, see the discussion on page 15 of this document.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: If you convert all or a portion of your shares for cash, you will have a taxable transaction to the extent of the cash you receive. If you retain all of your shares and receive no cash, the merger will not be a taxable transaction to you. Your tax consequences will depend on your personal situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger. A summary of the federal income tax consequences of the merger can be found on pages 49 to 53 of this document.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to adopt the merger agreement, which is the legal document governing the merger described in the proxy statement/prospectus. The merger agreement must be adopted by the holders of a majority of our shares issued and outstanding as of the record date for the special meeting. Certain stockholders holding 8.7% of the shares of Radiologix common stock entitled to vote in the merger have agreed to vote in favor of the merger.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger in the fourth quarter of 2000.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please complete, date and sign your proxy card. Then mail your completed, dated and signed proxy card in the enclosed prepaid return envelope as soon as possible so that your shares can be voted at the special meeting. You may also vote by phone.

    If, immediately before the merger, you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares, you must complete a form of election and letter of transmittal and send your stock certificates
    to the exchange agent by 5:00 p.m., New York City time, on [         ],
    2000. If the merger is approved, each share you own at the time of the merger will automatically be converted into $7.25 per share. If you own more than 3,000 shares, you must deliver a form of election and letter of transmittal, along with your stock certificates, to the exchange agent, by the same deadline instructing us as to the form of merger consideration you would like to receive or retain. If your shares are held in "street name" by your broker or other nominee, that person must complete and deliver a form of election to our exchange agent. Your broker or other nominee will provide you instructions on how to authorize them to complete the form of election on your behalf. If certificates for your shares are registered in your name, you must complete, date, sign and return the enclosed form of election prior to the election deadline together with your stock certificates. You should complete a form of election or instruct your broker to complete the form of election on your behalf, even if you do not vote in favor of the merger or return your proxy.

Q: WHAT HAPPENS IF I DON'T RETURN A PROXY OR A FORM OF ELECTION?

A: The failure to return a proxy card will have the same effect as voting against the merger. If you or your broker, as applicable, do not timely return a properly completed form of election and letter of transmittal together with any stock certificates you hold, the type of consideration you will receive in the merger will depend on the application of the proration procedures described on pages 42 to 43 of this document.

Q: MAY I VOTE IN PERSON?

A: Yes. You may attend the special meeting and vote your shares in person.

Q: MAY I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

A: Yes. You may change your vote by sending a written notice stating that you would like to revoke your proxy or by submitting prior to the special meeting a later dated proxy by mail or telephone. You also can attend the special meeting and vote in person, but you must revoke your proxy before you can vote. If your shares are held in "street name," you must follow the directions provided by your broker to change your vote.

Q: MAY I CHANGE MY ELECTION AFTER I HAVE MAILED MY FORM OF ELECTION?

A: Yes. You may revoke or change your election by sending a written notice stating that you would like to revoke your election or by completing and submitting a new, later dated form of election to the exchange agent. However, your final form of election is due by 5:00 p.m., New York City
    time, on [         ], 2000. If your shares are held in "street name," you
    must follow the directions provided by your broker to change your election.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES OR COMPLETE THE FORM OF ELECTION FOR ME?

A: No. Your broker will not be able to vote your shares or complete the form of election without instructions from you. You should follow the directions provided by your broker to vote your shares and to complete the form of election. If you do not provide instructions to your broker, your shares will not be voted, and no election will be made on your behalf.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: Yes. If you wish to make an election regarding some or all of your shares of Radiologix common stock, and the shares are not held in "street name," you must send in either your Radiologix stock certificates for these shares or a completed form of guaranteed delivery with your form of election.

Q: MAY I EXERCISE DISSENTERS' APPRAISAL RIGHTS IN THE MERGER?

A: Yes. If you do not vote in favor of the merger and you comply with the other requirements and procedures of Delaware law, you will not receive the $7.25 per share cash price or retain shares in the merger. Instead, you will be entitled to receive payment in cash of the appraised "fair value" of your shares of Radiologix common stock. A description of these rights, as well as the requirements and procedures for dissenting under Delaware law, can be found on pages 72 to 74 of this document. In addition, the full text of the relevant sections of the Delaware statute is reprinted in Appendix C.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or the forms of election or would like additional copies of the proxy statement/prospectus or forms of election, you should contact our information agent:

                     [                                    ]
                                [(   )   -    ]

                                    SUMMARY

    This summary highlights material information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and the related transactions, and for a more complete description of the legal terms of the merger, you should carefully read this proxy statement/prospectus in its entirety, as well as the appendices to this proxy statement/ prospectus (including the merger agreement) and the additional documents referred to or incorporated by reference in this proxy statement/prospectus. For a guide as to where you can obtain more information on Radiologix, see "WHERE YOU CAN FIND MORE INFORMATION" on the inside front cover of this proxy statement/prospectus.

THE PARTICIPANTS (SEE PAGE 41)

RADIOLOGIX, INC.

    Radiologix is a leading provider of radiology services in the United States through its ownership and operation of technologically advanced, multi-modality diagnostic imaging centers.

    Radiologix's principal executive offices are located at 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, and our main telephone number is
(214) 303-2776.

SKM-RD ACQUISITION CORP.

    SKM-RD Acquisition Corp. is a newly-formed Delaware corporation organized for the purpose of completing the merger. It has engaged in no business activities and it has no assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the merger. Immediately prior to the merger, SKM-RD LLC, an affiliate of Saunders Karp & Megrue, will be the sole owner of SKM-RD Acquisition Corp.

SKM-RD LLC

    SKM-RD LLC is a newly-formed Delaware limited liability company sponsored by Saunders Karp & Megrue for the purpose of investing in Radiologix. It has no business activities and it has no assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the investment in SKM-RD Acquisition Corp. and Radiologix. Immediately prior to the merger, SKM-RD LLC will receive between $87.7 and $98.6 million in equity contributions from affiliates of Saunders Karp & Megrue and co-investors, if any. The aggregate amount of equity contributions will depend on the aggregate number of shares retained by existing stockholders of Radiologix in the merger.

SAUNDERS KARP & MEGRUE, L.P.

    Founded in 1990, Saunders Karp & Megrue is a private equity investment firm currently managing over $1.7 billion in three private equity funds. Since its inception, Saunders Karp & Megrue has focused on investing in recapitalizations and buyouts of high-growth, middle market companies in the U.S. and on executing consolidation strategies of fragmented U.S. industry segments. Saunders Karp & Megrue, through its private equity funds, has invested over $685.0 million through the completion of 29 platform acquisitions and over 30 add-on acquisitions in companies engaged in basic manufacturing, consumer products, restaurant, retail, financial services and distribution industries.

    The principal executive offices of Saunders Karp & Megrue, SKM-RD Acquisition Corp. and SKM-RD LLC are located at 262 Harbor Drive, Stamford, Connecticut 06902, and their main telephone number is (203) 708-6600.

STRUCTURE OF THE MERGER (SEE APPENDIX A)

    The transaction has been structured as a merger of SKM-RD Acquisition Corp. with and into Radiologix. Radiologix will continue as the surviving corporation of the merger. In the merger:

    - The outstanding common stock of SKM-RD Acquisition Corp. will be converted into that number of shares of Radiologix common stock equal to the aggregate equity capital contributed to Radiologix divided by $7.35.

    - Each share of our common stock outstanding at the time of the merger will, at your election, be converted into either the right to receive $7.25 per share in cash or to retain 1.1224 shares of Radiologix common stock.

    - Each Radiologix stock option outstanding immediately prior to the merger will immediately vest and become exercisable, and will be canceled and converted into the right to receive either cash in an amount equal to the positive difference, if any, between $7.25 and the exercise price of the option, or upon payment of the exercise price for the option, 1.1224 shares of Radiologix common stock.

    - In order to retain any shares, you must (1) own, or have the right to purchase upon exercise of stock options, more than 3,000 shares immediately before the merger, and (2) make a stock election with respect to at least 3,000 of those shares. If you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares, then you will not be able to make a stock election but will receive $7.25 per share in cash, and your merger consideration will not be subject to proration.

    - The type of consideration elected by the stockholders and optionholders may be prorated so that the existing stockholders and optionholders own between 10% and 20% of Radiologix after the merger. In addition, not less than 6.9% of the outstanding shares of Radiologix common stock after giving effect to the merger must be retained by existing stockholders only with respect to their existing shares. These percentages are designed to ensure recapitalization accounting treatment.

    - After the merger, the stockholders and optionholders of Radiologix immediately prior to the merger will together own between 10% and 20% and SKM-RD LLC will own between 80% and 90% of the outstanding shares of Radiologix common stock, depending on the election decisions of the stockholders and optionholders and any necessary adjustments.

FINANCING (SEE PAGES 45 TO 47)

    Simultaneously with the merger, we will refinance our existing indebtedness with approximately $250.0 million of new indebtedness, which will include a combination of senior, senior subordinated or subordinated debt securities to be issued by Radiologix or one of its subsidiaries and term loans to be made under a senior secured term loan facility. In addition, we will enter into a new
$60.0 million, three-year revolving credit facility that will be used for working capital, future acquisitions and other general corporate purposes. SKM-RD LLC has already received written commitments from reputable institutional investors and lenders to provide all of the funds required to complete the merger and refinance Radiologix's outstanding debt. These commitments are subject to customary closing and/or borrowing conditions, including the absence of material adverse changes, agreement as to final documentation and the satisfactory completion of due diligence by the lenders. The merger is conditioned on the closing of the financing on the terms set forth in the financing commitment letters or on other terms satisfactory to SKM-RD LLC.

THE SPECIAL MEETING (SEE PAGES 25 TO 27)

    The special meeting of Radiologix stockholders to vote on the merger will be
held on [            ], 2000, at 10:00 a.m., local time, at 2200 Ross Avenue,
39th floor, Dallas, Texas.

    You will be asked to adopt the merger agreement, which is the legal document governing the merger. You are entitled to cast one vote for each share of
Radiologix common stock you owned as of the record date, [            ], 2000.
Delaware law requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the adoption of the merger agreement to adopt the merger agreement. Your failure to vote or your abstention will be treated as a vote against adoption of the merger agreement.

    All shares of common stock represented at the special meeting by properly executed and timely submitted proxies that have not been revoked will be voted in accordance with their instructions. If you sign, date and return a proxy but do not give any instructions, your proxy will be voted FOR adoption of the merger agreement. If you give a proxy, you may revoke it at any time before it is voted at the special meeting.

    As of the record date, there were [            ] shares of our common stock
outstanding, of which approximately 8.7% were held by our directors, executive officers and their affiliates, and approximately 91.3% were held by other stockholders. Stockholders owning approximately 8.7% of our outstanding common stock have agreed to vote in favor of the merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS (SEE PAGES 32 TO 33)

    Your board of directors believes that the merger is advisable and in your best interests and recommends that you vote "FOR" the adoption of the merger agreement.

OPINION OF UBS WARBURG LLC (SEE PAGES 33 TO 39)

    In connection with the merger, your board of directors received a written opinion from UBS Warburg LLC as to the fairness, from a financial point of view, of the merger consideration to the holders of Radiologix common stock, other than the Management Continuing Stockholders and their affiliates. The full text of UBS Warburg's written opinion dated August 22, 2000 is attached to this proxy statement/prospectus as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS WARBURG'S OPINION IS ADDRESSED TO THE RADIOLOGIX BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION BY UBS WARBURG TO YOU WITH RESPECT TO THE FORM OF MERGER CONSIDERATION TO BE ELECTED OR ANY OTHER MATTER RELATING TO THE PROPOSED MERGER.

THE VOTING AND EXCHANGE AGREEMENT (SEE PAGE 64)

    Under the voting and exchange agreement, eight members of Radiologix senior management and a founding stockholder have agreed to vote in favor of the merger and retain some of their equity interest in Radiologix after the merger. These individuals are referred to throughout this proxy statement/prospectus as the "Management Continuing Stockholders."

    The total number of shares to be retained by the Management Continuing Stockholders will represent not less than 3.2% of the shares of Radiologix common stock to be outstanding immediately following the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGES 53 TO 55)

    Your officers and directors may have interests in the merger that are different from, or in addition to, your interests as a Radiologix stockholder. These interests include:

    - the continuance of certain of our directors and officers as directors and officers after the merger;

    - our agreement to continue to indemnify directors and officers for six years, and to maintain directors' and officers' liability insurance;

    - the making of a $200,000 loan to Mr. Mark Wagar, our chairman and chief executive officer, to permit him to reinvest in Radiologix the taxes payable upon exercise of his stock options in the merger

    - the accelerated vesting of all Radiologix stock options as a result of the merger; and

    - the adoption of a new option plan immediately following the merger that would provide for the issuance of stock options exercisable for approximately 10% of the surviving corporation's shares to executive officers and certain key employees.

    When making the determination to approve and recommend adoption of the merger to Radiologix's stockholders, our board was aware of the interests of the officers and directors and considered these interests in voting to approve the merger.

THE MERGER AGREEMENT (SEE PAGES 56 TO 63)

    The merger agreement is the legal document that governs the merger. We have attached the merger agreement as Appendix A to this proxy statement/prospectus, and we encourage you to read it carefully.

CONDITIONS TO THE MERGER

    The completion of the merger depends on a number of conditions being met. In addition to customary conditions relating to our compliance with the merger agreement, these conditions include the following:

    - approval of the merger agreement by the holders of a majority of the outstanding Radiologix shares;

    - absence of legal prohibitions to the merger;

    - absence of a material adverse change in Radiologix's business since August 22, 2000;

    - absence of any continuing objection of the SEC to treating the merger as a recapitalization for accounting purposes; and

    - financing for the merger having been obtained on the terms set forth in the financing commitment letters or on other terms satisfactory to SKM-RD LLC.

TERMINATION OF THE MERGER AGREEMENT

    Radiologix and SKM-RD LLC can agree at any time to terminate the merger agreement without completing the merger, even if Radiologix stockholders have already voted to approve it. Also, either Radiologix or SKM-RD LLC can terminate the merger agreement, without the consent of the other, in various circumstances, including the following:

    - there is a legal prohibition to the merger

    - if the Radiologix stockholders have not approved the merger;

    - if the merger has not been completed by December 31, 2000, other than due to the fault of the party seeking to terminate; or

    - if there has been a material breach by the other party, which has not been cured within 20 days from the time the breaching party receives notice of the breach or which cannot be cured prior to December 31, 2000.

    SKM-RD LLC may, without the consent of Radiologix, terminate the merger agreement in various circumstances, including the following:

    - the Radiologix board withdraws or modifies its recommendation that Radiologix stockholders vote to approve the merger agreement in a manner adverse to SKM-RD LLC;

    - the Radiologix board recommends any competing acquisition proposal;

    - Radiologix enters into an agreement with respect to a competing acquisition proposal; or

    - Radiologix has breached its obligations not to solicit acquisition proposals.

    We may, without the consent of SKM-RD LLC, terminate the merger agreement to enter into a superior transaction but only if we pay SKM-RD LLC a termination fee of $7.0 million, plus all reasonable out-of-pocket expenses.

RIGHT OF FIRST REFUSAL (SEE PAGES 76 TO 77)

    Upon the merger, our certificate of incorporation will be amended and restated to grant us the right of first refusal with respect to the transfer of Radiologix common stock, except for transfers to family members, trusts, and among employees, partners or other owners of radiology practices or radiology practices with which Radiologix has a contractual relationship. This means that before any stockholder can transfer any shares of our common stock, that stockholder must first give notice to us identifying the proposed transferee, number of shares and terms for that proposed transfer, including purchase price. We will have 20 business days after receipt of notice from the stockholder to purchase the shares proposed to be transferred by the stockholder on the same terms as proposed by the proposed transferee. If we have not purchased any or all of those shares within that time period, the stockholder will have 30 calendar days in which to transfer the shares to the proposed transferee on the terms contained in the notice. If the stockholder has not closed that sale within the 30-day period, any future sale of the shares of Radiologix common stock will again be subject to the right of first refusal. This right will be effective at any time that Radiologix common stock is not traded on a national securities exchange or on the Nasdaq National Market.

DELISTING OF RADIOLOGIX COMMON STOCK (SEE PAGE 15)

    As a result of the merger, it is likely that Radiologix common stock will no longer meet the listing requirements of the AMEX. The delisting of the Radiologix common stock is likely to adversely affect the trading market for, and may affect the market value of, our common stock. We cannot assure you that any trading market will exist for the Radiologix common stock after the merger.

    Additionally, if after the merger, shares of Radiologix common stock are held by fewer than 300 stockholders, we will deregister our common stock under the Securities Exchange Act of 1934. If the Radiologix common stock is deregistered, we will not be required to comply with the proxy or periodic reporting requirements of the Exchange Act. As a result, the information available to stockholders on our business and financial condition will be reduced, which could adversely affect the market value of the stock you elect to retain.

GOVERNMENTAL APPROVALS (SEE PAGE 49)

    The consummation of the merger is subject to the expiration of the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 unless that period is earlier terminated or extended. Radiologix, SKM-RD LLC and SKM-RD Acquisition Corp. each filed an HSR notification report, together with a
request for early termination of this 30-day waiting period, on [            ],
2000.

ACCOUNTING TREATMENT

    The merger will be accounted for as a recapitalization for accounting and financial reporting purposes. Accordingly, the historical cost basis of our assets and liabilities will not be adjusted by the merger.

                 SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED
                       FINANCIAL DATA OF RADIOLOGIX, INC.

    The summary consolidated historical financial data shown below and for the three years ended December 31, 1997, 1998 and 1999, other than the earnings before interest, taxes, depreciation and amortization (EBITDA); margin on earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); and margin on earnings before interest, taxes, depreciation, amortization and rent, have been derived from, and should be read in conjunction with, our audited consolidated financial statements and the notes thereto incorporated herein by reference to our Annual Report on Form 10-K for the years ended December 31, 1998 and 1999, filed with the SEC. The summary consolidated historical financial data as of June 30, 2000 and for the six month periods ended June 30, 1999 and 2000, other than the earnings before interest, taxes, depreciation and amortization; margin on earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and rent, and margin on earnings before interest, taxes, depreciation, amortization and rent, have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements and the notes thereto incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the SEC. EBITDA and EBITDAR are unaudited and not defined under generally accepted accounting principles.

                                                                                                SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,       -------------------
                                                              ------------------------------   JUNE 30,   JUNE 30,
                                                                1997       1998       1999       1999       2000
                                                              --------   --------   --------   --------   --------
                                                                                                   (UNAUDITED)
                                                                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
SERVICE FEE REVENUE.........................................  $ 9,545    $149,327   $199,700   $90,420    $121,030
COSTS AND EXPENSES:
  Salaries and benefits.....................................    2,922      42,227     52,826    24,623      31,429
  Field supplies............................................    1,036       8,865     11,630     5,319       6,578
  Field rent and lease expense..............................      852      11,532     18,444     7,561      14,667
  Other field expenses......................................    1,557      25,311     32,278    14,318      20,158
  Bad debt expense..........................................      862      13,723     18,838     8,474      10,637
  Corporate general and administrative......................    4,910       9,597     11,192     5,293       5,550
  Depreciation and amortization.............................      888      12,178     18,403     7,856      10,908
  Interest expense, net.....................................      617       7,541     12,357     4,913       8,518
                                                              -------    --------   --------   -------    --------
    Total costs and expenses................................   13,644     130,974    175,968    78,357     108,445
                                                              -------    --------   --------   -------    --------
INCOME (LOSS) BEFORE TAXES, MINORITY INTERESTS IN
  CONSOLIDATED SUBSIDIARIES AND EQUITY IN EARNINGS OF
  INVESTMENTS...............................................   (4,099)     18,353     23,732    12,063      12,585
EQUITY IN EARNINGS OF INVESTMENTS...........................      220       4,339      3,581     1,556       2,018
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES.............      (49)       (710)      (910)     (435)       (510)
                                                              -------    --------   --------   -------    --------
INCOME (LOSS) BEFORE TAXES..................................   (3,928)     21,982     26,403    13,184      14,093
INCOME TAX EXPENSE..........................................       --       8,451     10,346     5,012       5,637
                                                              -------    --------   --------   -------    --------
NET INCOME (LOSS)...........................................  $(3,928)   $ 13,531   $ 16,057   $ 8,172    $  8,456
                                                              =======    ========   ========   =======    ========
NET INCOME (LOSS) PER COMMON SHARE:
    Basic...................................................  $ (1.13)   $   0.72   $   0.83   $  0.42    $   0.43
    Diluted.................................................  $ (1.13)   $   0.70   $   0.80   $  0.41    $   0.41
    Weighted average shares outstanding -- basic............    3,451      18,739     19,305    19,296      19,483
    Weighted average shares outstanding -- diluted..........    3,451      19,335     20,692    19,734      22,076
    Common shares outstanding at period end.................   17,235      19,244     19,424    19,297      19,506
OTHER FINANCIAL DATA:
    EBITDA..................................................  $(2,423)   $ 41,701   $ 57,163   $25,953    $ 33,519
    EBITDA margin...........................................       --        27.9%      28.6%     28.7%       27.7%
    EBITDAR.................................................  $(2,316)   $ 46,191   $ 65,934   $29,124    $ 42,474
    EBITDAR margin..........................................       --        30.9%      33.0%     32.2%       35.1%

                                                                    AS OF DECEMBER 31,           AS OF JUNE 30,
                                                              ------------------------------   -------------------
                                                                1997       1998       1999       1999       2000
                                                              --------   --------   --------   --------   --------
                                                                                                   (UNAUDITED)
                                                                             (AMOUNTS IN THOUSANDS)
BALANCE SHEET DATA:
  Current assets............................................  $ 31,972   $ 47,521   $ 85,547   $ 57,487   $ 96,586
  Working capital...........................................     3,376     19,378     25,181     31,526      7,835
  Property and equipment, net...............................    22,837     37,002     60,405     51,359     61,547
  Total assets..............................................    62,766    156,639    244,840    184,547    268,359
  Debt and capital lease obligations........................    55,865    120,211    164,840    141,848    174,352
  Convertible notes.........................................        --         --     20,000         --     20,000
  Stockholders' equity......................................   (24,035)     7,046     23,423     15,523     31,889

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The unaudited pro forma consolidated financial data set forth below, as adjusted to give effect to the merger, the merger financing and acquisitions, have been derived from, and should be read in conjunction with, the unaudited pro forma consolidated financial statements and the notes thereto appearing elsewhere in this proxy statement/prospectus. The unaudited pro forma consolidated balance sheet information gives effect to the merger, the merger financing and acquisitions as if each had occurred on June 30, 2000. The unaudited pro forma consolidated statement of operations information gives effect to the merger, the merger financing and acquisitions, as if each had occurred on January 1, 1999 and excludes nonrecurring items directly attributable to the merger. The pro forma adjustments were applied to the historical consolidated financial statements to reflect and account for the merger as a recapitalization. Accordingly, the historical cost basis of our assets and liabilities has not been adjusted by the merger. The pro forma adjustments assume that the maximum number of post-merger shares (20%) are retained by our stockholders and optionholders in the merger. The summary unaudited pro forma consolidated financial data are not necessarily indicative of the consolidated operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                                                                     YEAR ENDED             SIX MONTHS ENDED
                                                                 DECEMBER 31, 1999            JUNE 30, 2000
                                                              ------------------------   -----------------------
                                                              HISTORICAL    PRO FORMA    HISTORICAL   PRO FORMA
                                                              ----------   -----------   ----------   ----------
                                                                           (UNAUDITED)         (UNAUDITED)
                                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
SERVICE FEE REVENUE.........................................   $199,700     $218,957      $121,030     $121,494
COSTS AND EXPENSES:
  Salaries and benefits.....................................     52,826       57,993        31,429       31,515
  Field supplies............................................     11,630       12,875         6,578        6,608
  Field rent and lease expense..............................     18,444       17,790        14,667       12,279
  Other field expenses......................................     32,278       36,069        20,158       20,587
  Bad debt expense..........................................     18,838       20,281        10,637       10,682
  Corporate general and administrative......................     11,192       11,192         5,550        5,550
  Depreciation and amortization.............................     18,403       22,786        10,908       11,786
  Interest expense, net.....................................     12,357       32,934         8,518       16,560
                                                               --------     --------      --------     --------
    Total costs and expenses................................    175,968      211,920       108,445      115,567
                                                               --------     --------      --------     --------
INCOME BEFORE TAXES, MINORITY INTERESTS IN CONSOLIDATED
  SUBSIDIARIES AND EQUITY IN EARNINGS OF INVESTMENTS........     23,732        7,037        12,585        5,927
EQUITY IN EARNINGS OF INVESTMENTS...........................      3,581        3,581         2,018        2,018
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES.............       (910)      (1,019)         (510)        (510)
                                                               --------     --------      --------     --------
INCOME BEFORE TAXES.........................................     26,403        9,599        14,093        7,435
INCOME TAX EXPENSE..........................................     10,346        3,625         5,637        2,974
                                                               --------     --------      --------     --------
NET INCOME..................................................   $ 16,057     $  5,974      $  8,456     $  4,461
                                                               ========     ========      ========     ========
NET INCOME PER COMMON SHARE:
    Basic...................................................   $   0.83     $   0.40      $   0.43     $   0.30
    Diluted.................................................   $   0.80     $   0.40      $   0.41     $   0.30
    Weighted average shares outstanding -- basic............     19,305       14,912        19,483       14,912
    Weighted average shares outstanding -- diluted..........     20,692       14,912        22,076       14,912
    Common shares outstanding at period end.................     19,424       14,912        19,506       14,912

                                                                AS OF JUNE 30, 2000
                                                              -----------------------
                                                              HISTORICAL   PRO FORMA
                                                              ----------   ----------
                                                                    (UNAUDITED)
BALANCE SHEET DATA:
  Current assets............................................   $ 96,586     $ 93,646
  Working capital...........................................      7,835       50,289
  Property and equipment, net...............................     61,547       66,547
  Total assets..............................................    268,359      292,687
  Debt and capital lease obligations........................    174,352      269,931
  Convertible notes.........................................     20,000           --
  Stockholders' equity (deficit)............................     31,889      (15,505)

               HISTORICAL MARKET PRICE OF RADIOLOGIX COMMON STOCK

    Radiologix common stock is listed and principally traded on the American Stock Exchange under the symbol "RGX." The following table sets forth the high and low closing sale prices for Radiologix shares, as reported by the Nasdaq National Market prior to May 10, 2000 and by the AMEX thereafter, for the periods indicated:

                                                                          HIGH                             LOW
                                                             ------------------------------   -----------------------------
1998 (year ended December 31, 1998)
  First Quarter............................................                    11 7/8                            9 1/2
  Second Quarter...........................................                    11 1/2                            7
  Third Quarter............................................                     9 1/8                            6
  Fourth Quarter...........................................                     7 1/8                            4 1/2
1999 (year ended December 31, 1999)
  First Quarter............................................                     7 7/8                            5 3/8
  Second Quarter...........................................                     9                                5
  Third Quarter............................................                     8 1/8                            5 3/4
  Fourth Quarter...........................................                     7 15/16                          3 7/16
2000 (year ended December 31, 2000)
  First Quarter............................................                     6 5/8                            3 1/8
  Second Quarter...........................................                     5                                3 1/4
  Third Quarter (through [      ]..........................                  [  ]                             [  ]

    As of [            ], 2000, there were [            ] holders of record of
Radiologix common stock. As of that date, Radiologix had [            ] shares
of common stock outstanding which were held by approximately
[            ]beneficial holders.

    On August 22, 2000, the last full trading day prior to the announcement of the execution of the merger agreement, the last reported sales price of
Radiologix shares on the AMEX was $4.00 per share. On [            ], 2000, the
last full trading day prior to the printing of this proxy statement/ prospectus, the last reported sales price of Radiologix shares on the AMEX was
[$            ] per share. Stockholders are urged to obtain a current market quotation for the shares.

    We have not paid cash dividends on our common stock since we were formed, and we do not anticipate paying dividends in the foreseeable future. We currently intend to retain earnings for future growth and expansion opportunities. The agreements governing our indebtedness after the merger will restrict our ability to pay dividends.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING MATTERS IN DECIDING WHETHER TO VOTE IN FAVOR OF THE MERGER.

                          RISKS RELATED TO THE MERGER

    The merger agreement permits you to elect to receive cash or, subject to satisfaction of the 3,000 minimum share election condition, to retain shares of common stock of Radiologix after the merger. In addition, the proration procedures may result in the issuance of stock to you, even if you elected to receive only cash. A continued investment in Radiologix following the merger involves a high degree of risk. Accordingly, you should consider the following risks before deciding to vote in favor of the merger or electing to retain shares in the merger.

WE WILL HAVE A CONTROLLING STOCKHOLDER AFTER THE MERGER WITH THE POWER TO TAKE
  UNILATERAL ACTION

    Upon completion of the merger, 80% to 90% of the outstanding shares of our voting common stock will be held by SKM-RD LLC. Accordingly, SKM-RD LLC will have the power to control the direction and policies of Radiologix, including the power to elect our directors, appoint new management and approve many actions requiring the approval of our stockholders, such as adopting most amendments to our certificate of incorporation and approving mergers or sales of substantially all of our assets. The directors so elected will have the authority to issue additional stock and stock options, implement stock repurchase programs, declare dividends and make other such decisions about our capital stock. These actions may dilute, reduce or eliminate the ownership of minority stockholders in Radiologix.

    In addition, the existence of a controlling stockholder may have the effect of discouraging or making it more difficult for a third party to acquire a majority of our outstanding equity securities. A third party would be required to negotiate any proposed transaction with the controlling stockholder, who may have differing interests from those of our other stockholders.

DELISTING OUR COMMON STOCK WILL LIMIT ITS LIQUIDITY AND MAY REDUCE ITS MARKET
  VALUE

    Because the number of stockholders and the number of shares of Radiologix common stock held by unaffiliated stockholders after the merger will be small, it is likely that our common stock will no longer meet the listing requirements of the AMEX. If that occurs, SKM-RD LLC intends to delist our common stock from trading on the AMEX immediately after the merger. The delisting of our common stock is likely to adversely effect the trading market for, and may adversely effect the market value of, our common stock. Because there will be no public trading market for our common stock after the merger, it will be difficult or impossible for stockholders to resell their shares of common stock after the merger.

    In addition, we will have a right of first refusal with respect to the transfer of any common stock you retain in the merger, except for transfers to family members, trusts, and among employees, partners or other owners of radiology practices with which we have a contractual relationship. This means that we will have the right to purchase any shares offered to a transferee on the same terms offered to the transferee. This right of first refusal may make it more difficult for you to find buyers for any shares of Radiologix common stock you retain in the merger.

YOUR ACCESS TO INFORMATION ABOUT US MAY BE REDUCED

    As a result of the merger, the shares of our common stock may be held by fewer than 300 stockholders. In such case, we will deregister our common stock under the Securities Exchange Act of 1934. If our common stock is deregistered, we will not be required to comply with the proxy or periodic reporting requirements of the Exchange Act. Therefore, we will not be required to provide any reports or information to you other than in accordance with your right to inspect our books and records under Delaware law or as required by any public offering of debt securities. As a result, the information available to stockholders on our business and financial condition will be reduced, which could adversely effect the market value of our common stock.

IF YOU RECEIVE A PORTION OF THE MERGER CONSIDERATION IN CASH, THAT CASH MAY BE
  TAXED AT A HIGHER RATE

    If you receive cash for only a portion of your shares you may, depending on your particular circumstances, be required to treat the cash received by you as ordinary dividend income. This may result in the cash being taxed to you at a higher rate than if you received cash in the merger in exchange for all of your shares and you owned your shares for at least one year. Because dividend treatment depends on the particular facts and circumstances of the stockholder, it is uncertain whether or to what extent such dividend treatment will be required with respect to any particular stockholder who receives cash and retains shares in the merger. If certain requirements are met, dividend treatment should not be applicable to stockholders who receive cash in the merger in exchange for all of their shares.

OPTION GRANTS TO OUR MANAGEMENT TEAM AFTER THE MERGER WILL DILUTE THE HOLDINGS
  OF STOCKHOLDERS WHO RETAIN THEIR SHARES

    Following the merger, we intend to grant members of our management team and certain key employees options to purchase shares of our capital stock representing approximately 10% of the outstanding shares following the merger on a fully diluted basis. The exercise of any stock option or any other issuance of capital stock will dilute the holdings of our then-existing stockholders, including persons who retain shares of our common stock in the merger.

YOUR RIGHT TO RECEIVE CASH OR TO RETAIN SHARES MAY BE SUBJECT TO PRORATION, AND
  NOT ALL RADIOLOGIX STOCKHOLDERS WILL BE ELIGIBLE TO RETAIN SHARES

    Your right to receive cash or retain shares is subject to the proration procedures described on pages 42 to 43 of this proxy statement/prospectus and other limitations, including the 3,000 minimum share election requirement. The proration procedures are designed to ensure that our stockholders and optionholders retain between 10% and 20% of the outstanding shares of Radiologix common stock after the merger and to ensure that our stockholders, not including the optionholders, retain at least 6.9% of the outstanding shares of Radiologix common stock after the merger. Accordingly, you will not necessarily receive the type of consideration that you elect for all your shares. In addition, if you do not own or have the right to purchase upon exercise of stock options immediately before the merger more than 3,000 shares of Radiologix common stock, you will not be entitled to retain shares in the merger. There are different tax consequences to you if you receive cash or stock and depending upon the amount of cash received by you.

OUR LEVEL OF DEBT WILL REDUCE OUR NET INCOME AND MAY RESTRICT OUR OPERATIONS

    As a result of the merger, we will have a higher amount of debt. For example, assuming that the merger occurred on January 1, 1999, we would have had total debt of $269.9 million as of June 30, 2000, as compared to $194.4 million, and we would have had net income for the six months ended
June 30, 2000 of $4.5 million as compared to $8.5 million. In addition to the negative effect on net income, our high level of debt could have the following consequences:

    - we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

    - we may have difficulty satisfying our debt obligations;

    - certain of our indebtedness will be at variable interest rates, which will make us vulnerable to increases in interest rates;

    - we may be less flexible in reacting to changes in our business and the industry in which we operate;

    - a significant portion of our cash flow available from operations could be required to pay principal and interest on our debt, which will reduce the amount of funds that would otherwise be available to fund capital expenditures, invest in new technology and pursue other business opportunities;

    - we will be subject to numerous restrictions in the manner in which we conduct our business in the definitive financing documents, including restrictions on our ability to pay dividends, make investments, incur additional debt, sell assets and enter into transactions with affiliates; and

    - we may be placed at a competitive disadvantage compared to our competitors who have less debt.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS ON OUR COMMON STOCK FOLLOWING THE
  MERGER

    We do not anticipate paying any dividends on shares of our common stock following the merger. We anticipate that the terms of the agreements and instruments related to the financing of the merger will prohibit or otherwise restrict any future payment of dividends on shares of our common stock.

THE MERGER MAY BE CHALLENGED AS A FRAUDULENT CONVEYANCE BY OUR CREDITORS, WHICH
  MAY PERMIT OUR CREDITORS TO RECOVER ANY CASH PAYMENT TO YOU

    The incurrence of indebtedness as part of the merger financing, and the payment to our stockholders of $7.25 per share in cash, may be reviewed by a court under federal bankruptcy law or relevant state fraudulent conveyance laws if challenged by or on behalf of our unpaid creditors. Under these laws, if a court were to find that, at the time of the merger and the related financing:

    - we incurred indebtedness and the $7.25 per share was paid to our stockholders with the intent of hindering, delaying or defrauding current or future creditors; or

    - we received less than reasonably equivalent value or fair consideration in connection with the merger and the related financing and

       - we were insolvent or were rendered insolvent by reason of the merger or the related financings,

       - we were engaged, or were about to engage, in a business or transactions for which our assets constituted unreasonably small capital, or

       - we intended to incur, or believed that we would incur, debts beyond our ability to pay as these debts matured,

then such court could determine that the cash payment of $7.25 per share to our stockholders violated applicable provisions of the United States Bankruptcy Code and/or applicable state fraudulent conveyance laws. Such a determination would permit the bankruptcy trustee or debtor in possession or unpaid creditors to rescind the $7.25 per share cash payment and recover such $7.25 per share cash payment from you.

    The measure of insolvency for the purposes listed above will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, we would be considered insolvent if, at the time we incur the indebtedness, either:

    - the sum of our liabilities, including contingent liabilities, is greater than our assets, at a fair valuation; or

    - the present fair saleable value of our assets is less than the amount required to pay our debts, as they become due.

    We cannot assure you what standards a court would use to determine whether we were solvent at the relevant time. We will not obtain legal opinions as to the applicability of federal or state fraudulent transfer and conveyance laws in connection with our debt financing incurred in connection with the merger.

                      RISK FACTORS RELATING TO RADIOLOGIX

OUR INCOME IS DEPENDENT ON REFERRALS

    We depend on referrals from third parties. Many of these referrals are made by physicians who have no contractual obligation to refer patients to us. We generate revenue from fees charged for technical services provided at our owned imaging centers and from service fees that we receive from the contracted radiology practices. Neither we nor any of the contracted radiology practices are dependent on any single referral source for a material portion of revenue. However, if a sufficiently large number of physicians elected at any time to discontinue referring patients to us, our operating revenues could be adversely affected.

    Further, non-governmental health care payors have implemented programs to control costs that could limit the ability of physicians to refer patients to us. For example, prepaid health care plans, such as health maintenance organizations, often provide diagnostic imaging, interventional radiology or radiation oncology services directly or contract with providers and require their enrollees to obtain these services only from these providers. Some insurance companies and self-insured employers also limit these services to contracted providers. These "closed panel" systems are now common in the managed care environment. Other systems create an economic disincentive for referrals to providers outside of the systems' designated panel of providers. Although we are seeking managed care contracts for our radiology services networks, we may not be able to compete successfully for managed care contracts against entities with greater resources within a market area.

WE MAY NEED ADDITIONAL CAPITAL

    We use capital to purchase new imaging equipment, to upgrade and replace existing equipment, to expand within our existing markets and to enter new markets. During 1998 and 1999, we expended an average of $22.1 million per year to purchase, upgrade and replace imaging equipment and related information systems and an average of $39.2 million per year to make acquisitions and to enter into outsourcing relationships. Our capital sources have consisted primarily of income from operations, borrowings under our existing credit facility and the $20.0 million convertible junior subordinated promissory note issued to BT Capital Partners SBIC, L.P.

    At the closing of the merger, we will repay the $20.0 million note and the borrowings under our existing credit facility with the proceeds of a private placement or public offering of notes and an equity investment. We expect to finance future working capital needs from a new $60.0 million senior secured credit facility.

    Our ability to accomplish our goals and to execute our business strategy depends on our continued ability to access capital on appropriate terms. Our growth could be limited and our existing operations impaired unless we are able to obtain additional capital through subsequent debt or equity financings. We cannot be assured that borrowing capacity under the senior secured credit facility will be available to us when needed, that the senior secured credit facility will be renewed or that we will be able to obtain additional financing or that, if available, such financing will be on terms acceptable to us. As a result, we cannot assure you that we will be able to implement our business strategy successfully.

WE COULD BE HARMED IF THE CONTRACTED RADIOLOGY PRACTICES TERMINATE OUR SERVICE
  AGREEMENTS OR LOSE RADIOLOGISTS

    Our radiology services include a professional component that must be provided by radiologists who are not directly employed or engaged by us. We do not control the radiologists who perform professional services for us. These radiologists, instead, are employed by the contracted radiology practices that maintain service agreements with us. The service agreements have terms of 40 years, but may be terminated by either party under certain limited conditions. We cannot assure you that the service agreements will not be terminated. The termination of any of those service agreements would reduce our service fee revenue.

    Each radiology practice has entered into employment agreements with its key radiologists. The employment agreements generally are for a term of five years. If a significant number of radiologists terminate their relationships with us, our ability to provide medical services to consumers could be curtailed. Neither we nor the contracted radiology practices maintain insurance on the lives of any affiliated physicians.

OUR SUCCESS DEPENDS ON OUR KEY PERSONNEL AND WE MAY NOT BE ABLE TO RETAIN
  SUFFICIENT QUALIFIED PERSONNEL

    Our success depends on members of our senior executive management, some of whom have extensive experience in managing health care services companies or in developing our current financial and operational strategies. Because of the difficulty in finding adequate replacements for key personnel, the loss of their services or our inability in the future to attract and retain senior management and other key personnel could hinder the implementation of our business strategy. We do not maintain key man insurance for any of our executive officers.

OUR INABILITY TO ENFORCE NON-COMPETITION AGREEMENTS WITH RADIOLOGISTS MAY
  INCREASE COMPETITION

    Each of the contracted radiology practices entered into agreements with its owners and full-time radiologists that generally prohibit them from competing with us for a period of two years after termination of employment or ownership, as applicable. In most states, a covenant not to compete will be enforced only to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement, does not unreasonably restrain the party against whom enforcement is sought and is not contrary to public interest. Enforceability of a noncompete covenant is determined by a court based on all of the facts and circumstances of the specific case at the time enforcement is sought. For this reason, it is not possible to predict whether a court will enforce our affiliated radiology practices' covenants. The inability of the contracted radiology practices or us to enforce radiologists' non-competition covenants could result in increased competition from individuals who are knowledgeable about our business strategies and operations.

WE MAY NOT BE ABLE TO CONTRACT SUCCESSFULLY WITH NEW RADIOLOGY GROUPS OR TO
  INTEGRATE SUCCESSFULLY THE OPERATIONS OF ACQUISITIONS

    We intend to expand within existing and new geographic markets through acquisitions, joint venture and outsourcing relationships and selective contractual relationships with high-quality, profitable radiology practices. We cannot assure you that we will be able to expand either within our existing markets or in new markets. In addition, we cannot assure you that any expansion will be beneficial to our overall strategy or that expansion will ultimately produce returns that justify our investment.

    Our ability to expand is dependent upon factors such as our ability to:

    - identify attractive and willing candidates for acquisition,

    - adapt our structure to comply with present and future federal and state legal requirements affecting our arrangements with physician practice groups, including state prohibitions on fee-splitting, corporate practice of medicine and referrals to facilities in which physicians have a financial interest,

    - obtain regulatory approvals and certificates of need, where necessary, and comply with licensing and certification requirements applicable to us, the radiology practices and the physicians associated with the radiology practices, including their respective facilities, and

    - expand our infrastructure and management.

    Our ability to expand is also dependant on our ability to compete for opportunities. We may not be able to compete effectively for the acquisition of radiology assets. Our competitors may have better established operating histories and greater resources than us. Additionally, some hospitals, clinics, health care companies, HMOs and insurance companies engage in activities similar to those of ours. Additional competitors may make it more difficult or expensive to acquire the assets of, and provide management and administrative services to, radiology providers on terms beneficial to us.

    Acquisitions involve a number of special risks, including possible adverse effects on our operating results, diversion of management's attention and resources, failure to retain key acquired personnel, amortization or write-off of acquired intangible assets and risks associated with unanticipated events or liabilities.

    Additionally, although we will continue to structure our operations in an effort to comply with applicable antitrust laws, federal or state governmental authorities may view us as being dominant in a particular market and, therefore, cause us to divest ourselves of relationships or related assets.

WE AND OUR CONTRACTED RADIOLOGY PRACTICES MAY BECOME SUBJECT TO BURDENSOME
  LAWSUITS

    Providing medical services entails the risk of professional malpractice and other similar claims. The physicians employed by the contracted radiology practices are from time to time subject to malpractice claims. We intend to structure our relationships with the contracted radiology practices in a manner that will not constitute the practice of medicine or subject us to malpractice claims. Nevertheless, claims, suits or complaints relating to services and products provided by the contracted radiology practices may be asserted against us in the future. Additionally, we own, operate and manage radiology facilities, which expose us to malpractice liability claims.

    We maintain insurance policies with coverages that we believe are appropriate in light of the risks attendant to our business and consistent with industry practice. We also require the contracted radiology practices to maintain sufficient professional liability insurance. We cannot assure you that adequate liability insurance will be available to us and the contracted radiology practices in the future at acceptable costs. In addition, there is a risk that successful malpractice or other claims could be asserted against our contracted radiology practices or us that would exceed the scope of coverage or applicable policy limits. Those claims might adversely affect our business and reputation.

    We have assumed and succeeded to substantially all of the obligations of some acquired radiology entities and may succeed to some or all of the liabilities of entities acquired in the future. Therefore, claims may be asserted against us for events that occurred prior to our acquisition of the radiology practices. In connection with our acquisitions, the stockholders of each entity have agreed to indemnify us for certain claims. We may not be able to receive payment under any indemnity agreement and the failure to fully recover these amounts could increase our liabilities.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY WITH ENTITIES WITH MORE ESTABLISHED
  OPERATING HISTORIES AND GREATER FINANCIAL RESOURCES WITHIN A MARKET AREA

    The contracted radiology practices and our owned imaging centers compete with numerous local radiology and imaging service providers. We believe that changes in governmental and private reimbursement policies and other factors have resulted in increased competition among providers for the provision of medical services to consumers. We cannot assure you that the contracted radiology practices and our owned imaging centers will be able to compete effectively in the markets they serve.

    Further, the contracted radiology practices will compete with other providers for managed care contracts. We believe that trends toward managed care have resulted, and will continue to result, in increased competition for these contracts. Other radiology practices and management service organizations may have more experience in obtaining such contracts. We cannot assure you that the contracted radiology practices will be able to obtain future business from managed care entities which will allow us to compete effectively in the markets they serve.

                 RISK FACTORS RELATING TO RADIOLOGIX'S INDUSTRY

STATE AND FEDERAL FRAUD AND ABUSE, ANTI-KICKBACK AND ANTI-REFERRAL LAWS MAY
  ADVERSELY AFFECT OUR INCOME

    Various federal and state laws regulate the relationships between providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Social Security Act, which include the federal anti-kickback and Stark or anti-referral laws. The anti-kickback laws prohibit the offering, payment, solicitation or receipt of any direct or indirect remuneration for the referral of Medicare, Medicaid or other governmental program patients or for the recommendation, leasing, arranging, purchasing, ordering or provision of Medicare or Medicaid covered services, items or equipment. Violations of the anti-kickback laws may result in substantial civil or criminal penalties for individuals or entities, including large civil monetary penalties and exclusion from participation in Medicare, Medicaid and other governmental programs. The Balanced Budget Act of 1997 contains certain reform provisions relating to Medicare, Medicaid and other governmental programs, that are intended to assist the government in its efforts to enforce the fraud and abuse anti-kickback laws, including additional resources for enforcement, adding a civil money penalty and broadening the scope of circumstances under which mandatory or permissive exclusion from the programs may apply. These exclusions and penalties, if applied to the owned imaging centers, the contracted radiology practices or physicians affiliated with the contracted radiology practices, could result in significant loss of reimbursement to the affected individuals and entities.

    Certain provisions contained in the Omnibus Budget Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1993, and subsequent amendments, prohibit physician referrals for certain "designated health services," including radiology services to entities with which a physician or an immediate family member has a financial relationship, known as the "Stark Laws." These laws also prohibit entities from presenting or causing to be presented a claim or bill to any individual, third-party payor, or other entity for designated health services furnished under a prohibited referral. A violation of these laws by us, a contracted radiology practice or physicians affiliated with the radiology practices, may result in significant civil penalties, which may include exclusion or suspension of the physician or entity from future participation in the Medicare and Medicaid programs and substantial fines.

    Several states have adopted laws similar to the federal anti-kickback and Stark Laws that cover patients in private programs as well as government programs. All of the states in which the radiology practices are located have adopted a form of anti-kickback law and almost all of those states have also adopted a form of anti-referral law. The scope of these laws and the interpretations thereof vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. A determination of liability under the laws described in this section could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

FEDERAL FALSE CLAIMS ACT VIOLATIONS COULD AFFECT OUR PARTICIPATION IN GOVERNMENT
  PROGRAMS

    The Federal False Claims Act provides in part that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or has used a false record to get a claim approved. Claims presented in violation of the anti-kickback or Stark law may be considered a violation of the Federal False Claims Act. Penalties include civil penalties of not less than $5,000 and not more than $10,000, plus three times the amount of damages which the federal government sustains because of the act of that person and the costs of a civil action brought to recover any penalty or damages. We believe that we are in compliance with the rules and regulations to which the Federal False Claims Act apply. However, we cannot assure you that we will not be found to have violated certain rules and regulations resulting in sanctions under the Federal False Claims Act, and if so, whether any sanctions imposed could result in fines and penalties and restrictions on our participation in Medicare, Medicaid and other governmental programs that are integral to our business.

OUR SERVICE AGREEMENTS MUST BE STRUCTURED TO AVOID THE PRACTICE OF MEDICINE AND
  FEE SPLITTING

    The laws of many states, including each of the states in which the radiology practices are located, prohibit us from exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as fee-splitting, with physicians. These laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. A component of our strategy is to acquire certain assets and assume certain liabilities of, and to enter into service agreements with, radiology practices. Under the service agreements, we provide management, administrative, technical and other non-medical services to the radiology practices in exchange for a service fee. We structure our relationships with the radiology practices, including the purchase of assets and the provision of services under the service agreements, to keep us from engaging in the practice of medicine or exercising control over the medical judgments or decisions of the radiology practices or their physicians. Regulatory authorities or other parties may assert that we are engaged in the corporate practice of medicine in these states or that the payment of service fees to us by the radiology practices under the service agreements constitutes fee-splitting or the corporate practice of medicine. If such a claim were successfully asserted, we could be subject to civil and criminal penalties and could be required to restructure or terminate our contractual arrangements. This result or our inability to successfully restructure our relationships to comply with these statutes could jeopardize our business strategy.

LICENSING AND CERTIFICATION LAWS MAY LIMIT OUR ABILITY TO EXPAND

    The ownership, construction, operation, expansion and acquisition of imaging centers are subject to various federal and state laws, regulations and approvals. The laws of some states in which we operate limit to some extent our ability to acquire new imaging equipment or expand or replace our equipment at imaging centers in those states. We may not be able to receive the required regulatory approvals for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the market for our services.

COMPLIANCE WITH THE REGULATORY FRAMEWORK IS UNCERTAIN AND EVOLVING

    Although we intend to conduct our operations to comply with applicable federal and state laws, neither our current or anticipated business operations nor the operations of the contracted radiology practices have been the subject of judicial or regulatory interpretation. We cannot assure you that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the health care regulatory environment will not change so as to restrict our operations. In addition, the regulatory framework of certain jurisdictions may limit our expansion into or ability to continue operations within these jurisdictions, unless we are able to modify our operational structure to conform with the regulatory framework.

    Certain states have enacted statutes or adopted regulations affecting risk assumption in the health care industry, including statutes and regulations that subject any physician or physician network engaged in risk-based contracting to applicable insurance laws and regulations. These laws and regulations may require providing for minimum capital requirements and other safety and soundness requirements. The implementation of additional regulations or compliance requirements could result in substantial costs to us and the radiology practices and limit our ability to enter into capitated or other risk-sharing arrangements.

REIMBURSEMENT CHANGES AND COST CONTAINMENT COULD RESULT IN PRESSURES ON
  COMPARABLE PER PATIENT REVENUE

    Our revenue is derived through our ownership, operation and management of imaging centers and from service fees paid to us by the contracted radiology practices under the service agreements. Substantially all of the revenue of the contracted radiology practices and our owned imaging centers is currently derived from government sponsored health care programs (principally, Medicare and Medicaid) and private third-party payors. In 1999, approximately 22% of the service fee revenue was derived from government approved health care programs and approximately 78% was derived from private third-party payors. Rates paid by private third-party payors are based on established physician and hospital charges and are generally higher than Medicare reimbursement rates. Any decrease in the relative number of patients covered by private insurance could decrease our revenues.

    The federal government has implemented, through the Medicare program, a resource-based relative value scale, also called the RBRVS payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly-situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. The Balanced Budget Act of 1997 provides for reductions in the rate of growth of payments for physician services, including services historically provided by the radiology practices, in the amount of $5.3 billion over a five-year period ending in 2002. In addition, the Balanced Budget Act of 1997 provides for the implementation of a resource-based methodology for payment of physician practice expenses under the physician fee schedule over a four-year period, which began in fiscal year 1999.

    RBRVS-type payment systems also have been adopted by certain private third-party payors and we believe that it is likely that other private third-party payors will adopt this payment methodology in the future. Wider-spread implementation of these programs could reduce payments by private third-party payors and could indirectly reduce our operating margins to the extent that the costs of providing management, administrative, technical and non-medical services related to these procedures could not be proportionately reduced.

    Private third-party payors and Medicare and Medicaid have increased their use of managed care as a means of cost containment. Increasingly, private third-party payors negotiate discounts from established physician and hospital charges or require capitation or other risk sharing arrangements as a condition of patient referral to physician groups such as the radiology practices. The Balanced Budget

Act of 1997 also includes provisions designed to increase the enrollment of Medicare and Medicaid participants in managed care programs. These factors could negatively impact our ability to negotiate satisfactory arrangements with managed care companies.

MANAGED CARE CONTRACTS AND CAPITATED FEE ARRANGEMENTS COULD REDUCE OPERATING
  MARGINS

    During fiscal year 1999, approximately 92% of our service fee revenue was derived from payments made on a fee-for-service basis by patients and third-party payors (including government programs) and approximately 8% was derived from capitated arrangements. Under capitated or other risk-sharing arrangements, the health care provider typically is paid a pre-determined amount per-patient per-month from the payor in exchange for providing all necessary covered services to patients covered under the arrangement. These contracts pass much of the financial risk of providing outpatient radiology care, including the risk of over-utilization, from the payor to the provider. We believe that our success will, in part, depend on our ability to effectively negotiate, on behalf of the contracted radiology practices and our owned imaging centers, contracts with HMOs, employer groups and other third-party payors under which services will be provided on a risk-sharing or capitated basis by some or all of these radiology practices or imaging centers. Risk-sharing arrangements result in greater predictability of revenue but greater unpredictability of expenses and, consequently, profitability. We cannot assure you that we will be able to negotiate, on behalf of the contracted radiology practices or our owned, operated or managed imaging centers, satisfactory arrangements on a capitated or other risk-sharing basis. In addition, to the extent that patients or enrollees covered by these contracts require more frequent or extensive care than is anticipated, we would incur unanticipated costs not offset by additional revenue, which would reduce operating margins. In the worst case, the revenue derived from such contracts may be insufficient to cover the costs of the services provided.

    Furthermore, various quality assurance programs and organizations have been created to scrutinize managed care organizations and their providers. In response to these programs, managed care organizations and providers have developed their own quality assurance programs to address a variety of areas, including patient access to services, patient satisfaction, outcomes and performance measures and utilization of services. These quality assurance measures involve various costs associated with their implementation and operation and depend, in part, upon the sophistication and compatibility of existing systems and operations of the radiology practices or our owned imaging centers, as well as our ability to integrate those systems and operations. Our inability to develop strong quality assurance measures in conjunction with the contracted radiology practices could place us and the contracted radiology practices at a competitive disadvantage and adversely affect our business.

                              THE SPECIAL MEETING

GENERAL

    This proxy statement/prospectus is being sent to you in connection with the solicitation of proxies by and on behalf of our board of directors for use at
the special meeting to be held on [          ], 2000, at 10:00 a.m., local time,
at 2200 Ross Avenue, 39th floor, Dallas, Texas.

MATTERS TO BE CONSIDERED

    At the special meeting, you will be asked to:

    - To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 12, 2000, between SKM-RD Acquisition Corp., SKM-RD LLC and Radiologix, pursuant to which SKM-RD Acquisition Corp. will be merged with and into Radiologix. You may elect to receive $7.25 per share in cash or retain 1.1224 new shares of Radiologix common stock for each share you own at the time of the merger, subject to the minimum share election and proration procedures described in this proxy statement/prospectus.

    - To vote to adjourn the special meeting, if necessary.

    Questions or requests for assistance in completing and submitting proxy cards or forms of election and letters of transmittal should be directed to:

                      [                                     ]

                                  [(   )   -    ]

RECORD DATE AND QUORUM REQUIREMENT

    The holders of record of our common stock as of the close of business on
[            ], 2000, are entitled to receive notice of, and to vote at, the
special meeting. On that date, there were [            ] shares of our common
stock outstanding held by approximately [            ] record owners. The
presence of holders of a majority of the outstanding shares of our common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. If a stockholder is present at the special meeting but abstains from voting on the merger agreement, then the shares held by that stockholder will be deemed present at the meeting for purposes of determining a quorum. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on the merger, then the shares covered by that non-vote will be deemed present at the special meeting for purposes of determining a quorum.

VOTE REQUIRED

    You are entitled to cast one vote at the special meeting for each share of
our common stock you held on [            ], 2000. Completion of the merger
requires the approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. You must vote your shares (1) by returning your completed proxy, (2) by phone or (3) by appearing at the special meeting and voting in person. If you abstain, do not vote or fail to instruct your broker on how to vote, it will have the same effect as a vote against the adoption of the merger agreement. Under a voting and exchange agreement, certain stockholders holding 8.7% of the outstanding shares of Radiologix common stock have agreed to vote in favor of the merger.

PROXIES; REVOCATION

    You may vote by proxy if you are unable to attend the special meeting in person or want to have your shares voted by proxy even if you do attend the special meeting. The vote regarding the adoption of the merger agreement is separate from the decision to elect to receive cash or retain our common stock after the merger. You should not send your stock certificates with your proxy card. You should only send your stock certificates with the form of election to make an election and to receive the merger consideration in connection with the merger.

    You may vote your proxy either by telephone or by marking, signing and returning the enclosed proxy card by mail.

    - Vote by phone--toll free--1-800-[            ]

       [Use any touch-tone telephone to vote your proxy 24-hours a day, 7-days a week. You will be prompted to enter your 3-digit company number and your 7-digit control number, both of which appear on the enclosed proxy card. Follow the instructions the voice provides you.]

    - Vote by mail

       Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

    If you vote by phone, please do not mail your proxy card.

    If you sign and return a proxy card, your shares will be voted at the special meeting as you indicate on the card. If no instructions are indicated on your signed proxy card, your shares of Radiologix common stock will be voted "FOR" the adoption of the merger agreement.

    If your shares are held in "street name" by your broker, do not follow the above voting instructions. Rather, your broker will provide you with separate written instructions on voting your shares, and you should follow those instructions. Your broker cannot vote your shares unless instructed by you. Accordingly, if you fail to instruct your broker on how to vote, it will have the same effect as a vote against the merger agreement.

    You may revoke your proxy at any time before the proxy is voted at the special meeting. You may revoke a proxy by:

    - filing with our corporate secretary a written revocation bearing a later date than the proxy being revoked;

    - submitting a validly executed proxy by mail or telephone bearing a later date than the proxy being revoked; or

    - attending the special meeting and voting in person. However, your attendance at the special meeting will not in and of itself revoke a proxy.

    In all cases, the latest-dated proxy revokes an earlier-dated proxy, regardless of which method is used to give or revoke a proxy, or if different methods are used to give and revoke a proxy. For a notice of revocation or later proxy to be valid, however, it must actually be received by us before the vote is taken at the special meeting.

    The accompanying proxy is solicited on behalf of our board of directors. The cost of soliciting proxies will be borne by Radiologix. In addition to solicitation by mail, our directors, officers and employees, none of whom will receive additional compensation for solicitations, may solicit proxies in person, or by telephone, telegram, personal interview, e-mail or facsimile. In addition, we will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward their solicitation materials to the beneficial owners of Radiologix common stock for whom the stock is held of record and obtain authorization for the execution of proxy cards. Radiologix will reimburse these record holders for customary mailing expenses incurred by them in forwarding these materials.

ADJOURNMENTS

    Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made by approval of the holders of a majority of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any proxies received by us will be voted in favor of an adjournment of the special meeting if its purpose is to provide additional time to solicit votes to adopt the merger agreement, unless the stockholder directs otherwise by voting against or abstaining from voting on the adjournment proposal included on the enclosed proxy card or the stockholder has voted against the merger agreement. Thus, proxies voting against the merger will not be used to vote for adjournment of the special meeting for the purpose of providing additional time to solicit votes to adopt the merger agreement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                            BACKGROUND OF THE MERGER

BACKGROUND OF THE MERGER

    Since our initial public offering in November 1997, we have pursued a growth strategy based on same-market and same-store growth of our existing businesses and growth through acquisitions. Despite strong growth in revenues and EBITDA (earnings before interest, taxes, depreciation and amortization) since our initial public offering, trading volume in our common stock has been light and our common stock has traded as low as $3.125 per share. Since our initial public offering, small capitalization companies in general, and companies in our industry in particular, have been valued less highly by investors than other investment opportunities, including investments in internet companies, high technology producers, telecommunications companies and companies with large market capitalizations.

    We must raise additional capital to continue to pursue our growth strategy. However, the low trading price of our common stock has increased the cost to us of raising capital in the equity and convertible debt markets. Rising interest rates and tight credit markets also have increased the cost to us, and decreased the availability to us, of debt financing.

    Our board of directors has considered numerous potential sources of capital, including a new credit facility with increased borrowing capacity. However, given the tight-credit, high-interest-rate environment for companies in our industry, a larger credit facility was not practicable. The board also considered the issuance of private or public debt, including convertible debt. After reviewing this alternative, the board concluded that the higher interest expense, increased leverage and substantial dilution of such an offering would negatively impact our earnings per share. We also contemplated slowing our growth to a rate that could be internally-financed through our operations; however, the timing of principal payments under our existing credit facility, and the negative perception of slower growth to our employees, investors and affiliated physicians, made a slowdown impractical. The board also considered the sale of additional equity, but did not pursue it given the low trading price of our common stock and the substantial dilution that would have resulted to our earnings per share.

    Radiologix has held discussions from time to time in the past with third parties regarding a possible business combination or similar transaction involving Radiologix, but Radiologix decided not to pursue any of these discussions. The board of directors also considered soliciting third party indications of interest in the possible acquisition of Radiologix, both from strategic and financial buyers, by means of a public auction process. However, the board believed that the process involved in identifying potential buyers and conducting due diligence and negotiations could disrupt our operations, negatively impacting our financial results and increasing the volatility of the trading price of our common stock, without assurance that we would complete a sale transaction.

    In pursuing the merger proposed by Saunders Karp & Megrue, our board of directors focused on maximizing the price to be paid to our stockholders, while ensuring that the merger agreement would not preclude a third party from making an offer to buy Radiologix at a higher price after the proposed merger was publicly announced. Following is a discussion of the sequence of events that lead to our board's approval and recommendation of the merger agreement and the transactions contemplated thereby.

    During the first week of May 2000, the manager of one of our largest institutional stockholders introduced Saunders Karp & Megrue to Radiologix. On May 17, 2000, representatives of Saunders Karp & Megrue and Mark L. Wagar, our chairman of the board and chief executive officer, held an informal meeting in New York City, at which Mr. Wagar described to Saunders Karp & Megrue our overall business, and Saunders Karp & Megrue indicated that based on its review of publicly-available information, Saunders Karp & Megrue had an interest in pursuing a transaction with us.

    On May 24, 2000, Saunders Karp & Megrue and Radiologix entered into a confidentiality agreement, under which we provided Saunders Karp & Megrue with confidential financial and operating information.

    At a regularly scheduled meeting of the board of directors held on June 7, 2000, Mr. Wagar told the board that Saunders Karp & Megrue had expressed an interest in conducting discussions with us about a possible transaction. The board determined that it was in the best interests of Radiologix and its stockholders to pursue discussions with Saunders Karp & Megrue. Later that day, representatives of Saunders Karp & Megrue met with Mr. Wagar, Paul M. Jolas, our general counsel, senior vice president and secretary, and Patrick Hudson, our former manager of mergers and acquisitions, at our corporate offices in Dallas, Texas. At this meeting, Radiologix's representatives explained additional aspects of our business and business plan to Saunders Karp & Megrue and answered questions from Saunders Karp & Megrue. During the meeting, Saunders Karp & Megrue indicated that based on their review of publicly-available information and additional information provided by us pursuant to the confidentiality agreement, Saunders Karp & Megrue was interested in Radiologix and its industry. We discussed the possibility of an acquisition, recapitalization or other form of transaction. At this meeting, Saunders Karp & Megrue indicated that it might be willing to pay up to $8.00 per share for our outstanding common stock. We also discussed a timetable for a proposed transaction, subject to our board authorizing management to move forward with further discussions.

    On June 23, 2000, our board of directors held a telephonic meeting at which Mr. Wagar reported on the status of our discussions with Saunders Karp & Megrue. The board considered the merits of pursuing a transaction with Saunders Karp & Megrue. The board also discussed alternatives that might enhance stockholder value while providing for additional capital to fund our growth strategy. These alternatives included a new credit facility with greater borrowing capacity, a private offering of high-yield notes, and other possible public and private debt, convertible debt and equity financings. The board concluded that none of these alternatives were as attractive as the proposed transaction with Saunders Karp & Megrue. The board authorized management to pursue the possibility of a transaction with Saunders Karp & Megrue. The board also asked Paul D. Farrell, one of our independent directors and a partner in a private equity firm, to lead the negotiation of the principal financial terms and to participate with management in negotiations with Saunders Karp & Megrue.

    On June 29, 2000, Radiologix's representatives and Saunders Karp & Megrue held two meetings in New York City. The first meeting involved Mr. Farrell, Mr. Wagar and representatives from Saunders Karp & Megrue. The participants discussed Saunders Karp & Megrue's proposed structure for the transaction and the price range at which Saunders Karp & Megrue might make an offer. Mr. Farrell indicated that our directors likely would consider seriously an offer priced at not less than $9.00 per share. The second meeting involved representatives of Saunders Karp & Megrue, Mr. Wagar and members of our management who had not had an opportunity to meet with Saunders Karp & Megrue, including Mark S. Martin, our president and chief operating officer, and David
W. Young, our vice president of finance and treasurer. At this second meeting, the participants discussed Saunders Karp & Megrue's approach to managing portfolio companies.

    On July 2, 2000, we received the first draft of a confidentiality and exclusivity agreement. Attached to the agreement was a non-binding term sheet setting forth the basic terms on which Saunders Karp & Megrue agreed to consider the proposed merger. Under the proposal, our stockholders could elect to receive either $9.00 in cash, or $7.00 in cash plus stock in the surviving corporation valued at approximately $2.00, for each share of our common stock. The proposal was subject to Saunders Karp & Megrue obtaining financing on terms that would support the proposed merger consideration and satisfactory completion of Saunders Karp & Megrue's legal and financial due diligence. The term sheet proposed a break-up fee of $16.0 million plus expenses and an option to purchase common stock from Radiologix equal to 19.9% of the total outstanding common stock at $9.00 per share. Mr. Farrell and representatives of Saunders Karp & Megrue discussed the terms of Saunders Karp & Megrue's proposal over the next three days.

    On July 5, 2000, our board of directors held a telephonic board meeting and authorized Radiologix to enter into the revised confidentiality and exclusivity agreement with a revised term sheet. Under the revised term sheet, the parties agreed to consider a merger subject to financing and further due diligence in which our stockholders could elect to receive either an amount in cash equal to approximately $8.75 to $9.00, or $7.00 in cash plus stock in the surviving corporation valued at $2.00 to $2.50 per share. The parties determined to provide a range of values as there had yet been no firm agreement as to price or the amount of merger consideration that would be payable in cash or cash and stock. The term sheet also provided for a break-up fee of $14.0 million plus expenses, but did not include an option pursuant to which Saunders Karp & Megrue could purchase common stock from Radiologix. In addition, Radiologix and Saunders Karp & Megrue agreed to a timeframe for conducting due diligence, completing documentation, arranging financing and consummating the transaction. Saunders Karp & Megrue was given an exclusive one-month period to conduct due diligence and negotiate definitive agreements, followed by a three-month period to complete the merger.

    On July 10th and 11th, Saunders Karp & Megrue and its financial and legal advisors met with us in Dallas to conduct legal, operational and financial due diligence.

    During the period from July 13 to July 16, 2000, representatives of Saunders Karp & Megrue, Radiologix and some of Saunders Karp & Megrue's potential financing sources met in New York City, at our offices in Dallas and at Saunders Karp & Megrue's offices in Stamford, Connecticut, to discuss financing for the transaction.

    On July 14, 2000, we contacted UBS Warburg about the possibility of rendering to our board of directors an opinion regarding the fairness, from a financial point of view, of the consideration to be received in the proposed transaction.

    On July 17, 2000, our board of directors held a telephonic meeting at which Mr. Farrell updated the board on the status of the discussions with Saunders Karp & Megrue regarding the terms of the transaction, and the discussions with UBS Warburg regarding its engagement. Also on July 17, 2000, Saunders Karp & Megrue's attorneys distributed to us the first draft of the merger agreement. The terms of the merger agreement were substantially similar to those set forth in the revised term sheet attached to the confidentiality and exclusivity agreement that we had signed. The agreement contained a "no solicitation" covenant designed to prohibit us from, among other things, soliciting any competing transaction. The merger agreement, however, expressly permitted us to respond to an unsolicited proposal if our board determined in good faith that the proposal would be reasonably likely to result in our stockholders receiving greater consideration than under the proposed Saunders Karp & Megrue merger. The terms of the proposed merger agreement further provided that the agreement could be terminated by us to accept a superior proposal. Upon such termination, however, we would be required to pay to Saunders Karp & Megrue a termination fee of $14.0 million plus Saunders Karp & Megrue's expenses.

    On July 19, 2000, the Company executed an engagement letter with UBS
Warburg.

    On July 26, 2000, we had a telephonic meeting with representatives of Saunders Karp & Megrue to discuss the status of Saunders Karp & Megrue's proposal. At that time, Saunders Karp & Megrue informed us that, primarily based on their evaluation of financing terms and Saunders Karp & Megrue's more conservative assumptions regarding the company's prospects, it was not prepared to proceed with a transaction at a weighted average price greater than $8.25 per share. Saunders Karp & Megrue indicated, however, that it would need further time to finalize the financing arrangements for the merger and its financial due diligence before it could make a more definitive proposal. That same day, our board of directors held a regularly-scheduled meeting in Dallas to discuss, among other things, the proposed transaction, possible financing sources for the transaction and UBS Warburg's evaluation process. During the board meeting, representatives of Haynes and Boone, LLP, our outside counsel, discussed with the board the status of the merger transaction documents and other legal matters associated with the proposed transaction. UBS Warburg participated in a portion of the meeting and reviewed with the board its due diligence process. The board of directors reviewed the merger agreement with representatives of Haynes and Boone and suggested changes to the document, including the break-up fee, the non-solicitation provisions and the provisions that permit us to consider subsequent higher offers.

    On August 3, 2000, Mr. Farrell, Mr. Wagar, Mr. Martin and the representatives of Saunders Karp & Megrue met in New York City to discuss the financing arrangements proposed for the merger, the assumptions Saunders Karp & Megrue had utilized in determining the initial merger consideration and the likelihood that the original price proposal would be lowered.

    On August 5, 2000, our board of directors met telephonically. Mr. Wagar detailed for the board the status of Saunders Karp & Megrue's due diligence investigation and Saunders Karp & Megrue's investigation of possible financing sources. Mr. Farrell outlined for the board the status of price negotiations in which Saunders Karp & Megrue had indicated that it would likely propose a weighted average price of less than $8.25. The board discussed the possibility of obtaining an extension of Radiologix's existing credit facility in lieu of, or in addition to, seeking a financing alternative other than the proposed Saunders Karp & Megrue merger. The board determined to extend for one week the period during which Saunders Karp & Megrue could conduct its due diligence investigation in order that Saunders Karp & Megrue would be able to complete the work necessary to finalize its offer price.

    After the August 5th telephonic board meeting and prior to August 11, 2000, Mr. Farrell, Mr. Wagar, Mr. Martin and others participated in numerous discussions with Saunders Karp & Megrue representatives regarding the price at which Radiologix and Saunders Karp & Megrue would be willing to proceed with the proposed merger. In particular, Mr. Farrell and the Saunders Karp & Megrue representatives discussed the cost and the availability to Saunders Karp & Megrue of financing for the merger. The parties also discussed Saunders Karp & Megrue's evaluation of the complexity of our business and the level of portfolio company management attention that Saunders Karp & Megrue would be required to devote to Radiologix. Mr. Farrell, Mr. Wagar and Mr. Martin each participated in discussions with Saunders Karp & Megrue to further explain to Saunders Karp & Megrue our financial projections and business plan. Saunders Karp & Megrue disclosed that it anticipated offering a cash price of approximately $7.00 per share in the merger, based primarily on the financing terms that Saunders
Karp & Megrue had determined would be available to fund the merger and Saunders Karp & Megrue's financial forecasts. Mr. Farrell indicated that such pricing was not satisfactory and likely would not be accepted by our board of directors.

    On August 11, 2000, our board of directors met telephonically to discuss the status of the proposed Saunders Karp & Megrue merger and the extension of the existing credit facility. Mr. Farrell detailed for the board the status of price negotiations with Saunders Karp & Megrue. The board again discussed the merits of the proposed Saunders Karp & Megrue merger as compared to a public or private debt offering or a sale to a strategic or financial buyer other than Saunders Karp & Megrue. For the reasons described above, it was the consensus of the board that alternatives to the Saunders Karp & Megrue proposal would not be in the best interest of our stockholders, and that Mr. Farrell and senior management should attempt to negotiate a higher offer price from Saunders
Karp & Megrue.

    On August 14, 2000, we received necessary lender consents for the extension of our existing credit facility. Pursuant to the extension, we agreed to be bound by additional restrictive covenants and our lenders agreed to delay for six months the requirement that we begin to amortize the principal of our indebtedness under the facility. The extension did not increase the amount of borrowings available to us or extend the final maturity date of the facility.

    Additional price discussions continued after our August 11th board of directors meeting, culminating in a meeting in New York on August 15, 2000, among Mr. Farrell, Mr. Wagar, Mr. Martin and Saunders Karp & Megrue representatives. In discussions after this meeting, Saunders Karp & Megrue proposed merger consideration having a weighted average value of approximately $7.20 per share, including the value of the cash and the surviving corporation common stock components.

    On August 16, 2000, our board of directors met telephonically to discuss again the status of price negotiations with Saunders Karp & Megrue and the merits of other financing alternatives.

    Between August 16th and August 22nd, 2000, Mr. Farrell and Saunders Karp & Megrue's representatives continued to discuss price proposals and our officers and legal counsel, and Saunders Karp & Megrue's representatives and advisors, negotiated the terms of the proposed merger agreement and related documents. These negotiations focused principally on the size of the break-up fee, the circumstances in which our board could communicate with our stockholders in respect of a competing proposal, the mechanics of the exchange ratio, the treatment of Radiologix stock options in the merger, and the nature of the financing conditions of the merger. These negotiations resulted in a reduction in the break-up fee from $14.0 million to $7.0 million.

    On August 22, 2000, our board of directors met telephonically to discuss and consider approving the proposed Saunders Karp & Megrue merger. Mr. Farrell presented to the board Saunders Karp & Megrue's final proposed weighted average value of $7.35 per share, consisting of $7.25 in cash per share or 1.1224 shares of common stock in the surviving corporation. The board reviewed the commitment letters received by Saunders Karp & Megrue for its proposed financing.
Mr. Jolas and representatives of Haynes and Boone described to the board the terms of the merger agreement and related documents, including the proposed lower merger agreement break-up fee of $7.0 million, plus expenses. In addition, our senior management reviewed with the board the matters related to the transaction in which members of our board or senior management had an interest which could be different from or in addition to the interest of our stockholders in general. UBS Warburg reviewed with the board its financial analysis of the merger consideration and then rendered to the board its oral opinion, which opinion was confirmed by delivery of a written opinion dated August 22, 2000, to the effect that, as of the date of the opinion and based on and subject to matters described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Radiologix common stock, other than the Management Continuing Stockholders and their affiliates. The directors then discussed the proposed merger and asked questions of Mr. Farrell and our management about the proposed terms. The board approved and deemed advisable the merger agreement and the transactions contemplated thereby. The board authorized and directed our officers to finalize and sign the merger agreement. The board also determined to recommend to our stockholders the adoption of the merger agreement and the transactions contemplated thereby. Mr. Wagar abstained from voting on these matters because of a possible conflict of interest he might have arising from the fact that he would be signing an employment agreement with, and receiving stock options from, the surviving corporation. All of the remaining directors voted in favor of the merger.

    Following our board approval, the merger agreement was executed by the parties, and the merger was publicly announced prior to the opening of business on August 23, 2000.

    On September 12, 2000, our board held a telephonic meeting to approve an amended and restated merger agreement. The merger agreement was amended to clarify the mechanics of the proration procedures and the minimum share election requirement, the composition of the surviving corporation's board and the manner in which the right of first refusal restrictions applicable to shares retained in the merger would be implemented.

RECOMMENDATIONS OF THE RADIOLOGIX BOARD OF DIRECTORS; REASONS FOR THE MERGER

    The board of directors has determined that the merger is fair and in the best interest of our stockholders. The board recommends that you adopt the merger agreement. In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the board considered a number of factors, including, among others, the following:

    - an assessment by our board of directors relating to our financial performance and future opportunities and prospects, including the risks involved in achieving these prospects and current industry, economic and market conditions. We have historically pursued a growth strategy based on same-store and same-market growth in our existing businesses and growth in acquisitions. Our ability to raise additional capital to pursue our growth strategy has been hindered by the low trading price of our common stock and the increased cost to us of debt financing;

    - the historical results of operations, financial condition, assets, liabilities, business strategy and prospects of Radiologix and the nature of the industry in which Radiologix competes. Based upon its consideration of the operations and prospects of Radiologix and the nature of the industry, the board concluded that it might take a considerable period of time, if ever, before the trading price of Radiologix shares would equal the $7.25 per share cash purchase price;

    - the reputation and proven experience of Saunders Karp & Megrue in completing similar transactions;

    - the relationship of the $7.32 minimum blended rate for the cash and stock consideration, assuming that 10% of Radiologix common stock after the merger was held by current stockholders of Radiologix, to the current market price and the market prices for Radiologix common stock during the previous year. The board considered the fact that the common stock had traded at prices as high as $8.125 per share and as low as $3.125 per share during the year prior to the public announcement of the merger agreement. The board also considered the fact that the $7.32 minimum blended rate per share consideration represents a premium of approximately 83% over the per share closing price of Radiologix shares on August 22, 2000, the last trading day prior to the public announcement of the merger agreement. The board believed that the significant premium which the $7.32 minimum blended rate per share consideration offered to recent trading prices of the shares, coupled with the board's conclusion as discussed above that it might take a considerable period of time before the trading price of Radiologix shares would equal the $7.32 minimum blended rate per share offered, if ever, supported the board's fairness determination;

    - the ability of stockholders who own more than 3,000 shares to retain their shares in Radiologix following the merger;

    - the fact that Radiologix has held discussions from time to time in the past with third parties regarding a possible business combination or similar transaction involving Radiologix and that, to date, no third party has come forward with a proposal to acquire Radiologix;

    - the opinion of UBS Warburg to the Radiologix board as to the fairness, from a financial point of view and as of the date of its opinion, of the merger consideration to the holders of Radiologix common stock, other than the Management Continuing Stockholders and their affiliates, as more fully described below under "--Opinion of UBS Warburg LLC;"

    - the board's belief that the risk and disruption to Radiologix and its operations due to the process involved with an auction of Radiologix was greater than the potential benefit, if any, to its stockholders. In its consideration of this factor, the board considered that the disruption caused by any effort could have had a negative effect on the value of Radiologix;

    - the fact that the merger is expected to be accounted for as a recapitalization that, among other things, will not require the recognition or amortization of goodwill or any adjustments to the book value of Radiologix's assets;

    - the fact that approval of the merger agreement requires the affirmative vote of a majority of the outstanding Radiologix shares entitled to vote thereon and that, under Delaware law, Radiologix stockholders have the right to exercise their dissenters' rights to receive the "fair value" of their shares if they dissent from the merger;

    - the likelihood of the completion of the merger in light of the fact that commitments have been received by SKM-RD LLC from nationally recognized financial institutions for the funds necessary to complete the merger transactions, although such commitments are subject to the conditions set forth in the related commitment letters; and

    - the arms'-length negotiations between the board and SKM-RD LLC and their respective representatives, including that the negotiations resulted in:

       - Radiologix having the right to engage in negotiations with, and supply information to, a person who makes an unsolicited proposal for a competing acquisition transaction that the board believes is reasonably likely to result in a superior proposal. For a further description of Radiologix's ability to consider competing transactions, see "THE MERGER AGREEMENT--Limitations on Solicitation of Competing Transactions" on pages 59 to 60;

       - Radiologix having the right to terminate the merger agreement to accept a superior proposal; and

       - a reduction in the termination fee sought by SKM-RD LLC in the event the merger agreement is terminated as a result of a competing transaction.

    In reaching its decision to approve the merger agreement, our board did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to different factors.

OPINION OF UBS WARBURG LLC

    On August 22, 2000, at a meeting of the Radiologix board held to evaluate the terms of the proposed merger, UBS Warburg delivered to the Radiologix board an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Radiologix common stock, other than the Management Continuing Stockholders and their affiliates.

    The full text of UBS Warburg's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg. This opinion is attached as Appendix B and is incorporated into this document by reference. UBS WARBURG'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION. THE OPINION DOES NOT ADDRESS RADIOLOGIX'S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF RADIOLOGIX COMMON STOCK AS TO THE FORM OF THE MERGER CONSIDERATION TO ELECT OR HOW TO VOTE WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER. HOLDERS OF RADIOLOGIX COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. The summary of UBS Warburg's opinion described below is qualified in its entirety by reference to the full text of its opinion.

    In arriving at its opinion, UBS Warburg:

    - reviewed current and historical market prices and trading volumes of Radiologix common stock;

    - reviewed publicly available business and historical financial information relating to Radiologix;

    - reviewed internal financial information and other data relating to Radiologix's business and financial prospects, including estimates and financial forecasts prepared by Radiologix's management, that were provided to or discussed with UBS Warburg by Radiologix and were not publicly available;

    - considered the financing needs of, and capital resources available to, Radiologix;

    - conducted discussions with members of Radiologix's senior management;

    - reviewed publicly available financial and stock market data with respect to other companies in lines of business that UBS Warburg believed to be generally comparable to those of Radiologix;

    - compared the financial terms of the merger with the publicly available financial terms of other transactions which UBS Warburg believed to be generally relevant;

    - reviewed the merger agreement; and

    - conducted other financial studies, analyses and investigations, and considered other information, as UBS Warburg deemed necessary or appropriate.

    In connection with its review, at Radiologix's direction, UBS Warburg did not assume any responsibility for independent verification of any of the information that UBS Warburg was provided or reviewed for the purpose of its opinion and, with Radiologix's consent, UBS Warburg relied on that information being complete and accurate in all material respects. In addition, at Radiologix's direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Radiologix, and was not furnished with any evaluation or appraisal. With respect to the financial forecasts and estimates that it reviewed, UBS Warburg assumed, at Radiologix's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Radiologix's management as to the future financial performance of Radiologix.

    In connection with its engagement, UBS Warburg was not requested to, and it did not, solicit third party indications of interest in the acquisition of all or a part of Radiologix. Representatives of Radiologix, however, advised UBS Warburg, and UBS Warburg took into account for purposes of its opinion, that Radiologix had held discussions from time to time in the past with third parties regarding a possible business combination or similar transaction involving Radiologix.

    At Radiologix's direction, UBS Warburg was not requested to, and did not, participate in the negotiation or structuring of the merger. In addition, at Radiologix's direction, UBS Warburg was not asked to, and did not, offer any opinion as to the material terms or obligations of the merger agreement or any related documents, or the form of the merger. UBS Warburg expressed no opinion as to the value of Radiologix common stock when issued in the merger or the prices at which Radiologix common stock will trade or otherwise be transferable after the announcement or consummation of the merger. In rendering its opinion, UBS Warburg assumed, at Radiologix's direction, that each of Radiologix, SKM-RD LLC and SKM-RD Acquisition Corp. would comply with all material covenants and agreements set forth in, and other material terms of, the merger agreement and that the merger would be validly consummated in accordance with its terms. UBS Warburg's opinion is necessarily based on economic, monetary, market and other conditions existing, and information available to UBS Warburg, on the date of its opinion.

    Except as described above, Radiologix imposed no other instructions or limitations on UBS Warburg with respect to the investigations made or the procedures followed by UBS Warburg in rendering its opinion.

    In connection with rendering its opinion to Radiologix's board of directors, UBS Warburg performed a variety of financial analyses which are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by UBS Warburg in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies and the analysis of selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to Radiologix or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

    UBS Warburg believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's analyses and opinion. None of the analyses performed by UBS Warburg was assigned greater significance by UBS Warburg than any other. UBS Warburg arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

    The estimates of Radiologix's future performance provided by Radiologix's management in or underlying UBS Warburg's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg considered industry performance, general business and economic conditions and other matters, many of which are beyond Radiologix's control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

    The merger consideration was determined through negotiation between Radiologix and Saunders Karp & Megrue and the decision to enter into the merger was solely that of Radiologix's board of directors. UBS Warburg's opinion and financial analyses were only one of many factors considered by Radiologix's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Radiologix's board of directors or management with respect to the merger or the merger consideration.

    The following is a brief summary of the material financial analyses performed by UBS Warburg and reviewed with Radiologix's board of directors in connection with its opinion dated August 22, 2000. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS WARBURG'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE

A MISLEADING OR INCOMPLETE VIEW OF UBS WARBURG'S FINANCIAL ANALYSES. For purposes of the summary of UBS Warburg's analyses, the term "blended per share value of the merger consideration" refers to the weighted average of the cash consideration and the stock consideration issuable in the merger of approximately $7.32 per share assuming that the minimum number of shares required to be retained in the merger are retained by Radiologix's stockholders and optionholders.

ANALYSIS OF SELECTED PUBLIC COMPANIES

    UBS Warburg compared selected financial information and operating statistics for Radiologix with corresponding financial information and operating statistics of the following four selected publicly held companies in the imaging industry:

    - PhyCor, Inc.

    - Pediatrix Medical Group, Inc.

    - US Oncology, Inc.

    - InSight Health Services Corp.

    UBS Warburg reviewed enterprise values, calculated as equity value, plus debt, including capital leases, less cash, as multiples of latest 12 months sales, earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, and earnings before interest and taxes, commonly known as EBIT. UBS Warburg also reviewed equity values as a multiple of latest 12 months net income. UBS Warburg then compared the multiples derived from the selected companies with corresponding multiples for Radiologix based on the closing price of Radiologix's common stock on August 22, 2000, as well as the multiples implied for Radiologix based on the blended per share value of the merger consideration. Multiples for the selected companies also were based on closing stock prices on August 22, 2000. Financial data for the selected companies were based on publicly-available research analysts' estimates and financial data for Radiologix were based on internal estimates of Radiologix's management. This analysis indicated the following implied low, mean, median and high enterprise and equity value multiples for the selected companies, as compared to the multiples implied for Radiologix:

                                                IMPLIED MULTIPLES OF               IMPLIED MULTIPLES     IMPLIED MULTIPLES OF
                                             SELECTED IMAGING COMPANIES           OF RADIOLOGIX BASED     RADIOLOGIX BASED ON
                                      -----------------------------------------       ON CLOSING        BLENDED PER SHARE VALUE
ENTERPRISE VALUES AS MULTIPLES OF:      LOW        MEAN      MEDIAN      HIGH      PRICE ON 8/22/00     OF MERGER CONSIDERATION
----------------------------------    --------   --------   --------   --------   -------------------   -----------------------
Latest 12 months sales..............    0.27x      0.88x      0.87x      1.52x           1.17 x                   1.48x
Latest 12 months EBITDA.............    2.3        4.3        4.8        5.4             4.1                      5.2
Latest 12 months EBIT...............    5.0        7.9        7.7       11.1             6.1                      7.7

EQUITY VALUES AS A MULTIPLE OF:         LOW        MEAN      MEDIAN      HIGH
-------------------------------       --------   --------   --------   --------
Latest 12 months net income.........    7.2x       9.5x       9.4x      11.9x            4.8x                     9.0x

ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

    UBS Warburg reviewed the implied enterprise and equity values in the following 10 selected transactions in the imaging industry:

                   ACQUIROR                                        TARGET
-----------------------------------------------  -------------------------------------------
-  Goldman, Sachs & Co.                          ProMedCo Management Company
-  Kohlberg Kravis Roberts & Co. LLC             Alliance Imaging, Inc.
-  Radiologix                                    Questar Imaging, Inc.
-  Vestar Capital Partners III                   Sheridan Healthcare, Inc.
-  American Oncology Resources, Inc.             Physician Reliance Network, Inc.
-  Newport Investment LLC, Apollo
   Management L.P.                               Alliance Imaging, Inc.
-  Three Rivers Acquisition Corp., Apollo
   Management L.P.                               SMT Health Services Inc.
-  HEALTHSOUTH Corporation                       Health Images, Inc.
-  US Diagnostic Inc.                            Medical Imaging Centers of America, Inc.
-  Health Images, Inc.                           Medalliance, Inc.

UBS Warburg reviewed enterprise values as multiples of latest 12 months sales, EBITDA and EBIT, and equity values as multiples of latest 12 months net income and latest book value. UBS Warburg then compared the implied multiples derived from the selected transactions with corresponding multiples for Radiologix based on the blended per share value of the merger consideration. All multiples were based on publicly-available information at the time of announcement of the relevant transaction. This analysis indicated the following implied low, mean, median and high enterprise and equity value multiples for the selected transactions, as compared to the multiples implied for Radiologix:

                                                                                       IMPLIED MULTIPLES OF
                                                  IMPLIED MULTIPLES OF              RADIOLOGIX BASED ON BLENDED
                                                SELECTED TRANSACTIONS IN                PER SHARE VALUE OF
                                                    IMAGING INDUSTRY                   MERGER CONSIDERATION
                                        -----------------------------------------   ---------------------------
ENTERPRISE VALUES AS MULTIPLES OF:        LOW        MEAN      MEDIAN      HIGH
----------------------------------      --------   --------   --------   --------
Latest 12 months sales                    0.8x        2.2x       1.9x       4.6x                1.5x
Latest 12 months EBITDA                   2.5         6.3        6.9        9.5                 5.2
Latest 12 months EBIT                     5.6        11.3       13.7       14.7                 7.7

EQUITY VALUES AS MULTIPLES OF:            LOW        MEAN      MEDIAN      HIGH
------------------------------          --------   --------   --------   --------
Latest 12 months net income               6.8x       19.0x      22.4x      34.8x                9.0x
Latest book value                         0.5         2.7        2.1        8.5                 4.6

PREMIUMS ANALYSIS

    UBS Warburg analyzed the premiums paid in seven selected transactions effected in the imaging industry from 1996 to 1999. UBS Warburg reviewed the purchase prices paid in the selected transactions relative to the target company's stock prices one day, one week, one month and three months prior to public announcement of the transaction as well as the target company's average stock trading prices during the one week, one month and three month periods prior to public announcement of the transaction. UBS Warburg then compared the premiums implied in the selected transactions over these specified periods with the premium implied in the merger based on the blended per share value of the merger consideration relative to the closing prices of Radiologix common stock for each of the specified periods. This analysis indicated the following premiums in the selected transactions, as compared to the premium implied in the merger:

                                          PERCENTAGE PREMIUM PAID                 PREMIUM IMPLIED IN MERGER
                             --------------------------------------------------   -------------------------
SPECIFIED PERIOD:              LOW           MEAN         MEDIAN         HIGH
-----------------            --------      --------      --------      --------
One day prior                   4.4%         10.3%          7.3%         28.8%              83.3%
One week prior                  2.2          32.0          17.8         142.4               98.8
One month prior                 8.0          36.5          17.5         140.4               77.7
Three months prior             22.1          50.9          38.2         129.2               89.2

                                  PERCENTAGE PREMIUM PAID BASED ON AVERAGE
                                               TRADING PRICE                      PREMIUM IMPLIED IN MERGER
                             --------------------------------------------------   -------------------------
SPECIFIED PERIOD:              LOW           MEAN         MEDIAN         HIGH
-----------------            --------      --------      --------      --------
One week prior                  3.6%         23.4%         11.8%         92.5%              96.1%
One month prior                 3.7          30.9          16.4         130.5               81.9
Three months prior             14.4          35.7          19.4         129.8               87.7

DISCOUNTED CASH FLOW ANALYSIS

    UBS Warburg performed an analysis of the present value of the stand-alone unlevered, after-tax free cash flows that Radiologix could generate over estimated calendar years 2001 through 2005 based on internal estimates of Radiologix's management. UBS Warburg applied multiples of 4.0x to 5.0x to Radiologix's estimated calendar year 2005 EBITDA using discount rates ranging from 16% to 22%. This analysis indicated an implied per share equity reference range for Radiologix of approximately $3.04 to $8.72, as compared to the implied blended per share value of the merger consideration of approximately $7.32.

OTHER FACTORS

    In rendering its opinion, UBS Warburg also reviewed and considered other factors, including:

    - the historical price performance for Radiologix common stock and the relationship between movements in Radiologix common stock, movements in the common stock of selected companies in the imaging industry and movements in the S&P 500 index; and

    - a valuation of the stock component of the merger consideration which, based on a multiple of 5.0x, Radiologix's estimated calendar year 2001 EBITDA and a discount rate of approximately 20%, yielded an implied per share value of approximately $8.27 assuming that the minimum number of shares required to be retained in the merger are retained by Radiologix's stockholders and optionholders.

MISCELLANEOUS

    Radiologix has agreed to pay UBS Warburg for its services upon delivery of its opinion an aggregate fee of $1.0 million. In addition, Radiologix has agreed to reimburse UBS Warburg for its reasonable expenses, including reasonable fees and disbursements of its counsel, and to indemnify UBS Warburg and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

    Radiologix selected UBS Warburg to render an opinion in connection with the merger because UBS Warburg is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

    UBS Warburg currently is participating in the financing of the merger and will receive customary compensation for its services. A significant portion of the fees payable to UBS Warburg in connection with the financing of the merger are contingent on the completion of the merger. In the ordinary course of business, UBS Warburg, its successors and affiliates may actively trade the securities of Radiologix and affiliates of Saunders Karp & Megrue for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

CERTAIN PROJECTED FINANCIAL INFORMATION

    Prior to entering into the merger agreement, we provided to Saunders Karp & Megrue, its co-investors and UBS Warburg certain information that was not publicly-available, including the projections provided in the chart below. The projections were not prepared with a view to public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. Our certified public accountants have not examined or compiled any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assume no responsibility for them. They are included below to give our stockholders access to information that was not publicly available and that we provided to Saunders Karp & Megrue and its co-investors.

    The projections are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, industry performance, general economic, market, interest rate and financial conditions, operating and other revenues and expenses, capital expenditures and working capital of Radiologix, and other matters. The key assumptions management made were that our revenues would increase 5% a year and that we would make no acquisitions during the period covered by the projections. None of the assumptions may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger and related financing, which may also cause actual results to materially differ.

    For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the projections should not be regarded as an indication that we, Saunders Karp & Megrue and its co-investors, SKM-RD LLC, SKM-RD Acquisition Corp. or any other person consider the projections to be an accurate prediction of future events, and they should not be relied on as such. We do not assume any responsibility to any stockholder for the reasonableness, completeness, accuracy or reliability of the projections. No one has made, or makes, any representation to any person regarding the information contained in the projections and we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

                  PROJECTED FINANCIAL INFORMATION (UNAUDITED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                     2000       2001       2002       2003       2004       2005
                                                   --------   --------   --------   --------   --------   --------
NET REVENUES....................................    $252.9     $274.7     $288.7     $303.4     $318.8     $335.1
% GROWTH........................................      26.6        8.6        5.1        5.1        5.1        5.1

EBITDA(1).......................................    $ 72.7     $ 82.3     $ 87.7     $ 93.3     $ 99.3     $105.5
% MARGIN........................................      28.8       30.0       30.4       30.8       31.1       31.5

EPS(2)..........................................    $ 0.87     $ 1.12     $ 1.31     $ 1.54     $ 1.86     $ 2.20
% GROWTH........................................       8.7       28.7       17.0       17.6       20.8       18.3

------------------------

(1) Earnings before interest, taxes, depreciation and amortization (EBITDA), inclusive of joint venture income. EBITDA is a financial measure that is not recognized by generally accepted accounting principles.

(2) Earnings per share is calculated on a fully diluted basis

                                   THE MERGER

THE PARTICIPANTS

RADIOLOGIX, INC.

    Radiologix is a leading provider of radiology services in the United States through its ownership and operation of technologically advanced, multi-modality diagnostic imaging centers. We perform diagnostic imaging procedures at our imaging centers using technologies such as magnetic resonance imaging, computed tomography, mammography, ultrasound, nuclear medicine and positron emission tomography, as well as general radiography and fluoroscopy. We currently operate 123 imaging centers located in 18 states and the District of Columbia, with concentrated geographic coverage in markets located in California, Florida, Illinois, Kansas, Maryland, New York, Pennsylvania, Texas, Virginia and Washington D.C.

    We also provide administrative, management and information services to our business partners, including physician practices that provide radiology services at our imaging centers and hospitals with which we operate joint ventures.

    Radiologix's principal executive offices are located at 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, and our main telephone number is
(214) 303-2776.

SKM-RD ACQUISITION CORP.

    SKM-RD Acquisition Corp. is a newly-formed Delaware corporation organized for the purpose of completing the merger. It has engaged in no business activities and it has no assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the merger. Immediately prior to the merger, SKM-RD LLC, an affiliate of Saunders Karp & Megrue, will be the sole owner of SKM-RD Acquisition Corp.

SKM-RD LLC

    SKM-RD LLC is a newly-formed Delaware limited liability company sponsored by Saunders Karp & Megrue for the purpose of investing in Radiologix. It has no business activities and it has no assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the investment in SKM-RD Acquisition Corp. and Radiologix. Immediately prior to the merger, SKM-RD LLC will receive between $87.7 and $98.6 million in equity contributions from affiliates of Saunders Karp & Megrue and its co-investors, if any. The aggregate amount of equity contributions will depend on the aggregate number of shares retained by existing stockholders of Radiologix in the merger.

SAUNDERS KARP & MEGRUE, L.P.

    Founded in 1990, Saunders Karp & Megrue is a private equity investment firm currently managing over $1.7 billion in three private equity funds. Since its inception, Saunders Karp & Megrue has focused on investing in recapitalizations and buyouts of high-growth, middle market companies in the U.S. and on executing consolidation strategies of fragmented U.S. industry segments. Saunders Karp & Megrue, through its private equity funds, has invested over $685.0 million through the completion of 29 platform acquisitions and over 30 add-on acquisitions in companies engaged in basic manufacturing, consumer products, restaurant, retail, financial services and distribution industries.

    The principal executive offices of Saunders Karp & Megrue, SKM-RD Acquisition Corp. and SKM-RD LLC are located at 262 Harbor Drive, Stamford, Connecticut 06902, and their main telephone number is (203) 708-6600.

MERGER CONSIDERATION

ELECTION

    Under the merger agreement, you will have the right to receive $7.25 per share in cash, without interest, or to retain 1.1224 shares of Radiologix common stock for each share you own at the time of the merger, subject to the proration procedures described below. A similar right of election is granted to our option holders as further described below on page 45. In order to retain any shares, you must (1) own, or have the right to purchase upon exercise of stock options, more than 3,000 shares immediately before the merger, and (2) make a stock election with respect to at least 3,000 of those shares. If you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares, then you will not be able to make a stock election but will receive $7.25 per share in cash, and your merger consideration will not be subject to proration. Stockholders who choose no preference as to the cash election or stock election or who do not return a properly completed form of election will be deemed to have made a non-election. Stockholders who have made a non-election will receive cash or shares based on the proration procedures described below.

    Certain of our executive officers and a significant stockholder have entered into a voting and exchange agreement pursuant to which they have agreed to make stock elections with respect to retaining an aggregate of 3.2% of the common stock after the merger, subject to proration.

PRORATION

    You might not receive the type of consideration that you elect to receive with respect to all of your shares. This is because the merger agreement requires that our existing stockholders and optionholders retain between 10% and 20% of our outstanding shares of Radiologix common stock after the merger. An additional requirement is that at least 6.9% of our outstanding shares, after giving effect to the merger, must be retained by our existing stockholders, excluding shares purchased upon exercise of options immediately before the merger. If not enough stockholders and optionholders elect to retain their shares or too many stockholders and optionholders elect to retain their shares, the type of consideration you elect could be adjusted. For example, if you elected to receive cash for all your Radiologix common stock, you might receive cash for some of your shares and retain the balance of your shares in Radiologix common stock instead. Similarly, if you elected to retain shares for all your Radiologix common stock, you might retain a lesser amount of Radiologix common stock and receive cash for some of your shares.

    If our existing Radiologix stockholders and optionholders elect to retain an aggregate number of shares of Radiologix common stock that exceeds the maximum 20% of the total outstanding shares of Radiologix common stock immediately after the merger, then the number of shares to be received by our stockholders and optionholders who made the stock election will be reduced. This reduction will be made pro rata based on the number of shares subject to the stock election so that the number of shares issued in the merger in respect of all stock elections does not exceed the 20% limitation. All the remaining shares held by the stockholders and all options with an exercise price less than $7.25 will be converted into cash.

    If our existing stockholders and optionholders elect to retain less than the minimum 10% of the total outstanding shares of Radiologix common stock immediately after the merger or our stockholders elect to retain less than the minimum 6.9% of the total outstanding shares of Radiologix common stock immediately after the merger in consideration for their shares (and not options), then we will issue shares to each stockholder and optionholder in respect of their stock elections. Our stockholders who made non-elections will retain shares of Radiologix common stock, and then, if necessary, our stockholders who made a cash election will retain shares of Radiologix common stock, in each case pro rata based on the number of shares subject to such an election to the maximum extent necessary to satisfy the 10% and 6.9% minimum share conditions. All the remaining shares held by the stockholders covered by non-elections or cash elections and all options with an exercise price less than $7.25 will be converted into cash.

    If you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares, then your shares will not be subject to proration, and you will receive $7.25 per share in cash.

ELECTION PROCEDURE

    Enclosed with this proxy statement/prospectus is a form of election and letter of transmittal with instructions. If your stock is registered in your name and is not held through a broker or other nominee, you must make your elections on a form of election. If your stock is held through a broker or other nominee, your broker or other nominee must make the election on your behalf. You will receive separate instructions from your broker or other nominee instructing you on how to instruct your broker or other nominee to fill out the form of election. Holders of record of shares of Radiologix common stock who hold shares as nominees, trustees or in other representative capacities may submit multiple forms of election if the representative certifies that each form of election covers all the shares of common stock held by the representative for a particular beneficial owner.

    If your stock is registered in your name and is not held through a broker or other nominee, you can make your election by mailing to the exchange agent completed and signed forms of election and letters of transmittal, accompanied by the stock certificates representing the Radiologix common stock for which the election is being made. If you do not have the stock certificates available at the time the form of election is sent to the exchange agent, you may instead provide a guarantee of delivery from a qualified financial institution (which in effect guarantees to us that the stock certificates will be delivered to the exchange agent). You must, within three trading days on the AMEX thereafter, deliver to the exchange agent the stock certificates representing the shares for which an election is being made.

    Any guarantee of delivery of stock certificates must be from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, and the certificates covered by any guarantee of delivery must in fact be delivered to the exchange agent within three trading days on the AMEX after the date of execution of the guarantee of delivery. Your failure to deliver these stock certificates within the three-day period will be deemed to invalidate your cash election or stock election and you will be deemed to have made a non-election.

    In order to be effective, you must deliver a form of election and letter of transmittal and other necessary documents so that the exchange agent receives them no later than the election deadline at 5:00 p.m., New York City time on
[          ], 2000, the last business day prior to the special meeting of the stockholders. If you fail to make an election or fail to timely submit to the exchange agent a properly completed and signed form of election together with your stock certificates, you will be deemed to have made a non-election. The exchange agent will have the discretion to determine whether forms of election and letters of transmittal have been properly completed and signed and properly and timely submitted or revoked and to disregard immaterial defects in forms of election. Any good faith decision of the exchange agent regarding elections will be binding and conclusive. None of Radiologix, SKM-RD Acquisition Corp., SKM-RD LLC or the exchange agent will be under any obligation to notify you of any defect in a form of election.

    Once submitted, you may revoke a form of election by submitting a written notice of revocation to the exchange agent but only so long as the notice of revocation is received by the exchange agent prior to the deadline for making an election. If your shares are held through a broker, only the broker can revoke or change an election on your behalf. You may change your election by completing a later-dated form of election, indicating that the later-dated form supercedes all earlier election forms, and submitting the later-dated form to the exchange agent prior to the deadline for submitting an election. If a form of election is revoked prior to the election deadline, the exchange agent will promptly return to you the stock certificates covered by the form of election without charge at your written request. All elections will be automatically revoked if the merger agreement is terminated.

    You may obtain additional copies of the form of election from the exchange
agent by calling [            ].

EXCHANGE OF STOCK CERTIFICATES

    Until surrendered, each stock certificate will be deemed at any time after the merger to represent only the right to receive the merger consideration, dividends and other distributions to which the holder is entitled. No interest will be paid or will accrue on any cash payable to the stockholders.

    One year after the merger, the exchange agent will deliver to us any portion of the merger consideration payable under the merger agreement that remains unclaimed by our stockholders. Any stockholders who have not complied with the exchange procedures in the merger agreement by that time will have to look to Radiologix for payment of their claim for merger consideration and any dividends or distributions with respect to their Radiologix common stock. We will not, however, be liable to any holder of Radiologix common stock for any of those amounts that are delivered to a public official under any applicable abandoned property, escheat or similar law.

DIVIDENDS

    No merger consideration, dividends or other distributions that are declared on or after the merger on our common stock will be paid to any stockholder who has elected to retain shares until the surrender of the stock certificates. After the surrender of the stock certificates, we will pay to each record holder of a new certificate representing Radiologix common stock any dividends or distributions to which the stockholder is entitled. No interest will be paid or will accrue on any dividends or distributions payable to the stockholders.

TRANSFER TAXES; WITHHOLDING

    If you are the registered holder of a stock certificate and you want cash or certificates representing Radiologix common stock to be paid or issued to someone other than you, before we will make a payment or issuance, we will require that the stock certificate so surrendered be properly endorsed and otherwise be in proper form for transfer. We will also require that the person requesting the exchange pay to the exchange agent any transfer or other taxes required by reason of the issuance of certificates for shares of Radiologix common stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the exchange agent that the tax has been paid or is not applicable. The exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to you under the merger agreement any required withholding tax. These withheld amounts, if any, will be treated for all purposes of the merger agreement as having been paid to the holder of the shares of Radiologix common stock.

NO FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of Radiologix common stock will be issued upon the retention of shares by our stockholders, and no dividend or other distribution or stock split will relate to any fractional share. No fractional share will entitle the owner to vote or to any other rights of a security holder of Radiologix relating to the fractional interest. In lieu of any fractional share, you will be paid upon surrender of your stock certificates an amount in cash, without interest, equal to the fractional share interest multiplied by $7.25.

LOST CERTIFICATES

    If your stock certificate has been lost, stolen or destroyed, you must sign an affidavit of that fact and, if required by us, post a bond as indemnity against any claim that may be made against us with respect to the lost stock certificate. The exchange agent will then issue to you any merger consideration, dividends or other distributions to which you are entitled.

TREATMENT OF STOCK OPTIONS

    Under the merger agreement, each stock option outstanding immediately prior to the effective time of the merger will immediately vest and will be canceled and converted into the right to receive either cash in an amount equal to the positive difference, if any, between $7.25 and the exercise price of the option, or upon payment of the exercise price for the option, 1.1224 shares of Radiologix common stock. Optionholders may retain stock in the merger only if they (1) own, or have the right to purchase upon exercise of stock options, more than 3,000 shares immediately before the merger, and (2) make a stock election with respect to at least 3,000 of those shares. If you own or have the right to purchase upon exercise of stock options 3,000 or fewer shares, then you will not be able to make a stock election but will receive $7.25 per share in cash, and your shares will not be subject to proration. We will deliver to each holder of options forms of election for optionholders to make an election prior to the election deadline.

MERGER FINANCING

GENERAL

    We expect that $362.6 million will be needed to finance the proposed merger, to repay outstanding indebtedness, including any prepayment premiums, to finance the buy-out of an operating lease and to pay fees, commissions and expenses related to the transactions.

SOURCES AND USES OF FUNDS

    The following table depicts our estimated sources and uses of funds relating to the transaction assuming the maximum number of post-merger shares are retained by our existing stockholders and optionholders in the merger:

                           SOURCES AND USES OF FUNDS

                                                                  AMOUNT
SOURCES OF FUNDS(1)                                           (IN THOUSANDS)
Debt securities offered.....................................     $250,000
Proceeds from sale of common stock in the merger............       87,680
Exercise of stock options...................................           37
Retained common equity (non-cash)...........................       21,920
                                                                 --------
  Total sources of funds....................................     $359,637
                                                                 --------
                                                                  AMOUNT
USES OF FUNDS                                                 --------------
                                                              (IN THOUSANDS)
Redemption of common equity.................................     $123,209
Cash payment to optionholders...............................        3,628
Repayment of existing indebtedness(2).......................      175,941
Prepayment penalty on existing debt.........................        3,979
Retained common equity (non-cash)...........................       21,920
Lease buyout................................................       17,900
Estimated transaction fees and expenses.....................       16,000
                                                                 --------
  Total uses of funds.......................................     $362,577
                                                                 --------
  Net use of funds..........................................     $  2,940
                                                                 ========

------------------------
(1) Does not include a new $60.0 million revolving credit facility. We do not expect to have any borrowings under the revolving credit facility at the closing of the merger.

(2) Repayment of indebtedness includes: repayment of a $20.0 million convertible junior subordinated note due July 31, 2009, which currently bears interest, payable quarterly in cash or payment in-kind securities, at 8.0% and the outstanding balance under our existing $160.0 million credit facility that terminates on November 26, 2003. At our option, the interest rate under this credit facility is an adjusted LIBOR rate, plus an applicable margin that can vary from 2.25% to 3.25%, or the prime rate, plus an applicable margin that can vary from 1.25% to 2.25%.

SENIOR, SENIOR SUBORDINATED OR SUBORDINATED DEBT SECURITIES

    We expect that we or one of our subsidiaries will issue up to $250.0 million of senior, senior subordinated or subordinated debt securities through a public offering or private placement to be closed prior to or concurrently with the merger. The terms of the debt securities have not been established, but will depend on market conditions at the time of issuance.

SENIOR SECURED CREDIT FACILITIES

    If less than $250.0 million of senior, senior subordinated or subordinated debt securities are issued, the balance of the required financing will be borrowed under a senior secured term loan facility to be provided by UBS AG, Stamford Branch, and other lenders pursuant to a commitment letter dated
August 22, 2000, issued by UBS AG, Stamford Branch and UBS Warburg LLC to SKM-RD LLC. UBS AG, Stamford Branch, has committed to provide the following senior secured credit facilities: a $50.0 million five-year term loan facility (A Tranche), a $128.4 million six-year term loan facility (B Tranche), a $65.0 million seven-year term loan facility (C Tranche) and a $60.0 million three-year revolving credit facility. The revolving credit facility will be available after the merger for general corporate purposes (including acquisitions), whether or not we utilize the term loan facilities.

    The commitment letter provides that the credit facilities will contain typical provisions, including those relating to mandatory prepayment, voluntary prepayment, guarantees, security, conditions to borrowing, representations and warranties, covenants, increased costs, assignments and participations, and events of default. The actual financing arrangements as well as the expected level of equity contributions and issuance of debt securities and outstanding borrowings under the facilities may not be determined until shortly before the effective time of the merger and may be different from those outlined above based on market conditions. The amount of the lenders' commitments under the facilities will be reduced dollar-for-dollar by the amount of proceeds from our issuance and sale of any senior, senior subordinated or subordinated debt securities.

REPLACEMENT OF TRANCHE C

    Additionally, if we determine to borrow under the term loan, we expect to replace the C Tranche with a private or public offering of senior, senior subordinated or subordinated debt securities.

CONDITIONS TO THE FINANCING

    All of the contemplated financing commitments are subject to customary closing and borrowing conditions, including, but not limited to:

    - agreement on final documentation;

    - the absence of materially inaccurate information;

    - the lenders' satisfaction with their due diligence;

    - the compliance with applicable securities and banking laws;

    - the absence of materially adverse litigation or changes in the condition, financial or otherwise, business, operations, assets, liabilities or prospects of Radiologix or any of its subsidiaries;

    - the absence of a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for loans to companies similar to Radiologix or the borrower or for debt securities of companies similar to Radiologix or the borrower), which has had or could reasonably be expected to have a material adverse effect on the syndication of the senior secured credit facilities or the marketing of the debt securities;

    - receipt by Radiologix of the equity contributions described above; and

    - receipt of satisfactory solvency and legal opinions.

    The closing of the contemplated financing arrangements on certain terms specified in the UBS Warburg commitment letter or on other terms acceptable to SKM-RD LLC are conditions to the consummation of the merger.

DIRECTORS AND OFFICERS OF RADIOLOGIX AFTER THE MERGER

DIRECTORS

    As described in the merger agreement, at the time of the merger a new board of directors will be elected to replace the current board. Three of the current directors will continue to serve on the new board. The new board will consist of six directors. Additionally, at the time of the merger our bylaws will be amended and restated such that two designees of SKM-RD LLC will have three votes each for matters to be considered by the board and all other directors will have one vote each.

    The names of the directors after the merger and certain information about them, are set forth below:

NAME                                    AGE                CURRENT POSITION            DIRECTOR SINCE
----                                  --------   ------------------------------------  --------------
Mark L. Wagar.......................     49      Chairman of the Board and Chief            1998
                                                 Executive Officer
Mark S. Martin......................     40      Director, President and Chief              2000
                                                 Operating Officer
William J. Gumina...................     30      Director                                   2000
John F. Megrue, Jr..................     41      Director                                   2000
Derace L. Schaffer, M.D.............     53      Director                                   1996
Michael L. Sherman, M.D.............     58      Director                                   1997

    Mark L. Wagar is Chairman and Chief Executive Officer of Radiologix.
Mr. Wagar was appointed President and Chief Executive Officer of Radiologix in May 1998 and served as President until February 2000 when Mr. Martin was appointed President. He was appointed a director and Chairman of Radiologix in June 1998. Previously, he served as President and Chief Operating Officer of MedPartners, Inc. (now known as Caremark, Inc.), a publicly-traded health care services company providing pharmacy, disease management services and practice management services. Mr. Wagar joined MedPartners through its acquisition of Mullikin Medical Enterprises in 1995 where he was Chief Operating Officer. Prior to his position at Mullikin, he was President of CIGNA HealthCare of California. With over 25 years of healthcare executive experience, Mr. Wagar has served in a variety of public and private for-profit companies as well as in several not-for-profit hospitals. He received his B.A. from The Ohio State University in 1973 and a Masters of Science in healthcare administration in 1976 from The Ohio State University.

    Mark S. Martin will become a director upon the closing of merger. He was promoted to President from Senior Vice President in February 2000 and has served as Chief Operating Officer of Radiologix since June 1996. From January 1993 through June 1996, Mr. Martin served as Executive Vice President of Practice Management Development and Support for Medaphis Physician Services Corporation, a subsidiary of Medaphis Corporation, a publicly-traded company which provides business and information services to physicians, physician group practices and hospitals. From October 1987 through December 1992, he served as Vice President of Financial Services for CompMed, Inc., a company which provided comprehensive management and administrative services to hospital-based physicians and physician groups, with a primary emphasis on radiology. From 1982 through 1987, Mr. Martin was employed by KPMG Peat Marwick as a tax manager. Mr. Martin was licensed as a Certified Public Accountant in 1982. He received his B.A. in accounting from Capital University.

    William J. Gumina will be a director of Radiologix upon the completion of the merger. Mr. Gumina has been a Principal of Saunders Karp & Megrue since January 2000, was a Vice President with Saunders Karp & Megrue from January 1999 until January 2000, and was an associate with Saunders Karp & Megrue from March 1998 until he became a Vice President. Prior to his association with Saunders Karp & Megrue, Mr. Gumina was an associate with Donaldson, Lufkin & Jenrette Merchant Banking Partners. Mr. Gumina also serves as a director of Precision Partners, Inc.

    John F. Megrue, Jr. will be a director of Radiologix upon completion of the merger. Since 1992, Mr. Megrue has been a Partner of Saunders Karp & Megrue.
Mr. Megrue also serves as Vice Chairman and director of Dollar Tree
Stores, Inc., director of The Children's Place Retail Stores, Inc., Chairman and director of Hibbett Sporting Goods, Inc. and director of Precision
Partners, Inc.

    Derace L. Schaffer, M.D. has been a director of Radiologix since its inception. Dr. Schaffer is President of Ide Imaging Group, P.C., one of the radiology practices with which Radiologix has an affiliation, as well as the Lan Group, a venture capital firm. He also serves as a director of the following public companies: MOMSPharmacy.com and Patient InfoSystems, Inc. He is also a director of several private companies, including Logisticare, Inc.;
Analytika, Inc.; Card Systems, Inc.; and MedEView, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at the Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine.

    Michael L. Sherman, M.D. has been a director of Radiologix since 1997. Since 1995 Dr. Sherman has been President of Advanced Radiology, PA, one of the radiology practices with which Radiologix has a contractual relationship. He is also a director of Medstar Health, a multi-health care system in the Baltimore/Washington, D.C. market. Dr. Sherman was educated at Duke University and received his medical training and radiology training at University of Maryland School of Medicine.

OFFICERS

    The officers of Radiologix will remain the same after the merger. Set forth below is information with respect to each executive officer and their respective positions.

NAME                                          AGE                   CURRENT POSITION
----                                        --------   ------------------------------------------
Mark L. Wagar.............................     49      Chairman of the Board and Chief Executive
                                                       Officer
Mark S. Martin............................     40      President and Chief Operating Officer
Paul M. Jolas.............................     36      Senior Vice President, General Counsel and
                                                       Secretary
David W. Young............................     36      Vice President--Finance and Treasurer

    Messrs. Wagar, Martin and Jolas serve pursuant to employment agreements, which will be amended in connection with the merger. Set forth below is biographical information regarding each executive officer who will not also be a director.

    Paul M. Jolas has served as General Counsel and Senior Vice President of Radiologix since August 1996 and as Secretary since October 1996. From
September 1989 through July 1996, Mr. Jolas was an attorney with the law firm of Haynes and Boone, LLP in Dallas, Texas, where he practiced in the corporate finance section and was responsible for a broad range of corporate and securities transactions, including numerous initial and secondary public offerings of equity and debt securities, mergers and acquisitions and public company reporting requirements. Mr. Jolas received his J.D. from Duke University School of Law and his B.A. in economics from Northwestern University.

    David W. Young has served as Vice President of Finance since December 8, 1999. He has served as Treasurer since March 1998. Mr. Young served as Controller of the Company from March 1998 through July 2000. Mr. Young served as Director of Mergers and Acquisitions of Radiologix from April 1997 through February 1998. From May 1994 through March 1997, Mr. Young served as Corporate Controller of OccuSystems, Inc., a health care company focused on occupational medicine. His responsibilities included integration of acquisition targets, financial reporting and investor relations. Mr. Young was licensed as a Certified Public Accountant in 1990. He received B.A. degrees in both accounting and finance from Texas A&M University.

ACCOUNTING TREATMENT

    We expect that the merger will be accounted for as a recapitalization, as opposed to a purchase. Accordingly, the historical cost basis of our assets and liabilities will not be adjusted by the merger, and the aggregate amount of cash paid to Radiologix stockholders in the merger will be accounted for as a reduction of stockholders' equity.

GOVERNMENTAL APPROVALS

    The merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it complies with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger may not be consummated until a 30-day waiting period has been satisfied. This period may be extended if the Department of Justice or the Federal Trade Commission formally requests additional information or shortened with the consent of the Department of Justice or the Federal Trade Commission. Radiologix and SKM-RD LLC filed notification reports, together with a request for early termination of the waiting period, with the Department of Justice and
the Federal Trade Commission under the Hart-Scott-Rodino Act on [            ],
2000. At any time before, or, in limited circumstances, after completion of the merger, the Department of Justice Antitrust Division, the Federal Trade Commission or state attorneys' general could take such action under the antitrust laws as they consider to be necessary or desirable in the public interest, including seeking to enjoin the completion of the merger. Private parties may also seek to take legal action under the antitrust laws in limited circumstances.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following are, under current applicable law, the material federal income tax consequences of the merger to stockholders of Radiologix who receive cash, retain shares of Radiologix common stock or a combination of both in connection with the merger. The following discussion deals only with stockholders that hold shares of Radiologix's common stock as capital assets (generally, property held for investment). The discussion does not address all aspects of United States federal income taxation that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders subject to special treatment under the federal income tax laws (including certain financial institutions, broker dealers, insurance companies, tax-exempt organizations, foreign persons and persons acquiring shares of Radiologix's common stock upon the exercise of employee stock options or otherwise as compensation). In addition, the discussion does not address any state, local or foreign tax consequences of any aspect of the merger. The discussion is based upon the Internal Revenue Code of 1986, applicable Treasury regulations promulgated thereunder, judicial decisions and current administrative pronouncements, all as in effect as of the date hereof and which are subject to change at any time, potentially with retroactive effect. No ruling from the Internal Revenue Service will be applied for with respect to the federal income tax consequences discussed in this section and, accordingly, there can be no assurance that the Internal Revenue Service will agree with these conclusions. All stockholders are urged to consult their tax advisors as to the particular tax consequences to them of the merger, including the applicability and effect of any foreign, state, local or other tax laws.

CHARACTERIZATION OF THE MERGER

    For federal income tax purposes, both SKM-RD Acquisition Corp. and the merger will be disregarded as transitory, with the result that stockholders will be deemed to have sold a portion of their Radiologix common stock to affiliates of SKM-RD LLC (i.e., a sale transaction) and to have had redeemed a portion of their Radiologix common stock by Radiologix (i.e., a redemption transaction). Radiologix intends to take the position that, for each stockholder electing to receive cash, the portion of the Radiologix common stock converted into cash in the merger that is allocable to the sale to affiliates of SKM-RD LLC is the percentage equivalent of a fraction the numerator of which is the amount of equity contributed to SKM-RD Acquisition Corp. by affiliates of SKM-RD LLC in exchange for capital stock of SKM-RD Acquisition Corp., and the denominator of which is the aggregate amount of cash paid to stockholders pursuant to the merger. The remainder of the stockholder's Radiologix common stock converted into cash in the merger will be treated as having been redeemed by Radiologix as discussed below in the section entitled "--Stockholders Receiving Cash."

TAX CONSEQUENCES TO STOCKHOLDERS ON RECEIPT OF CONSIDERATION

    The following discussion assumes that Radiologix common stock is held as a capital asset. A holding period of more than one year is required for long-term capital gain or loss treatment. As described more fully below, the federal income tax consequences of the merger with respect to a particular stockholder will depend upon, among other things, (a) whether the stockholder received any cash proceeds pursuant to the merger, (b) the extent to which a stockholder will be treated as transferring Radiologix common stock to affiliates of SKM-RD LLC (in a sale transaction) and to Radiologix (in a redemption transaction), and
(c) whether the redemption of a stockholder's Radiologix common stock by Radiologix will qualify as a sale or exchange under Section 302 of the Code.

STOCKHOLDERS RECEIVING CASH

    To the extent that a stockholder is considered to have sold Radiologix common stock to affiliates of SKM-RD LLC, the stockholder will recognize capital gain or loss equal to the difference between the amount realized on the deemed sale (i.e., the cash proceeds properly allocated thereto) and the stockholder's adjusted tax basis in Radiologix common stock. To the extent that a stockholder is considered to have transferred Radiologix common stock to Radiologix in a redemption transaction, the stockholder also will recognize capital gain or loss equal to the difference between the cash proceeds allocable to the deemed redemption and the stockholder's adjusted tax basis in Radiologix common stock, provided that the redemption is treated as a sale or exchange under Section 302 of the Code with respect to the stockholder.

    Under Section 302 of the Code, a redemption of Radiologix common stock under the merger will generally be treated as a sale or exchange if the redemption
(a) is "substantially disproportionate" with respect to the stockholder,
(b) results in a "complete redemption" of the stockholder's interest in Radiologix, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder. In determining whether any of these Section 302 tests is satisfied, stockholders must take into account both Radiologix common stock that they actually own and Radiologix common stock that they are deemed to own under the constructive ownership rules set forth in Section 318 of the Code. Under those rules, a stockholder is treated as owning Radiologix common stock that is owned by certain related individuals or entities and Radiologix common stock that the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security.

    The deemed redemption of a stockholder's Radiologix common stock in the merger will be "substantially disproportionate" with respect to the stockholder if, among other things, the percentage of Radiologix common stock actually and constructively owned by the stockholder immediately following the merger is less than 80% of the percentage of Radiologix common stock actually and constructively owned by the stockholder immediately prior to the merger. Stockholders are urged to consult their own tax advisors with respect to the application of the "substantially disproportionate" test to their particular facts and circumstances.

    The redemption of a stockholder's Radiologix common stock will result in a "complete redemption" of a stockholder's interest in Radiologix if either
(a) all the Radiologix common stock actually and constructively owned by the stockholder is redeemed (or deemed sold) pursuant to the merger or (b) all Radiologix common stock actually owned by the stockholder is redeemed (or deemed sold) pursuant to the merger and the stockholder is eligible to waive, and does effectively waive in accordance with Section 302(c) of the Code, attribution of all Radiologix common stock which otherwise would be considered to be constructively owned by the stockholder.

    Even if the redemption of a stockholder's Radiologix common stock fails to satisfy the "substantially disproportionate" test and the "complete redemption" test described above, the redemption of a stockholder's Radiologix common stock may nevertheless satisfy the "not essentially equivalent to a dividend" test if the merger results in a "meaningful reduction" in the stockholder's proportionate equity interest in Radiologix. Whether the receipt of cash by a stockholder will be considered "not essentially equivalent to a dividend" will depend upon the stockholder's facts and circumstances. In certain circumstances, even a small reduction in a stockholder's proportionate equity interest may satisfy this test. For example, the Internal Revenue Service has indicated in a published ruling that a 3.3% reduction in the proportionate equity interest of a small (substantially less than 1%) stockholder in a publicly-held corporation who exercises no control over corporate affairs constitutes such a "meaningful reduction." Stockholders are urged to consult with their own tax advisors as to the application of this test.

    A tendering stockholder may not be able to satisfy one of the above tests because of the retention (by election or proration) or the contemporaneous acquisition of Radiologix common stock by the stockholder or a related party whose Radiologix common stock would be attributed to the stockholder under
Section 318 of the Code. Stockholders are urged to consult their own tax advisors regarding the tax consequences of retention or acquisitions in their particular circumstances.

    If a stockholder cannot satisfy any of the three tests described above, then to the extent Radiologix has sufficient current and/or accumulated earnings and profits, the stockholder will be treated as having received a dividend which will be includable in gross income (and treated as ordinary income) in an amount equal to the cash received (without regard to gain or loss, if any). In that case, in general, the basis of the Radiologix common stock converted into cash by the stockholder will be allocated to the adjusted basis of the Radiologix common stock retained by the stockholder. In the case of a corporate stockholder, if the cash paid is treated as a dividend, the dividend income may be eligible for the 70% dividends-received deduction. The dividends-received deduction is subject to certain limitations, and may not be available if the corporate stockholder does not satisfy certain holding period requirements with respect to the Radiologix common stock or if the Radiologix common stock is treated as "debt financed portfolio stock" within the meaning of
Section 246A(c) of the Code. Additionally, if a dividends-received deduction is available, the dividend may be treated as an "extraordinary dividend" under
Section 1059(a) of the Code, in which case a corporate stockholder's adjusted tax basis in Radiologix common stock retained by the stockholder would be reduced, but not below zero, by the amount of the non-taxed portion of the dividend. If the non-taxed portion of the dividend exceeds the basis, the excess will be treated as gain from the sale or exchange of the Radiologix common stock for the taxable year in which the extraordinary dividend is received. Corporate stockholders are urged to consult their own tax advisors as to the effect of Section 1059 of the Code on the adjusted tax basis of their Radiologix common stock.

STOCKHOLDERS RETAINING RADIOLOGIX COMMON STOCK AND RECEIVING NO CASH

    The merger will have no federal income tax consequences for stockholders who retain their Radiologix common stock and receive no cash. Accordingly, a stockholder will not recognize any gain or loss on Radiologix common stock retained by the stockholder, and the stockholder's holding period for and basis in the Radiologix common stock will not change.

STOCKHOLDERS RETAINING A PORTION OF THEIR RADIOLOGIX COMMON STOCK AND RECEIVING
  CASH

    To the extent that a stockholder chooses to convert a portion of its Radiologix common stock for cash, or to the extent a stockholder is prorated into receiving cash and retaining a portion of its Radiologix common stock, the tax treatment of the stockholder's receipt of cash will be the same as set forth above under "--Stockholders Receiving Cash." As described above under "--Stockholders Retaining Radiologix Common Stock and Receiving No Cash," the merger will have no tax consequences to a stockholder (and, thus, a stockholder will not recognize any gain or loss as a result of the merger), to the extent the stockholder elects to retain, or is prorated into retaining, Radiologix common stock. However, as described more fully above under "--Stockholders Receiving Cash," a stockholder's retention of Radiologix common stock may, under certain circumstances, cause the redemption portion of the cash received by the stockholder to be treated as a dividend for federal income tax purposes.

FOREIGN RADIOLOGIX COMMON STOCKHOLDERS--WITHHOLDING

    A foreign stockholder is any stockholder who is, for federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership, a foreign estate or a foreign trust, as those terms are defined in the Code. In the case of any foreign stockholder, the exchange agent will withhold 30% of the amount paid to the stockholder upon the conversion of Radiologix common stock into cash in order to satisfy certain withholding requirements, unless the foreign stockholder proves in a manner satisfactory to Radiologix and the exchange agent that either (a) the redemption of its Radiologix common stock pursuant to the merger will qualify as a sale or exchange under Section 302 of the Code, rather than as a dividend for federal income tax purposes, in which case no withholding will be required, (b) the foreign stockholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the exchange agent will withhold at the reduced treaty rate, or (c) no withholding is otherwise required. Foreign stockholders are urged to consult their own tax advisers regarding the application to them of these withholding rules and other tax consequences of the merger to them.

BACKUP WITHHOLDING

    Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless a holder of shares (a) is a corporation or falls within certain exempt categories and, when required, demonstrates this fact or (b) provides a correct tax identification number to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide a correct tax identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the stockholder's federal income tax liability. Each stockholder is urged to consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining an exemption. Stockholders may prevent backup withholding by completing a Substitute

Form W-9 or, in the case of foreign stockholders, a Form W-8, and submitting it to the exchange agent along with the form of election.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of your board of directors, you should be aware that some of our officers and directors have interests in the merger as employees or directors of Radiologix, or as stockholders with a continuing equity interest in Radiologix, that are different from, or in addition to, your interests as a Radiologix stockholder. When making the determination to approve and recommend approval of the merger, your board was aware of and took into consideration the interests described below.

RETENTION OF SHARES BY DIRECTORS AND OFFICERS

    Pursuant to the merger and voting agreement, our directors and officers will own shares of our common stock after the merger as follows:

                                                          SHARES/OPTIONS FOR
                                                             WHICH STOCK             CASH           TOTAL SHARES      NEW OPTIONS
                        SHARES    OPTIONS     VALUE OF     ELECTION WILL BE        RECEIVED           RETAINED          GRANTED
NAME                    OWNED     HELD(1)    OPTIONS(1)          MADE          IN THE MERGER(3)   IN THE MERGER(3)   IN THE MERGER
----                   --------   --------   ----------   ------------------   ----------------   ----------------   -------------
Less T. Chafen,
  M.D................   37,326     20,000    $   70,000          6,000            $  297,114             6,734
John W. Colloton.....       --     20,000        70,000             --                70,000                --
Paul D. Farrell......   75,000     30,000        99,375         50,000               280,625            56,120
Paul M. Jolas........    6,000    175,000       919,125         24,244               789,887            27,211
Mark S. Martin.......   10,000    255,000     1,278,125         60,609               918,786            68,028
John Pappajohn(2)....  566,458     30,000        77,500        100,000             3,459,321           112,240
Derace L. Schaffer,
  M.D................  655,642     40,000       110,625        100,000             4,139,030           112,240
Michael L. Sherman,
  M.D................   87,068     20,000        70,000         25,000               519,993            28,060
Mark L. Wagar........    5,000    220,000       545,000         60,609               369,119            68,028
David W. Young.......       --     65,000       178,750             --               178,750                --

--------------------------

(1) Includes only in-the-money options

(2) Mr. Pappajohn is a former director and one of the founders of Radiologix

(3) Not giving effect to application of proration procedures, if applicable

    These shares represent approximately 8.7% of our currently outstanding shares and will represent not less than 3.2% of the outstanding Radiologix common stock immediately following completion of the merger.

ACCELERATED VESTING OF STOCK OPTIONS

    Some of our directors, officers and employees hold options to acquire shares of our common stock under our stock option plan. Pursuant to the terms of the stock option plan, all stock options will immediately vest and be exerciseable at the time of the merger. The following table sets forth the number and value of options subject to accelerated vesting that directors and executive officers of Radiologix will receive in connection with the merger:

                                                                     VALUE OF OPTIONS
                                                                        FOR WHICH
                                                                      EXERCISABILITY
                                           NUMBER OF SHARES              WILL BE
NAME                                SUBJECT TO ACCELERATED OPTIONS    ACCELERATED(1)
----                                ------------------------------   ----------------
Less T. Chafen, M.D...............               17,334                  $ 60,669
John W. Colloton..................               17,334                    60,669
Paul D. Farrell...................               30,000                    99,375
Paul M. Jolas.....................               76,533                   278,868
Mark S. Martin....................              123,866                   442,059
John Pappajohn....................               17,334                    60,669
Derace L. Schaffer, M.D...........               24,834                    85,513
Michael L. Sherman, M.D...........               17,334                    60,669
Mark L. Wagar.....................              175,667                   453,584
David W. Young....................               55,084                   154,607

------------------------

(1) Includes only in-the-money options

NEW STOCK OPTION PLAN

    Following the merger, we intend to adopt a new stock option plan. The number of shares that will be available to be awarded under the stock option plan will be approximately 10% of the fully diluted shares of our capital stock outstanding immediately after the merger. We expect to grant options to purchase approximately [ %] of such shares to the Management Continuing Stockholders upon completion of the merger. We will reserve the remaining approximately [ %] of such shares for the grant of options under the plan to our key employees.

    The stock option plan will be administered by the compensation committee of the board of directors. After the merger, the compensation committee will designate which of our officers and key employees will be eligible to receive awards under the stock option plan, and the amount, vesting and other terms and conditions applicable to such awards. Options will expire on the tenth anniversary of the grant date.

    Half of the stock options granted to the Management Continuing Stockholders will be time-based and vest to the extent of 20% on the first anniversary of employment and the remainder in equal monthly installments over a four year period thereafter. Half of the stock options granted to the Management Continuing Stockholders will vest upon the earlier to occur of the eighth anniversary of the optionholder's employment with us or to the extent of the achievement of certain performance and other goals at the time of a change in control in Radiologix. 25% of these performance-based options will immediately vest upon a public offering of equity securities by us and 25% upon the achievement of certain performance goals two years after that public offering.

CONTINUATION OF INDEMNIFICATION AND INSURANCE ARRANGEMENTS

    Pursuant to the merger agreement, for six years after the closing date of the merger, we will indemnify and hold harmless our present and former officers and directors for acts or omissions occurring before the completion of the merger to the extent provided under our certificate of incorporation and bylaws in effect on the date of the merger agreement. In addition, all indemnification agreements with any current or former directors, officers and employees of Radiologix or any subsidiary will survive the merger and terminate as provided in such agreements. For six years after the completion of the merger, we will provide officers' and directors' liability insurance for acts or omissions occurring before the completion of the merger covering each person currently covered by our officers' and directors' liability insurance policy. This coverage will be on terms and amounts that are no less favorable than those in effect on the date of the merger agreement, provided, that the cost of such insurance does not exceed 200% of the most recent annual premium paid by us.

WAGAR LOAN

    In consideration for the agreement of Mr. Mark Wagar, our chairman and chief executive officer, to enter into the voting and exchange agreement and to reinvest the proceeds he receives from the conversion of his stock options into cash, we have agreed to loan Mr. Wagar $200,000. The loan will be used by Mr. Wagar to purchase our shares, will accrue interest at an annual rate of 6%, will mature in ten years and will be secured by a pledge of the securities purchased with the proceeds of such loan. The purpose of the loan is to permit Mr. Wagar to reinvest in Radiologix the taxes payable upon exercise of his stock options.

DIRECTORS AND EXECUTIVE OFFICERS OF RADIOLOGIX AFTER THE MERGER

    Three of our directors, Messrs. Schaffer, Sherman and Wagar, and one of our executive officers, Mr. Martin, will be directors of the surviving corporation following the merger. All of our executive officers, Messrs. Martin, Jolas, Wagar and Young, will continue as executive officers of Radiologix after the merger in their present capacities.

                              THE MERGER AGREEMENT

    This section describes material provisions of the merger agreement. Because the description of the merger agreement in this document is a summary, it does not contain all the information that may be important to you. You should read carefully the entire copy of the merger agreement attached as Appendix A to this document before you decide how to vote.

THE MERGER

    Our stockholders must approve the merger and the transactions contemplated in the merger agreement by the vote of a majority of the outstanding shares of Radiologix common stock entitled to vote on the merger. After receipt of this approval and the satisfaction or waiver of other conditions to the merger, we will consummate the merger. In the merger, SKM-RD Acquisition Corp., a wholly-owned subsidiary of SKM-RD LLC, will merge with and into Radiologix, with Radiologix surviving the merger.

    You may find more information regarding the merger consideration under "THE MERGER--Merger Consideration" on pages 42 to 45. You may find information regarding the treatment in the merger of outstanding Radiologix stock options under "THE MERGER--Merger Consideration--Accelerated Vesting of Stock Options" on page 45 and "THE MERGER--Interests of Certain Persons in the Merger--Treatment of Options" on page 53. You may find information regarding the indemnification of Radiologix's directors and officers and the maintenance of directors' and officers' liability insurance under "THE MERGER--Interests of Certain Persons in the Merger--Continuation of Indemnification and Insurance Arrangements" on page 54. You may find information regarding appraisal rights in the merger and the requirements you must follow in order to exercise your appraisal rights under "Appraisal Rights" and Appendix C.

CLOSING OF THE MERGER

    The closing of the merger will take place on the second business day after all of the closing conditions have been satisfied or waived, unless the parties to the merger agreement agree on another date for the closing. We anticipate that the closing will occur as soon as practicable after the approval of the merger by our stockholders at the special meeting, which is scheduled to be held
on [      ], 2000.

EFFECTIVE TIME

    The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, unless a later date is agreed on by the parties to the merger agreement and specified in the certificate of merger. We anticipate that the certificate of merger will be filed as soon as practicable after the approval of the merger by our stockholders at the special meeting, which is scheduled to be held on
[            ], 2000.

SURVIVING CORPORATION

    Radiologix will be the surviving corporation of the merger and will continue to be governed by the laws of the State of Delaware.

    The bylaws of Radiologix following the merger will be identical to its current bylaws except that they will include a provision granting two designees of SKM-RD LLC three votes each for each matter to be considered by the board and granting all other directors one vote each. As a result SKM-RD LLC will have the power to control our board after the merger.

    The certificate of incorporation of Radiologix following the merger will be identical to its current certificate of incorporation, except that it will include a provision requiring any stockholder who proposes to transfer any shares of Radiologix's capital stock to first offer to transfer those shares to Radiologix. That requirement will not apply to transfers to family members and trusts and among employees, partners and other owners of radiology practices, and to radiology practices that have contracts with with Radiologix. This requirement will become effective for so long as Radiologix no longer has any capital stock traded on a national securities exchange or on the Nasdaq National Market and will cease upon a primary or secondary public offering of Radiologix common stock.

    The initial directors and senior executive officers of Radiologix following the merger will be as described in "THE MERGER--Directors and Officers of Radiologix After the Merger" on pages 47 to 49.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties of Radiologix with respect to Radiologix and its subsidiaries relating to, among other things:

    - organization, standing and similar corporate matters;

    - authorization, execution, delivery and enforceability of the merger agreement;

    - capital structure;

    - subsidiaries;

    - interests in other entities;

    - non-contravention of agreements and governing documents;

    - consents and approvals;

    - compliance with laws;

    - proper filing of required SEC reports by Radiologix and the accuracy of information contained in those reports;

    - accuracy of the Radiologix financial statements filed in our SEC reports;

    - absence of undisclosed material liabilities;

    - pending or threatened litigation;

    - absence of certain changes or events since January 1, 2000, including those that would have a material adverse effect on Radiologix;

    - filing of tax returns and payment of taxes;

    - material contracts;

    - environmental liabilities and compliance with environmental laws;

    - benefit plans and other matters relating to the Employee Retirement Income Securities Act of 1974, as amended, and employment matters;

    - non-applicability of state takeover laws;

    - the vote required to approve the merger;

    - absence of certain transactions with affiliates;

    - regulatory matters applicable to Radiologix as a recipient of payments from federal and state programs and other health care-related regulations;

    - intellectual property matters;

    - brokers' fees and expenses;

    - receipt of an opinion of UBS Warburg; and

    - the accuracy of information supplied by Radiologix in connection with this proxy statement/ prospectus.

    The merger agreement also contains customary representations and warranties of SKM-RD LLC and SKM-RD Acquisition Corp. relating to, among other things:

    - organization, standing and similar limited liability company and corporate matters;

    - authorization, execution, delivery and enforceability of the merger agreement;

    - non-contravention of its governing documents and agreements;

    - brokers' fees and expenses;

    - accuracy of information supplied by SKM-RD LLC and SKM-RD Acquisition Corp. in connection with this proxy statement/prospectus;

    - financing commitment being obtained by SKM-RD LLC from third parties in connection with the merger; and

    - absence of present intention by SKM-RD LLC to change Radiologix's employee benefit arrangements or to terminate any employee of Radiologix or our subsidiaries.

    The representations and warranties are subject to qualifications and limitations, including qualifications as to materiality. The representations and warranties in the merger agreement terminate at the effective time of the merger.

CONDUCT OF BUSINESS OF RADIOLOGIX PRIOR TO THE MERGER

    We have agreed that, prior to the merger, we will conduct our business only in the ordinary course, and will use reasonable efforts to keep available the services of our present officers and employees and to preserve our relationships with key customers, suppliers and others having business dealings with Radiologix and its subsidiaries.

    Accordingly, subject to limited exceptions and except where we obtain the prior written consent of SKM-RD LLC, we will not, and will cause our subsidiaries not to, take any of the following actions:

    - declare or pay dividends;

    - split, combine or reclassify any Radiologix capital stock;

    - purchase, redeem or otherwise acquire shares of Radiologix capital stock;

    - issue, sell, pledge or otherwise encumber any shares of Radiologix capital stock, other than pursuant to stock options outstanding on August 21, 2000;

    - amend its certificate of incorporation, bylaws or other similar constituent documents;

    - acquire another business or organization in a transaction involving a total purchase price in excess of $10.0 million;

    - sell, lease, license, mortgage or otherwise encumber its assets or properties in excess of $1.0 million, other than in connection with sale/leaseback transactions;

    - incur or guarantee indebtedness for borrowed money;

    - make loans, advances or capital contributions to any other person or entity that is not a wholly-owned subsidiary of Radiologix;

    - make capital expenditures that would cause Radiologix's capital expenditures for year 2000 to exceed Radiologix's aggregate capital expenditure budget by more than $3.0 million;

    - make changes in its accounting methods other than as required by generally accepted accounting principles, or make any material tax election or tax settlement or compromise;

    - enter into, adopt or amend any employee benefit plan, policy or similar agreement;

    - hire, terminate or increase the compensation of any executive officer;

    - hire, terminate or increase the compensation of any key employee, other than in the ordinary course of business;

    - increase the compensation of any employee other than in the ordinary course of business;

    - pay, discharge or settle material claims;

    - adopt a plan of complete or partial liquidation;

    - amend or relinquish any right under any material contract;

    - enter into material agreements;

    - alter the corporate structure or ownership of any subsidiary; or

    - do or agree to do any of the foregoing or take any other action that would make Radiologix's representations or warranties untrue or incorrect in any material respect.

LIMITATIONS ON SOLICITATION OF COMPETING TRANSACTIONS

    The merger agreement restricts our ability to take actions with respect to acquisition proposals other than the merger. We use the term acquisition proposal to mean any of the following:

    - any proposal or offer to acquire in any manner 10% or more of the assets, net income or net revenues of Radiologix and its subsidiaries or 10% or more of any class of equity securities of Radiologix or any of our subsidiaries;

    - any tender offer or exchange offer involving Radiologix or our subsidiaries;

    - any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Radiologix or any of our subsidiaries; or

    - any transaction that is intended to or could frustrate the completion of the transactions described in the merger agreement.

    We have agreed that we will:

    - cease discussions or negotiations, if any, with any parties that could lead to an acquisition proposal;

    - not solicit, initiate or take any other actions specifically directed at a person or entity that could reasonably be expected to facilitate or encourage the making of a proposal that constitutes an acquisition proposal;

    - not participate in discussions or negotiations regarding an acquisition proposal; or

    - not grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Radiologix or any of our subsidiaries.

    However, the merger agreement does not prevent us from:

    - taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act; or

    - making any disclosure to our stockholders if, in the good faith judgment of our board of directors, after receiving written advice of its counsel, failure to disclose such information would constitute a breach of the board of directors' fiduciary duties to our stockholders.

    The merger agreement also allows us to take certain actions after we receive an acquisition proposal that is a superior proposal. We use the term superior proposal to mean an acquisition proposal that involves the acquisition of all or substantially all of our assets or 80% or more of our stock that our board of directors determines in good faith, after consulting with a financial advisor of nationally recognized reputation, to be more favorable, from a financial point of view, to our stockholders than the merger proposed in the merger agreement, taking into account all relevant factors. With respect to any superior proposal, we may:

    - furnish information, pursuant to a customary confidentiality agreement, to the person or entity that made the superior proposal;

    - participate in discussions and negotiations regarding the superior proposal so long as we keep SKM-RD LLC informed of the status and terms of such proposal;

    - withdraw or modify the board of directors' approval or recommendation of the merger or the merger agreement, enter into an agreement with respect to such superior proposal and/or terminate the merger agreement so long as we notify SKM-RD LLC of our intention to take such action, provide SKM-RD LLC with a reasonable opportunity to respond to the acquisition proposal, and negotiate in good faith with SKM-RD LLC with respect to modifications to the terms of the merger agreement. If we take certain actions with respect to an acquisition proposal or superior proposal, SKM-RD LLC will have the right to terminate the merger agreement and to receive payment of a termination fee (see pages 62 to 63 for a summary of the termination fee provisions).

REASONABLE EFFORTS

    Radiologix, SKM-RD LLC and SKM-RD Acquisition Corp. have agreed to use their respective reasonable efforts to take all actions necessary, proper or advisable so that the transactions contemplated by the merger agreement may be completed, including filing with the United States Federal Trade Commission and United States Department of Justice the notification and report form required for the transactions described in the merger agreement.

ACCESS AND INFORMATION

    Radiologix has agreed to allow, and to cause our subsidiaries to allow, SKM-RD LLC, SKM-RD Acquisition Corp. and SKM-RD LLC's financing sources reasonable access at reasonable times to the officers, key employees, accountants and other representatives of Radiologix and our subsidiaries and to the books and records of Radiologix and our subsidiaries. Radiologix also has agreed to furnish to SKM-RD LLC and its financing sources financial and operating data and other information that SKM-RD LLC and its financing sources reasonably request.

ACCOUNTING TREATMENT

    Radiologix and SKM-RD Acquisition Corp. have agreed to use commercially reasonable efforts to cause the merger to be accounted for as a recapitalization for financial reporting purposes and to cooperate in discussions or correspondence with the SEC regarding such accounting treatment.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The respective obligations of Radiologix, SKM-RD LLC and SKM-RD Acquisition Corp. to complete the merger are subject to the fulfillment of the following conditions at or prior to the effective time of the merger:

    - approval of the merger by our stockholders;

    - the expiration or termination of any required federal antitrust waiting periods;

    - the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act and the absence of any stop order or proceeding by the SEC seeking a stop order; and

    - the absence of any injunction or other order issued by any court or other legal restraint or prohibition preventing the consummation of the merger.

    In addition, the obligations of SKM-RD LLC and SKM-RD Acquisition Corp. to complete the merger are subject to the following conditions in addition to customary closing conditions:

    - since August 22, 2000, there shall have been no change, development, condition or effect that has had or could reasonably be expected to have a materially adverse effect on Radiologix and our subsidiaries;

    - financing shall have been obtained on the terms set forth in the financing commitment letter or on other terms satisfactory to SKM-RD LLC;

    - the SEC shall not object to treating the merger as a recapitalization for accounting purposes; and

    - the Management Continuing Stockholders shall have performed in all material respects their obligations under the voting and exchange agreement.

    Radiologix's obligations to complete the merger also are subject to customary closing conditions.

TERMINATION

    The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after approval by our stockholders:

    - by mutual consent of SKM-RD LLC and Radiologix;

    - by either SKM-RD LLC or Radiologix if:

       - the effective time of the merger has not occurred on or before December 31, 2000, if the terminating party is not then in breach of the merger agreement;

       - any governmental entity has issued a restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger; or

       - the Radiologix stockholders have not approved the merger at the special meeting, including any postponement or adjournment of the special meeting;

    - by Radiologix if:

       - SKM-RD LLC or SKM-RD Acquisition Corp. materially breaches its representations or warranties or fails to perform in any material respect its covenants under the merger agreement, but only to the extent that such breach or failure to perform would cause a failure of a condition to closing that cannot be cured prior to December 31, 2000 or is not cured within 20 days after notice of such breach;

       - the Radiologix board of directors has authorized Radiologix to enter into an agreement regarding an acquisition proposal in accordance with the terms of the merger agreement; or

       - SKM-RD LLC is not capable of obtaining its necessary financing on or before December 31, 2000;

    - by SKM-RD LLC if:

       - Radiologix materially breaches its representations or warranties or fails to perform in any material respect its covenants under the merger agreement, but only to the extent that such breach or failure to perform would cause a failure of a condition to closing that cannot be cured prior to December 31, 2000 or is not cured within 20 days after notice of such breach;

       - the Radiologix board of directors approves or recommends, or proposes publicly to approve or recommend, an acquisition proposal or resolves to approve, recommend or propose an acquisition proposal;

       - Radiologix has entered into an agreement regarding an acquisition proposal or the Radiologix board of directors has authorized the company to enter into such an agreement;

       - the Radiologix board of directors has withdrawn, modified or qualified its recommendation or approval of the merger in a manner adverse to SKM-RD LLC or SKM-RD Acquisition Corp.;

       - Radiologix has breached our obligations not to solicit acquisition proposals; or

       - SKM-RD LLC determines in good faith that it cannot obtain the necessary financing prior to December 31, 2000.

    Except as described under "--Termination Fees and Expenses" below, if the merger agreement is terminated, the obligations of the parties will terminate, other than specified provisions in the merger agreement relating to the law that governs the merger agreement, jurisdiction for disputes arising out of the merger agreement and similar matters. Even if the merger agreement is terminated, however, a party to the merger agreement may be liable to another party thereto for any prior deliberate or willful breach of the merger agreement.

TERMINATION FEES AND EXPENSES

    The merger agreement provides that we will pay SKM-RD LLC a termination fee of $7.0 million plus an amount equal to the documented, reasonable, out-of-pocket due diligence and other expenses incurred by SKM-RD LLC and its affiliates in connection with the merger agreement and the transactions described therein if:

    - We terminate the merger agreement to enter into an agreement regarding an acquisition proposal;

    - SKM-RD LLC terminates the merger agreement because:

       - the Radiologix board of directors has approved or recommended, or has proposed publicly to approve or recommend, an acquisition proposal, or Radiologix has entered into an agreement regarding an acquisition proposal;

       - the Radiologix board of directors has authorized Radiologix to enter into an agreement regarding an acquisition proposal;

       - the Radiologix board of directors has withdrawn, modified or qualified its recommendation or approval of the merger in a manner adverse to SKM-RD LLC or SKM-RD Acquisition Corp.;

       - Radiologix has breached our obligation to not solicit acquisition proposals;

       - Radiologix has materially breached our representations or warranties or failed to perform in a material respect its covenants or agreements and Radiologix consummates, or enters into a definitive agreement with respect to, an acquisition proposal prior to the sixth month anniversary of the termination of the merger agreement, but only to the extent that Radiologix does not also have the right to terminate the merger agreement due to a breach by SKM-RD LLC or SKM-RD Acquisition Corp.; or

       - the Radiologix stockholders do not approve the merger at the special meeting, including any postponement or adjournment thereof, and prior to the special meeting a person made a public announcement or otherwise communicated to Radiologix and our stockholders with respect to an acquisition proposal and Radiologix consummates, or enters into a definitive agreement with respect to, an acquisition proposal prior to the sixth month anniversary of the termination of the merger agreement.

    Radiologix also will pay SKM-RD LLC an amount equal to the documented, reasonable, out-of-pocket due diligence and other expenses incurred by SKM-RD LLC and its affiliates in connection with the merger agreement and the transactions described therein if SKM-RD LLC terminates the merger agreement because Radiologix materially breaches our representations or warranties or fails to perform in a material respect our covenants under the merger agreement, and such breach or failure to perform constitutes a deliberate or willful breach of the merger agreement by Radiologix, but only to the extent that Radiologix then does not also have the right to terminate the merger agreement due to a breach by SKM-RD LLC.

    In addition, if the merger agreement is terminated generally under circumstances not involving a breach by SKM-RD LLC, Radiologix will pay to SKM-RD LLC an amount equal to all fees and expenses payable by SKM-RD LLC pursuant to the financing commitment letter described in the merger agreement, but only if Radiologix then does not also have the right to terminate the merger agreement due to a breach by SKM-RD LLC or SKM-RD Acquisition Corp. of the merger agreement.

AMENDMENT AND WAIVER

    The merger agreement may be amended by the parties thereto at any time before or after approval of the merger by our stockholders. However, after approval by the stockholders, the parties may not amend the merger agreement in any way that, under law, would require additional approval of our stockholders, without first obtaining such further approval. At any time prior to the effective time of the merger, a party to the merger agreement may waive compliance by any other party thereto with any of the obligations of such other party contained in the merger agreement, waive any inaccuracies in the representations and warranties set forth in the merger agreement or waive compliance with any of the agreements or conditions set forth in the merger agreement. Any extension or waiver must be in writing signed by the party granting the extension or waiver.

                       THE VOTING AND EXCHANGE AGREEMENT

    In connection with the merger agreement, SKM-RD LLC, SKM-RD Acquisition Corp., Radiologix and the Management Continuing Stockholders entered into the voting and exchange agreement. Under the voting and exchange agreement, each Management Continuing Stockholder agreed, among other things, to vote in favor of the merger and against any acquisition proposal with respect to all shares owned now or in the future by such stockholder. Each Management Continuing Stockholder also agreed to retain or exchange for cash all of the shares of Radiologix common stock and each option to purchase shares of Radiologix common stock held by such Management Continuing Stockholder as set forth on page 53 under the heading "THE MERGER--Retention of Shares by Directors and Officers." The voting and exchange agreement also obligates each Management Continuing Stockholder to enter into a stockholders agreement with the surviving corporation on or prior to the effective time of the merger.

                             STOCKHOLDERS AGREEMENT

    At the effective time, we anticipate that SKM-RD LLC, the Management Continuing Stockholders and the surviving corporation will enter into a stockholders agreement. The stockholders agreement will restrict the ability of the Management Continuing Stockholders to transfer shares of Radiologix common stock after the merger and will give us the right to repurchase shares held by a Management Continuing Stockholder under certain circumstances, including upon the termination of the individual's employment with us. The stockholders agreement also will permit SKM-RD LLC to require Management Continuing Stockholders to sell shares held by them in connection with a sale of shares by SKM-RD LLC on the same terms as SKM-RD LLC is selling its shares. Management Continuing Stockholders also will have the right under the stockholders agreement to require SKM-RD LLC to sell shares owned by the Management Continuing Stockholders in connection with a sale of shares by SKM-RD LLC on the same terms as SKM-RD LLC is selling its shares.

                 SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED
                       FINANCIAL DATA OF RADIOLOGIX, INC.

    The summary consolidated historical financial data shown below and for the three years ended December 31, 1997, 1998 and 1999, other than the earnings before interest, taxes, depreciation and amortization (EBITDA); margin on earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); and margin on earnings before interest, taxes, depreciation, amortization and rent, have been derived from, and should be read in conjunction with, our audited consolidated financial statements and the notes thereto incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 and 1999, filed with the SEC. The summary consolidated historical financial data as of June 30, 2000 and for the six month periods ended June 30, 1999 and 2000, other than the earnings before interest, taxes, depreciation and amortization; margin on earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and rent, and margin on earnings before interest, taxes, depreciation, amortization and rent, and have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements and the notes thereto incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the SEC. EBITDA and EBITDAR are unaudited and not defined under generally accepted accounting principles.

                                                                                                SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,       -------------------
                                                              ------------------------------   JUNE 30,   JUNE 30,
                                                                1997       1998       1999       1999       2000
                                                              --------   --------   --------   --------   --------
                                                                                                   (UNAUDITED)
                                                                    ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
SERVICE FEE REVENUE.........................................  $  9,545   $149,327   $199,700   $ 90,420   $121,030
COSTS AND EXPENSES:
  Salaries and benefits.....................................     2,922     42,227     52,826     24,623     31,429
  Field supplies............................................     1,036      8,865     11,630      5,319      6,578
  Field rent and lease expense..............................       852     11,532     18,444      7,561     14,667
  Other field expenses......................................     1,557     25,311     32,278     14,318     20,158
  Bad debt expense..........................................       862     13,723     18,838      8,474     10,637
  Corporate general and administrative......................     4,910      9,597     11,192      5,293      5,550
  Depreciation and amortization.............................       888     12,178     18,403      7,856     10,908
  Interest expense, net.....................................       617      7,541     12,357      4,913      8,518
                                                              --------   --------   --------   --------   --------
    Total costs and expenses................................    13,644    130,974    175,968     78,357    108,445
                                                              --------   --------   --------   --------   --------
INCOME (LOSS) BEFORE TAXES, MINORITY INTERESTS IN
  CONSOLIDATED SUBSIDIARIES AND EQUITY IN EARNINGS OF
  INVESTMENTS...............................................    (4,099)    18,353     23,732     12,063     12,585
EQUITY IN EARNINGS OF INVESTMENTS...........................       220      4,339      3,581      1,556      2,018
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES.............       (49)      (710)      (910)      (435)      (510)
                                                              --------   --------   --------   --------   --------
INCOME (LOSS) BEFORE TAXES..................................    (3,928)    21,982     26,403     13,184     14,093
INCOME TAX EXPENSE..........................................        --      8,451     10,346      5,012      5,637
                                                              --------   --------   --------   --------   --------
NET INCOME (LOSS)...........................................  $ (3,928)  $ 13,531   $ 16,057   $  8,172   $  8,456
                                                              ========   ========   ========   ========   ========
NET INCOME (LOSS) PER COMMON SHARE:
    Basic...................................................  $  (1.13)  $   0.72   $   0.83   $   0.42   $   0.43
    Diluted.................................................  $  (1.13)  $   0.70   $   0.80   $   0.41   $   0.41
    Weighted average shares outstanding -- basic............     3,451     18,739     19,305     19,296     19,483
    Weighted average shares outstanding -- diluted..........     3,451     19,335     20,692     19,734     22,076
    Common shares outstanding at period end.................    17,235     19,244     19,424     19,297     19,506
OTHER FINANCIAL DATA:
    EBITDA..................................................  $ (2,423)  $ 41,701   $ 57,163   $ 25,953   $ 33,519
    EBITDA margin...........................................        --       27.9%      28.6%      28.7%      27.7%
    EBITDAR.................................................  $ (2,316)  $ 46,191   $ 65,934   $ 29,124   $ 42,474
    EBITDAR margin..........................................        --       30.9%      33.0%      32.2%      35.1%

                                                                    AS OF DECEMBER 31,           AS OF JUNE 30,
                                                              ------------------------------   -------------------
                                                                1997       1998       1999       1999       2000
                                                              --------   --------   --------   --------   --------
                                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Current assets............................................  $ 31,972   $ 47,521   $ 85,547   $ 57,487   $ 96,586
  Working capital...........................................     3,376     19,378     25,181     31,526      7,835
  Property and equipment, net...............................    22,837     37,002     60,405     51,359     61,547
  Total assets..............................................    62,766    156,639    244,840    184,547    268,359
  Debt and capital lease obligations........................    55,865    120,211    164,840    141,848    174,352
  Convertible notes.........................................        --         --     20,000         --     20,000
  Stockholders' equity......................................   (24,035)     7,046     23,423     15,523     31,889

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The unaudited pro forma consolidated balance sheet information gives effect to the merger, the merger financing and acquisitions as if each had occurred on June 30, 2000. The unaudited pro forma consolidated statement of operations information gives effect to a) the merger and the merger financing, b) the acquisition of San Jose Radiological and Osceloa Imaging Center during the six months ended June 30, 2000, c) the acquisition of Braff Associates, P.C., Open MRI of Columbia, Dimensions Imaging Services and Questar Imaging, Inc. during fiscal year ended December 31, 1999 and d) the lease buyout of an operating lease for five imagnets, whereby the company will acquire the assets and associated expenses related thereto, as if each had occurred on January 1, 1999. The unaudited proforma consolidated statement of operations excludes the following nonrecurring items, net of tax, directly attributable to the merger: transaction fees and expenses of $5.1 million and cash payment to optionholders of $2.2 million. The unaudited pro forma consolidated statement of operations also excludes the following extraordinary items, net of tax, directly attributable to the merger: prepayment penalty on existing debt of $2.4 million and the write-off of existing deferred financing costs of $2.2 million. The pro forma adjustments were applied to the historical consolidated financial statements to reflect and account for the merger as a recapitalization. The pro forma adjustments assume that the maximum number of post-merger shares (20%) are retained by our stockholders and optionholders in the merger. Accordingly, the historical cost basis of our assets and liabilities has not been adjusted by the merger. The summary unaudited pro forma consolidated financial data are not necessarily indicative of the consolidated operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                       RADIOLOGIX, INC. AND SUBSIDIARIES

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

                                 JUNE 30, 2000

                                 (IN THOUSANDS)

                                                              HISTORICAL   ADJUSTMENTS      PRO FORMA
                                                              ----------   -----------      ---------
                                        ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................   $  5,333      $ (2,940)(a)   $  2,393
  Accounts receivable, net of allowances....................     73,231            --         73,231
  Due from affiliates.......................................      7,936            --          7,936
  Other current assets......................................     10,086            --         10,086
                                                               --------      --------       --------
    Total current assets....................................     96,586        (2,940)        93,646
PROPERTY AND EQUIPMENT......................................     61,547         5,000 (b)     66,547
INVESTMENTS IN JOINT VENTURES...............................      6,873            --          6,873
INTANGIBLE ASSETS, net......................................     93,165        12,900 (b)    106,065
DEFERRED FINANCING COSTS, net...............................      3,732         3,768 (c)      7,500
OTHER ASSETS................................................      6,456         5,600 (d)     12,056
                                                               --------      --------       --------
    Total assets............................................   $268,359      $ 24,328       $292,687
                                                               ========      ========       ========

                    LIABILITES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $ 21,689      $ (1,521)(e)   $ 20,168
  Accrued physician retention...............................      9,955            --          9,955
  Accrued salaries and benefits.............................      5,361            --          5,361
  Current portion of long-term debt.........................     43,873       (43,873)(f)         --
  Current portion of capital lease obligations..............      6,091            --          6,091
  Deferred income taxes.....................................      1,651            --          1,651
  Other current liabilities.................................        131            --            131
                                                               --------      --------       --------
    Total current liabilities...............................     88,751       (45,394)        43,357
DEFERRED INCOME TAXES.......................................      2,336        (2,336)(d)         --
LONG-TERM DEBT, net of current portion......................    130,548       119,452 (f)    250,000
CAPITAL LEASE OBLIGATIONS, net of current portion...........     13,840            --         13,840
OTHER LIABILITIES...........................................        117            --            117
                                                               --------      --------       --------
    Total liabilities.......................................    235,592        71,722        307,314

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES.............        878            --            878

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock..............................................          2            (1)(g)          1
  Additional paid-in capital................................       (579)      (35,290)(g)    (35,869)
  Notes receivable from shareholder.........................         --          (200)(h)       (200)
  Retained earnings.........................................     32,466       (11,903)(i)     20,563
                                                               --------      --------       --------
    Total stockholders' equity (deficit)....................     31,889       (47,394)       (15,505)
                                                               --------      --------       --------
    Total liabilities and stockholders' equity (deficit)....   $268,359      $ 24,328       $292,687
                                                               ========      ========       ========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

(a) Reflects the following:

Sources:
  Debt securities offered...................................  $250,000
  Proceeds from sale of common stock in the merger..........    87,680
  Exercise of stock options.................................        37
  Retained common equity (non-cash).........................    21,920
                                                              --------
    Total sources of funds..................................  $359,637

Uses:
  Redemption of common equity...............................  $123,209
  Retained common equity (non-cash).........................    21,920
  Cash payment to optionholders.............................     3,628
  Repayment of existing debt................................   175,941
  Prepayment penalty on existing debt.......................     3,979
  Lease buyout..............................................    17,900
  Estimated transaction fees and expenses...................    16,000
                                                              --------
    Total Uses of funds.....................................  $362,577
                                                              --------
    Net use of funds........................................  $  2,940
                                                              ========

(b) Reflects the estimated fair market value of the assets and intangible assets created through the lease buyout.

(c) Reflects the net of the write-off of the existing deferred financing fees associated with the company's current credit facility and $20.0 million convertible notes ($3,732) and the additional financing fees associated with placing the $250.0 million of debt securities contemplated herein ($7,500).

(d) Reflects the tax effect of the following pro forma adjustments:
    a) transaction fees and expenses ($3,400), b) prepayment penalty on existing debt ($1,592), c) write-off of existing deferred financing costs ($1,493), and d) cash payment to optionholders ($1,451). As a result of these tax adjustments, the deferred tax liability ($2,336) offsets with the resulting tax asset.

(e) Reflects the payment of accrued interest on the $20.0 million dollar convertible notes.

(f) Reflects the following:

  Debt securities offered...................................  $ 250,000
  Retirement of existing credit facility, current portion...    (43,750)
  Retirement of existing credit facility, long-term.........   (110,250)
  Retirement of bank notes, current portion.................       (123)
  Retirement of bank notes, long-term.......................       (298)
  Retirement of convertible notes...........................    (20,000)
                                                              ---------
                                                              $  75,579
                                                              =========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

(g) Reflects the following:

  Redemption of common equity...............................  $(123,207)
  Proceeds from sale of common stock in the merger..........     87,679
  Proceeds from the exercise of options.....................        238
                                                              ---------
                                                              $ (35,290)
                                                              =========

(h) Reflects the balance of a loan made to a management team member for the exercise of stock options immediately prior to the merger.

(i) Reflects the following:

  Transaction costs, net of tax.............................  $  (5,100)
  Prepayment penalty on existing debt, net of tax...........     (2,387)
  Write-off of existing deferred financing costs, net of
    tax.....................................................     (2,239)
  Cash payment to optionholders, net of tax.................     (2,177)
                                                              ---------
                                                              $ (11,903)
                                                              =========

                       RADIOLOGIX, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         ADJUSTMENTS
                                                    ------------------------------------------------------
                                                    HISTORICAL   ACQUISITIONS       MERGER       PRO FORMA
                                                    ----------   ------------      --------      ---------
SERVICE FEE REVENUE...............................   $121,030      $   464 (a)     $    --       $121,494
COSTS AND EXPENSES:
  Salaries and benefits...........................     31,429           86 (b)          --         31,515
  Field supplies..................................      6,578           30 (c)          --          6,608
  Field rent and lease expense....................     14,667       (2,388)(d)          --         12,279
  Other field expenses............................     20,158          429 (e)          --         20,587
  Bad debt expense................................     10,637           45 (f)          --         10,682
  Corporate general and administrative............      5,550           --              --          5,550
  Depreciation and amortization...................     10,908          503 (g)         375 (i)     11,786
  Interest expense, net...........................      8,518        1,119 (h)       6,923 (j)     16,560
                                                     --------      -------         -------       --------
    Total costs and expenses......................    108,445         (176)          7,298        115,567
                                                     --------      -------         -------       --------
INCOME BEFORE TAXES, MINORITY INTERESTS IN
  CONSOLIDATED SUBSIDIARIES AND EQUITY IN EARNINGS
  OF INVESTMENTS..................................     12,585          640          (7,298)         5,927
EQUITY IN EARNINGS OF INVESTMENTS.................      2,018           --              --          2,018
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES...       (510)          --              --           (510)
                                                     --------      -------         -------       --------
INCOME BEFORE TAXES...............................     14,093          640          (7,298)         7,435
INCOME TAX EXPENSE................................      5,637          256 (k)      (2,919)(k)      2,974
                                                     --------      -------         -------       --------
NET INCOME........................................   $  8,456      $   384         $(4,379)      $  4,461
                                                     ========      =======         =======       ========
NET INCOME PER COMMON SHARE:
  Basic...........................................   $   .043                                    $   0.30
  Diluted.........................................       .041                                        0.30
  Weighted average shares outstanding--basic......     19,483                                      14,912
  Weighted average shares outstanding--diluted....     22,076                                      14,912
  Common shares outstanding at period end.........     19,506                                      14,912

------------------------

(a) Reflects revenue associated with the acquisitions.

(b) Reflects adjustment associated with the acquisitions ($63) and the lease buyout ($23).

(c) Reflects costs associated with the acquisitions ($24) and lease buyout ($6).

(d) Reflects rental savings associated with the lease buyout ($2,444) and the additional rental expense associated with the acquisitions ($56).

(e) Reflects costs associated with the acquisitions ($117) and lease buyout ($312).

(f) Reflects bad debt expense associated with the acquisitions.

(g) Reflects additional depreciation of equipment and goodwill amortization associated with the acquisitions ($24) and lease buyout ($479).

(h) Reflects the increase in incremental interest costs associated with the acquisitions.

(i) Reflects amortization of deferred financing costs associated with the merger.

(j) Reflects the increase in incremental interest costs ($6,773) associated with the $250.0 million of debt securities at an assumed rate of 12.5% and a commitment fee ($150) of .50% basis points on the unused $60.0 million revolving credit facility. An incremental increase in the interest rate by .25% basis points on the $250.0 million of debt securities will increase interest expense by $625 for a twelve month period.

(k) Reflects the income tax effect of the pro forma adjustments at the rate of 40%.

                       RADIOLOGIX, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        ADJUSTMENTS
                                                   ------------------------------------------------------
                                                   HISTORICAL   ACQUISITIONS       MERGER       PRO FORMA
                                                   ----------   ------------      --------      ---------
SERVICE FEE REVENUE..............................   $199,700      $19,257 (a)     $     --      $218,957
COSTS AND EXPENSES:
  Salaries and benefits..........................     52,826        5,167 (b)           --        57,993
  Field supplies.................................     11,630        1,245 (c)           --        12,875
  Field rent and lease expense...................     18,444         (654)(d)           --        17,790
  Other field expenses...........................     32,278        3,791 (e)           --        36,069
  Bad debt expense...............................     18,838        1,443 (f)           --        20,281
  Corporate general and administrative...........     11,192           --               --        11,192
  Depreciation and amortization..................     18,403        3,633 (g)          750 (j)    22,786
  Interest expense, net..........................     12,357        2,238 (h)       18,339 (k)    32,934
                                                    --------      -------         --------      --------
    Total costs and expenses.....................    175,968       16,863           19,089       211,920
                                                    --------      -------         --------      --------
INCOME BEFORE TAXES, MINORITY INTERESTS IN
  CONSOLIDATED SUBSIDIARIES AND EQUITY IN
  EARNINGS OF INVESTMENTS........................     23,732        2,394          (19,089)        7,037
EQUITY IN EARNINGS OF INVESTMENTS................      3,581           --               --         3,581
MINORITY INTERESTS IN CONSOLIDATED
  SUBSIDIARIES...................................       (910)        (109)(i)           --        (1,019)
                                                    --------      -------         --------      --------
INCOME BEFORE TAXES..............................     26,403        2,285          (19,089)        9,599
INCOME TAX EXPENSE...............................     10,346          914 (l)       (7,635)(l)     3,625
                                                    --------      -------         --------      --------
NET INCOME.......................................   $ 16,057      $ 1,371         $(11,454)     $  5,974
                                                    ========      =======         ========      ========
NET INCOME PER COMMON SHARE:
  Basic..........................................   $   0.83                                    $   0.40
  Diluted........................................       0.80                                        0.40
  Weighted average shares outstanding--basic.....     19,305                                      14,912
  Weighted average shares outstanding--diluted...     20,692                                      14,912
  Common shares outstanding at period end........     19,424                                      14,912

------------------------

(a) Reflects revenue associated with acquisitions.

(b) Reflects the employment costs of the acquisitions ($5,119) and the lease buyout ($48).

(c) Reflects costs associated with the acquisitions ($1,234) and lease buyout ($11).

(d) Reflects the rental savings associated with the lease buyout ($4,888) and the additional rental expense associated with the acquisitions ($4,234).

(e) Reflects costs associated with the acquisitions ($3,168) and lease buyout ($623).

(f) Reflects bad debt expense associated with the acquisitions.

(g) Reflects additional depreciation of equipment and goodwill amortization associated with the acquisitions ($2,674) and lease buyout ($959).

(h) Reflects the increase in incremental interest costs associated with the acquisitions.

(i) Reflects the increase in minority interest associated with the acquisitions.

(j) Reflects the amortization of deferred financing costs associated with the merger.

(k) Reflects the increase in incremental interest costs ($18,039) associated with the $250.0 million of debt securities at an assumed rate of 12.5% and a commitment fee ($300) of .50% basis points on the unused $60.0 million revolving credit facility. An incremental increase in the interest rate by .25% basis points on the $250.0 million of debt securities will increase interest expense by $625 for a twelve month period.

(l) Reflects the income tax effect of the pro forma adjustments at the rate of 40%.

                                APPRAISAL RIGHTS

    Holders of shares of Radiologix common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to have their shares of Radiologix common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of the shares. These rights are governed by Section 262 of the General Corporation Law of the State of Delaware. Any holder of Radiologix common stock who wishes to exercise appraisal rights or who wishes to preserve their right to do so, should review the following discussion and Appendix C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

    The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 which is attached to this proxy statement/prospectus as Appendix C. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Radiologix common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Radiologix common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

    A stockholder wishing to exercise appraisal rights must deliver to Radiologix, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of its shares and must vote against the adoption of the merger agreement. A stockholder wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262.

    A stockholder is entitled to assert appraisal rights only for the shares of Radiologix common stock registered in that holder's name. A demand for appraisal in respect of shares of Radiologix common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, and must state that such person intends thereby to demand appraisal of the holder's shares of Radiologix common stock in connection with the merger. If the shares of Radiologix common stock are owned of record in a fiduciary capacity, such as a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Radiologix common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners. A record holder such as a broker who holds shares of Radiologix common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Radiologix common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Radiologix common stock held for other beneficial owners. In that case, however, the written demand should set forth the number of shares of Radiologix common stock as to which appraisal is sought and where no number of shares of Radiologix common stock is expressly mentioned the demand will be presumed to cover all shares of Radiologix common stock held in the name of the record owner. Stockholders who hold their shares of Radiologix common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

    All written demands for appraisal pursuant to Section 262 should be send or delivered to Radiologix at 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, Attention: Paul M. Jolas, General Counsel, Senior Vice President and Secretary.

    Within 10 days after the effective time of the merger, we must notify each stockholder who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, we or any stockholder who has so complied with Section 262 and is entitled to appraisal rights under Delaware law may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder's shares of Radiologix common stock. We are under no obligation to and have no present intention to file a petition. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights in respect of their shares of Radiologix common stock within the time prescribed in Section 262.

    Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the us a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of these shares. The statement must be mailed within ten days after a written request therefor has been received by us or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

    If a petition for an appraisal is timely filed by a stockholder and a copy thereof is served upon us, we will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to those stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

    After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Radiologix common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares of Radiologix common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of Radiologix common stock and that investment banking fairness opinions are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Radiologix common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorney's fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

    Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time of the merger, be entitled to vote the shares of Radiologix common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Radiologix common stock (except dividends or other distributions payable to stockholders as of a record date prior to the effective time of the merger).

    If any stockholder who demands appraisal under Section 262 fails to perfect, or effectively withdraws or loses the holder's right to appraisal, the shares of Radiologix common stock of that stockholder will be converted into the right to receive $7.25 per share in cash, without interest. A stockholder will fail to perfect, or effectively lose or withdraw the holder's right to appraisal, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to us a written withdrawal of the holder's demand for appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of us and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

                   PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP
                            OF MANAGEMENT AND OTHERS

    The following table sets forth, as of September 11, 2000, certain information with regard to the beneficial ownership of the common stock by
(i) all persons known by us to be the beneficial owner of more than 5% of the outstanding Radiologix common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

                                                SHARES OF          PERCENTAGE
                                               COMMON STOCK      OUTSTANDING OF
                                               BENEFICIALLY       COMMON STOCK
                                                 OWNED(1)     BENEFICIALLY OWNED(1)
                                               ------------   ---------------------
Mark L. Wagar(2)(3)..........................     298,332              1.5

Mark S. Martin(2)(4).........................     255,270              1.3

Paul M. Jolas(2)(5)..........................     190,004              1.0

David W. Young(2)(6).........................      47,083                *

Derace L. Schaffer, M.D.(2)(7)...............     673,141              3.5

Paul D. Farrell(2)(8)........................      75,000                *

Less T. Chafen, M.D.(2)(9)...................      69,825                *

John W. Colloton(2)(10)......................      33,333                *

Michael L. Sherman, M.D.(2)(11)..............     129,567

All directors and executive officers as a
  group (nine persons)(12)...................   1,771,555              8.7

------------------------

  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise or conversion of stock options or other securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding and to be beneficially owned by the person holding such option or security for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

 (2) The address of Messrs. Wagar, Martin, Jolas, Young, Colloton and Farrell and Drs. Schaffer, Chafen and Sherman is c/o Radiologix, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201.

 (3) Includes 293,332 shares of common stock issuable upon exercise of options exercisable within 60 days.

 (4) Includes 245,270 shares of common stock issuable upon exercise of options exercisable within 60 days.

 (5) Includes 184,004 shares of common stock issuable upon exercise of options exercisable within 60 days.

 (6) Includes 47,083 shares of common stock issuable upon exercise of options exercisable within 60 days.

 (7) Includes 17,499 shares of common stock issuable upon exercise of options granted in connection with service as a director of Radiologix exercisable within 60 days.

 (8) Includes 4,000 shares owned directly by Mr. Farrell's parents, Richard P. and Helen L. Farrell with which Mr. Farrell has shared investment control. Mr. Farrell disclaims beneficial ownership of the shares owned by Richard
     P. and Helen L. Farrell.

 (9) Includes 32,499 shares of common stock issuable upon exercise of options granted in connection with service as a director of Radiologix exercisable within 60 days.

 (10) Includes 33,333 shares of common stock issuable upon exercise of options granted in connection with service as a director of Radiologix exercisable within 60 days.

 (11) Includes 42,499 shares of common stock issuable upon exercise of options granted in connection with service as a consultant to and a director of Radiologix exercisable within 60 days.

 (12) Includes 895,519 shares of common stock issuable upon exercise of options exercisable within 60 days.

                    DESCRIPTION OF RADIOLOGIX CAPITAL STOCK

RADIOLOGIX EXISTING CAPITAL STOCK

    We are authorized to issue up to 50 million shares of common stock. The holders of common stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

    Subject to the rights of any then outstanding shares of preferred stock, the holders of our common stock are entitled to such dividends as may be declared in the discretion of the board of directors out of funds legally available therefor. Holders of common stock are entitled to share ratably in the net assets of Radiologix upon any liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of our common stock have no preemptive rights to purchase shares of stock of Radiologix. Shares of our common stock are not subject to any redemption provisions and are not convertible into any other securities of Radiologix. All outstanding shares of our common stock are fully paid and nonassessable.

    Our board of directors is authorized to issue up to ten million shares of preferred stock. Our board may, without the approval of the holders of common stock, establish the right, powers and preferences of the preferred stock, which could adversely affect the rights of the holders of common stock. There are no shares of preferred stock issued or outstanding.

RADIOLOGIX CAPITAL STOCK FOLLOWING THE MERGER

    The precise numbers of shares of the Radiologix common stock to be outstanding immediately after the merger will not be known until shortly before the merger, and will depend on the election decisions of our stockholders and optionholders and the proration provisions described in this document. However, affiliates of Saunders Karp & Megrue will own between 80% and 90% of the outstanding shares of our common stock after giving effect to the merger, and our existing stockholders and optionholders will own the remaining 10% to 20%.

    Your rights as a stockholder will not change as a result of the merger, except that our bylaws in connection with the merger will be amended and restated such that two designees of SKM-RD LLC will have three votes each for each matter considered by the board and all other directors will have one vote each. In addition, our certificate of incorporation will be amended and restated in connection with the merger to grant us the right of first refusal with respect to transfers of Radiologix common stock except for transfers to family members and trusts and among employees, partners or other owners of radiology practices and to radiology practices that have contracts with Radiologix. This means that before any stockholder can transfer any shares of our common stock, that stockholder must first give notice to us identifying the transferee, number of shares and terms for that proposed transfer, including purchase price. We will have 20 business days after receipt of notice from the stockholder to purchase the shares proposed to be transferred by the stockholder on the same terms as proposed to the transferee. If we have not purchased any or all of those shares within that time period, the stockholder will have 30 days in which to transfer the shares to the proposed transferee on the terms contained in the notice. If the stockholder has not closed that sale within the 30-day period, any future sale of the shares of Radiologix common stock will again be subject to the right of first refusal. This right will be effective at any time that Radiologix common stock is not traded on a national securities exchange or on the Nasdaq National Market, and until any registered public offering of shares of our common stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Our consolidated financial statements and schedules appearing in our Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

    The legality of the shares of Radiologix common stock to be issued or retained in connection with the merger will be passed upon by Haynes and Boone, LLP, counsel to Radiologix.

                             STOCKHOLDER PROPOSALS

    If the merger is completed, we do not expect to hold an annual meeting of stockholders. If the merger is not completed for any reason, we request that any proposals of Radiologix stockholders intended to be presented at Radiologix's next annual meeting of Radiologix stockholders be addressed to Radiologix's corporate secretary, 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201. Such proposals must be received no later than ten days after the first public announcement of the date of such meeting for consideration for inclusion in our proxy materials for such meeting. Holders of proxies in respect of the 2001 annual meeting of Radiologix stockholders will have discretionary voting authority with respect to any matter raised at that meeting about which Radiologix does not receive proper notice prior to ten days after the first public announcement of the date of such meeting.

                                          By order of the Board of Directors,

                                          Sincerely,

                                          [SIGNATURE]
                                          Paul M. Jolas
                                          GENERAL COUNSEL, SENIOR VICE PRESIDENT
                                          AND SECRETARY

                                          Dallas, Texas
                                          Dated: [            ], 2000

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of September 12, 2000, by and among Radiologix, Inc., a Delaware corporation (the "COMPANY"), SKM-RD LLC, a Delaware limited liability company ("PARENT"), and SKM-RD Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("PURCHASER").

                                    RECITALS

    A. The Company, Parent and Purchaser entered into an agreement and plan of merger dated August 22, 2000 (the "PRIOR AGREEMENT"). This Agreement amends and restates the Prior Agreement in its entirety and supersedes the Prior Agreement in all respects.

    B. Parent and the Boards of Directors of each of Purchaser and the Company have determined that it is advisable and in the best interests of their respective companies and members and stockholders for Purchaser to enter into a business combination with the Company on the terms and subject to the conditions set forth herein.

    C. In furtherance thereof, Parent and the Boards of Directors of each of the Company and Purchaser have approved and adopted this Agreement and have approved the merger of Purchaser with and into the Company, with the Company being the surviving corporation (the "MERGER").

    D. It is contemplated that certain stockholders of the Company (the "COMPANY PRINCIPAL STOCKHOLDERS") will enter into a voting agreement (the "VOTING AGREEMENT") whereby such stockholders will agree to vote their Shares in favor of the Merger and to make the Stock Election with respect to all or a portion of their Shares and Company Options.

    E. The parties intend that the Merger be accounted for as a "recapitalization" for financial reporting purposes.

    F. The parties desire to make certain representations, warranties and covenants in connection with the Merger and also to prescribe various conditions to the Merger.

    NOW THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the parties agree as follows:

                                 I. THE MERGER

    1.1. THE MERGER. (a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time, Purchaser will be merged with and into the Company and the separate corporate existence of Purchaser will thereupon cease. The Company will be the surviving corporation in the Merger (as such, the "SURVIVING CORPORATION").

    (b) At and after the Effective Time, the Merger will have the effects specified in the DGCL, including Section 259 thereof, and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

    1.2. CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York, at 10:00 a.m., local time, on the second Business Day after the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing Date) set forth in Article V is satisfied or waived in accordance herewith, or at such other place, time or date as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

    1.3. EFFECTIVE TIME. On the Closing Date or as soon as practicable following the date on which the last of the conditions set forth in Article V is satisfied or waived in accordance herewith, the parties will execute and file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the DGCL, and will make all other filings and recordings required under the DGCL. The Merger will become effective at such time (the "EFFECTIVE TIME") as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other date or time as Parent and the Company agree and specify in the Certificate of Merger. Unless otherwise agreed, the parties will use their commercially reasonable efforts to cause the Effective Time to occur on the Closing Date.

    1.4. CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. (a) The certificate of incorporation in the form of EXHIBIT A hereto will be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with its terms and those of the DGCL.

    (b) The bylaws in the form of EXHIBIT B hereto will be the bylaws of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and the DGCL.

    1.5. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. (a) The persons identified on Schedule 1.5 hereto will be the directors of the Surviving Corporation at the Effective Time. All of the members of the Board of Directors of the Surviving Corporation will serve until their successors are duly elected or appointed and qualified or until their earlier removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation, death or resignation.

    (b) The officers of the Surviving Corporation will consist of the officers of the Company at the Effective Time. Such Persons will continue as officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation, death or resignation.

    1.6. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holder of any of the following securities:

    (a) CANCELLATION OF TREASURY SHARES AND PARENT-OWNED SHARES. Each share of the Company's common stock, par value $0.0001 per share (each share of such class a "SHARE" and, collectively, the "SHARES"), held in the treasury of the Company and each Share owned by Parent, Purchaser or any other direct or indirect, wholly owned subsidiary of Parent immediately before the Effective Time (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) will be automatically canceled and retired and will cease to exist and no payment or other consideration will be made with respect thereto.

    (b) COMMON STOCK OF PURCHASER. All of the common stock, par value $0.0001 per share, of Purchaser issued and outstanding immediately before the Effective Time (the "PURCHASER SHARES") will be converted into and become the number of validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Surviving Corporation to be newly issued by the Surviving Corporation and identical in every respect to the existing Shares (each such share being a share of the "SURVIVING CORPORATION COMMON STOCK") equal to the sum of the quotient of the aggregate cash contributed at the direction of Parent to the Surviving Corporation that will be exchanged by the Surviving Corporation for Shares (including any Dissenting Shares of any stockholder who fails to perfect, withdraws or otherwise loses its right to appraisal under the DGCL) in the Merger divided by $7.35, which, together with the shares of Surviving Corporation Common Stock to be issued as part of the Stock Consideration in accordance with this Agreement, will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

    (c) SHARES. Except as otherwise provided in Section 1.6(a) or Section 1.9 and subject to Sections 1.6(d) and 1.6(e), each Share outstanding immediately prior to the Effective Time, shall be converted into the right either (i) to receive from the Surviving Corporation $7.25 in cash, without interest (the "PER SHARE CASH CONSIDERATION"), or (ii) to retain all of the holder's interest in each such Share, in the form of 1.1224 validly issued, fully paid and non-assessable shares of Surviving Corporation Common Stock (the "EXCHANGE RATIO", and such stock consideration the "STOCK CONSIDERATION"), in each case in exchange for the holder's full and complete interest in each such Share. The consideration provided for in this Section 1.6(c) is referred to herein as the "MERGER CONSIDERATION."

    (d) ELECTION. (i) Subject to Section 1.6(e), each holder of Shares (other than holders of such shares that are to be canceled pursuant to Section
1.6(a) and holders who have agreed to make the Stock Election pursuant to the Voting Agreement) shall be entitled to elect to specify (i) the number of Shares which such holder desires to have converted into the right to receive the Per Share Cash Consideration in the Merger (such election with respect to Shares, a "CASH ELECTION") and (ii) the number of Shares which such holder desires to have converted into the right to receive the Stock Consideration in the Merger (such election with respect to Shares, a "STOCK ELECTION"). A holder may also indicate that such record holder has no preference as to the receipt of Per Share Cash Consideration or Stock Consideration with respect to such holder's Shares (a "NON-ELECTION"). Any Cash Election, Stock Election or Non-Election shall be referred to herein as an "ELECTION." All such Elections shall be made on a form furnished by the Company for that purpose (a "FORM OF ELECTION"). The Company will obtain Parent's consent (which shall not be unreasonably withheld or delayed) prior to delivering the Form of Election (or any material amendment thereto) to the holders of Shares. Holders of record of Shares who hold such Shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election, PROVIDED that such nominee, trustee or representative certifies that each such Form of Election covers all Shares held for a particular beneficial owner.

    (ii) Elections shall be made by holders of Shares by delivering the Form of Election to the Exchange Agent. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by no later than 5:00 p.m. (New York City time) on the Business Day preceding the date of the Stockholders Meeting (such preceding Business Day being the "ELECTION DATE"), and accompanied by (A)(x) the Certificates representing the Shares as to which the Election is being made or (y) an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, PROVIDED such Certificates are in fact delivered to the Exchange Agent within three American Stock Exchange ("AMEX") trading days after the date of execution of such guarantee of delivery (a "GUARANTEE OF DELIVERY"), and (B) a properly completed and signed letter of transmittal. Failure to deliver Certificates covered by any Guarantee of Delivery within three AMEX trading days after the date of execution of such Guarantee of Delivery shall be deemed to invalidate any otherwise properly made Cash Election or Stock Election.

    (iii) The Exchange Agent will have the discretion to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of the Exchange Agent in such matters shall be conclusive and binding; PROVIDED that the Exchange Agent may, in its discretion, seek guidance from both Parent and the Company in connection therewith. Neither Parent nor the Company nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by Section 1.6(e) and all such computations shall be conclusive and binding on the holders of Shares in the absence of manifest error. Any Form of Election may be changed or revoked prior to the Election Date. In the event a Form of Election is revoked prior to the Election Date, the Company shall, or shall cause the Exchange Agent to, cause the Certificates representing the Shares covered by such Form of Election to be promptly returned without charge to the Person submitting the Form of Election upon written request to that effect from such Person.

    (iv) For the purpose hereof, unless waived by the Company in its sole discretion, a holder of Shares who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Date (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), or who submits a Form of Election without the corresponding Certificates or a Guarantee of Delivery, shall be deemed to have made a Non-Election. The rights of holders of Dissenting Shares shall be determined in accordance with Section 262 of Delaware Law and as provided in Section 1.9 hereof. If any Form of Election is defective in any manner such that the Exchange Agent cannot reasonably determine the election preference of the stockholder submitting such Form of Election, unless waived by the Company in its sole discretion, the purported Cash Election or Stock Election set forth therein shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

    (v) A Form of Election and a letter of transmittal shall be included with or mailed contemporaneously with each copy of the S-4/Proxy Statement mailed to the Company's stockholders in connection with the Stockholders Meeting. The Company shall use commercially reasonable efforts to mail or otherwise make available the Form of Election and a letter of transmittal to all persons who become record holders of Shares during the period between the record date for the Stockholders Meeting and the Election Date.

    (e) PRORATION. Except as set forth in Section 1.6(f), the determination of whether Shares (other than Shares that are to be canceled pursuant to Section 1.6(a)) shall be converted in the Merger into the Per Share Cash Consideration or the Stock Consideration shall be made as set forth in this Section 1.6(e).

    (i) As is more fully set forth below, the aggregate number of Shares and Company Options to be converted in the Merger into the right to receive the Stock Consideration shall in no event result in the retention by holders of Shares and Company Options of shares of Surviving Corporation Common Stock in excess of the Maximum Surviving Corporation Share Amount. The "MAXIMUM SURVIVING CORPORATION SHARE AMOUNT" means that number of shares of Surviving Corporation Common Stock equal to 20.0% of the issued and outstanding Surviving Corporation Common Stock, determined on a pro forma basis on the Closing Date after giving effect to the Merger and the Elections received in respect of Shares and Company Options on or before the Closing Date. The "MINIMUM SURVIVING CORPORATION SHARE AMOUNT" means that number of shares of Surviving Corporation Common Stock equal to 10.0% of the issued and outstanding Surviving Corporation Common Stock, determined on a pro forma basis on the Closing Date after giving effect to the Merger and the Elections received on or before the Closing Date in respect of Shares and Company Options. The "MINIMUM SURVIVING CORPORATION SHARE ELECTION AMOUNT" means that number of shares of Surviving Corporation Common Stock equal to 6.9% of the issued and outstanding Surviving Corporation Common Stock, determined on a pro forma basis on the Closing Date after giving effect to the Merger and the Elections received on or before the Closing Date in respect of Shares and Company Options.

    (ii) If Stock Elections are received for a number of Shares and Company Options which, after giving effect to the Merger, would result in the issuance of more than the Maximum Surviving Corporation Share Amount, each Share subject to a Non-Election (a "NON-ELECTION SHARE"), and each Share and Company Option for which a Cash Election has been received shall be converted in the Merger into the Per Share Cash Consideration, and the Shares and Company Options for which Stock Elections have been received shall be converted in the Merger into the Per Share Cash Consideration and the Stock Consideration in the following manner: for each Stock Election, the number of Shares and Company Options covered by such Stock Elections that shall receive the Stock Consideration shall be the total number of Shares and Company Options covered by such Stock Elections multiplied by the Stock Election Proration Factor. The "STOCK ELECTION PRORATION FACTOR" means a fraction the numerator of which shall be a number equal to the Maximum Surviving Corporation Share Amount and the denominator of which shall be the aggregate number of shares of Surviving Corporation Common Stock that would be issued pursuant to all Stock Elections made by all holders of Shares and Company Options. All Shares and Company Options covered by the Stock Elections, other than that number converted into the right to receive the Stock Consideration in accordance with this Section 1.6(e)(ii), shall be converted into the right to receive the Per Share Cash Consideration.

    (iii) If Stock Elections are received either (I) for a number of Shares and Company Options which, after giving effect to the Merger, would result in the issuance of less than the Minimum Surviving Corporation Share Amount or (II) for a number of Shares (and not Company Options) which after giving effect to the Merger and the application of Section 1.6(e)(ii) would result in the issuance of less than the Minimum Surviving Corporation Share Election Amount:

        (A) each Share and Company Option for which a Stock Election has been received shall be converted in the Merger into the Stock Consideration;

        (B) each Share for which a Non-Election has been received shall be converted in the Merger into the Stock Consideration and the Per Share Cash Consideration in the following manner: for each Non-Election, the number of Shares (and not Company Options) covered by such Non-Election that shall receive the Stock Consideration shall be the total number of Shares (and not Company Options) covered by such Non-Election multiplied by the Non-Election Proration Factor. The "NON-ELECTION PRORATION FACTOR" means a fraction (x) the numerator of which shall be a number equal to the quotient of (i) the greater of (AA) the difference between the Minimum Surviving Corporation Share Amount and the number of shares of Surviving Corporation Common Stock that would be issued in the Merger pursuant to clause (A) above and (BB) the difference between the Minimum Surviving Corporation Share Election Amount and the number of shares of Surviving Corporation Common Stock that would be issued in the Merger pursuant to clause (A) above in respect of Shares only (and not Company Options), divided by (ii) the Exchange Ratio and (y) the denominator of which shall be the aggregate number of Shares (and not Company Options) covered by all Non-Elections; provided that in no event shall the Non-Election Proration Factor exceed 1.00. All Shares (and not Company Options) covered by a Non-Election, other than that number converted into the right to receive the Stock Consideration pursuant to this Section 1.6(e)(iii), shall be converted into the right to receive the Per Share Cash Consideration; and

        (C) if the Stock Elections and Non-Elections converted into the Stock Consideration pursuant to Section 1.6(e)(iii)(A) and (B) would result in the issuance of less than the Minimum Surviving Corporation Share Amount or the Minimum Surviving Corporation Share Election Amount, then the Shares (and not Company Options) for which Cash Elections have been received shall be converted in the Merger into the Stock Consideration and the Cash Consideration in the following manner: for each Cash Election, the number of Shares (and not Company Options) covered by such Cash Election that shall receive the Stock Consideration shall be the total number of Shares (and not Company Options) covered by such Cash Election multiplied by the Cash Election

    Proration Factor. The "CASH ELECTION PRORATION FACTOR" means a fraction (x) the numerator of which shall be a number equal to the quotient of (i) the greater of (AA) the difference between the Minimum Surviving Corporation Share Amount and the number of shares of Surviving Corporation Common Stock that would be issued in the Merger pursuant to clause (A) and (B) above and
    (BB) the difference between the Minimum Surviving Corporation Share Election Amount and the number of shares of Surviving Corporation Common Stock that would be issued in the Merger pursuant to clause (A) and (B) above in respect of Shares only (and not Company Options), divided by (ii) the Exchange Ratio and (y) the denominator of which shall be the aggregate number of Shares (and not Company Options) covered by all Cash Elections made by all holders of Shares. All Shares (and not Company Options) covered by a Cash Election, other than that number converted into the right to receive the Stock Consideration pursuant to this Section 1.6(e)(iii), shall be converted into the right to receive the Per Share Cash Consideration.

    (iv) If Stock Elections are received (x) in respect of Shares and Company Options that would result in the issuance, on a pro forma basis after giving effect to the Merger and based on the Elections received on or before the Closing Date, of a number of shares of Surviving Corporation Common Stock which is between the Minimum Surviving Corporation Share Amount and the Maximum Surviving Corporation Share Amount AND (y) in respect of Shares (and not Company Options) that would result in the issuance, on a pro forma basis after giving effect to the Merger and based on the Elections received on or before the Closing Date, of a number of shares of Surviving Corporation Common Stock which is not less than the Minimum Surviving Corporation Share Election Amount, then each Share and Company Option covered by a Cash Election or a Non-Election shall be converted in the Merger into the Per Share Cash Consideration and each Share and Company Option covered by a Stock Election shall be converted in the Merger into the Stock Consideration.

    (v) For the avoidance of doubt, this Agreement may require successive application of the provisions of Section 1.6(e)(ii) and Section 1.6(e)(iii).

    (f) MINIMUM STOCK ELECTION AMOUNTS. Notwithstanding anything in this Agreement to the contrary, (i) no holder of Shares or Company Options shall be entitled to make a Stock Election with respect to fewer than 3,000 Shares or Company Options, in the aggregate, (ii) no holder of 3,000 or fewer Shares immediately prior to the Merger but after giving effect to the exercise of all Company Options pursuant to Section 1.8 shall be entitled to make a Stock Election with respect to such holder's Shares or Company Options, and (iii) the proration provisions of Section 1.6(c) shall not result in the issuance of Surviving Corporation Common Stock to any Person who beneficially owns 3,000 or fewer Shares immediately prior to the Merger and after giving effect to the exercise of all Company Options pursuant to Section 1.8.

    1.7. SURRENDER OF SHARES; STOCK TRANSFER BOOKS. (a) Prior to the record date for the Stockholders Meeting, the Company shall appoint an agent (the "EXCHANGE AGENT") reasonably acceptable to Parent for the purpose of exchanging certificates representing Shares (the "CERTIFICATES") for the Merger Consideration and for purposes of receiving Election Forms and determining, in accordance with Section 1.6, the form of the Merger Consideration to be received by each holder of Shares. Prior to or simultaneously with the Effective Time, Parent shall cause the Company to deposit with the Exchange Agent cash in an amount sufficient to pay in a timely manner the aggregate Per Share Cash Consideration, the aggregate cash required to be paid pursuant to Sections 1.6(f) and 1.8, and the aggregate amount of cash in lieu of fractional shares of Surviving Corporation Common Stock pursuant to Section 1.10, to be paid in respect of the Shares and from time to time will deposit additional amounts sufficient to pay the aggregate Per Share Cash Consideration, the aggregate cash required to be paid pursuant to Sections 1.6(f) and 1.8, the aggregate amount of cash in lieu of fractional shares of Surviving Corporation Common Stock pursuant to Section 1.10, and the aggregate amount of cash to be paid in respect of Dissenting Shares.

    (b) Each holder of Shares that have been converted into the right to receive only the Per Share Cash Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Per Share Cash Consideration payable for each Share represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Per Share Cash Consideration, and shall have no other rights with respect thereto.

    (c) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each Share which shall be converted into Stock Consideration pursuant to Section 1.6 shall thereafter represent for all purposes only the right to receive that number of shares of Surviving Corporation Common Stock equal to the Exchange Ratio.

    (d) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer Taxes or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

    (e) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

    (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.7(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares twelve months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 1.7 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Subject to applicable escheat laws, any amounts remaining unclaimed by holders of Shares three years after the Effective Time shall become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

    (g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.7(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

    (h) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 1.6; PROVIDED, that the Person to whom such Merger Consideration is paid shall, as a condition precedent to the payment thereof, post a bond in such reasonable amount as the Surviving Corporation may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

    1.8. STOCK OPTIONS. Subject to Section 1.6(e), each outstanding option (the "COMPANY OPTIONS") to purchase Shares under any of the Company's stock option plans (including, without limitation, the stock option plans listed in Section 2.3 to the Company Disclosure Letter) (the "STOCK OPTION PLANS") that is outstanding as of the Effective Time, whether or not then exercisable, will at the Effective Time be canceled and converted into the right to receive at the election of the holder thereof either (i) cash in an amount equal to the positive difference, if any, between the Per Share Cash Consideration and the exercise price of such option (such election with respect to Company Options, a "CASH ELECTION") or (ii) upon payment of the exercise price with respect to such option, the Stock Consideration (such election with respect to Company Options, a "STOCK ELECTION"). The Company will deliver to each holder of options Forms of Election with respect to the consideration to be received by holders of options in accordance with this Section 1.8.

    1.9. DISSENTING SHARES. Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal under the DGCL. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Per Share Cash Consideration and shall be deemed to have been subject to a Cash Election. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares. The Company shall not make any payment with respect to, or settle or offer to settle, any such demands without the prior written consent of Parent.

    1.10. FRACTIONAL SHARES. No fractional shares of Surviving Corporation Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fractional share of Surviving Corporation Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.10, a cash payment in lieu of such fractional shares of Surviving Corporation Common Stock equal to the product of such fractional share interest to which such holder of Shares would otherwise be entitled multiplied by the Per Share Cash Consideration.

    1.11. CERTAIN ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or different class of stock by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio, the Per Share Cash Consideration and the Stock Consideration shall be appropriately adjusted to provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

               II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to each of Parent and Purchaser, as of the date hereof and as of the Closing Date (except to the extent the representation or warranty is expressly limited by its terms to another date), except as set forth in the letter, dated the date hereof, from the Company to Parent and Purchaser (the "COMPANY DISCLOSURE LETTER"), as follows:

    2.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the Company's certificate of incorporation and bylaws previously made available to Parent are true, correct and complete. As used in this Agreement, (a) the term "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event or condition (excluding in each case any change, effect, event or condition that occurs or exists due to general economic or stock market conditions (collectively, "MARKET CONDITIONS") but including any other change, effect, event or condition (including credit conditions) that affects the industry in which the Company operates) that, individually or in the aggregate with all other changes, effects, events or conditions, has had or could reasonably be expected to (i) have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) prevent the Company from consummating the transactions described herein, and (b) the term "SUBSIDIARY" when used with respect to any party, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which such party directly or indirectly either (i) owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) is the sole general partner or managing member.

    2.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents described herein to be executed and delivered by it. Subject only to the approval of this Agreement and the Merger by the holders of a majority of the outstanding Shares, this Agreement, the Merger and the consummation by the Company of the transactions described herein and thereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and all agreements and documents described herein to be executed and delivered by the Company (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

    2.3. CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 Shares and 10,000,000 shares of preferred stock, par value $0.0001 per share (the "PREFERRED STOCK"). As of the close of business on the last Business Day immediately preceding the date hereof (the "MEASUREMENT DATE"),
(i) 19,505,978 Shares were issued and outstanding (not treating any treasury shares as outstanding), each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 3,542,442 Shares were reserved for issuance under the Stock Option Plan, (iv) 2,631,380 Shares in the aggregate are issuable as of the Measurement Date pursuant to options that have been granted under the Stock Option Plan that have not been exercised and that remain in effect, as more particularly described in Section 2.3 of the Company Disclosure Letter (such disclosure to include the holders thereof, the expiration date, the exercise prices thereof and the dates of grant), and
(v) 2,318,841 Shares were reserved for issuance, and would be issuable as of the Measurement Date, upon conversion of the Company's Convertible Junior Subordinated Promissory Note due July 31, 2009 (the "COMPANY CONVERTIBLE NOTE"). Since the Measurement Date, no additional shares of capital stock of the Company have been issued, other than upon the exercise of options described in the immediately preceding sentence. Except as set forth in this Section 2.3 or
Section 2.3 of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other securities or obligations, the holders of which have the right to vote. Except as set forth in this Section 2.3 or Section
2.3 of the Company Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other rights (i) to acquire shares of capital stock or other equity ownership interests in the Company or any of its Subsidiaries, or
(ii) which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock or other equity ownership interests of the Company or any of its Subsidiaries, or (iii) to receive any payment from the Company that is based on the value of any equity securities of the Company, such as stock appreciation rights, phantom stock, or other equity participation rights. Except as set forth in Section 2.3 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (x) to repurchase, redeem or otherwise acquire any shares of capital stock or other equity ownership interests of the Company or any of its Subsidiaries, or (y) to vote or to dispose of any shares of the capital stock or other equity ownership interests of any of its Subsidiaries. No agreement or other document grants or imposes on any Shares any right, preference, privilege or restriction with respect to the transactions described herein (including, without limitation, any rights of first refusal).

    2.4. SUBSIDIARIES. Section 2.4 of the Company Disclosure Letter sets forth the following information for each Subsidiary of the Company: (i) its jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital, and (iii) the number and holder of record of all issued and outstanding shares of capital stock, share capital or other equity interests. Each of the Company's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has the corporate, partnership or similar power and authority to own its properties and to carry on its business as it is now being conducted. Each of the Company's Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 2.4 of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances (collectively, "LIENS"). Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

    2.5. OTHER INTERESTS. Except for interests in the Company's Subsidiaries or as set forth in Section 2.5 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any domestic or foreign corporation, company, partnership, joint venture, business, trust or entity.

    2.6. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as set forth in Section 2.6 of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions described herein will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) subject to the Company making any filings, notifications or registrations and obtaining any approvals, consents or authorizations identified in Section 2.6(b), conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement ("LAW") or order, judgment, injunction or decree ("ORDER") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that could not reasonably be expected to have a Company Material Adverse Effect.

    (b) The execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the transactions described herein will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including without limitation any quasi-governmental entity and any stock exchange, court or arbitral body (each a "GOVERNMENTAL ENTITY"), except (i) for (A) applicable requirements, if any, of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (B) the applicable pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), (C) the filing of a certificate of merger pursuant to the DGCL and related county filing(s) in Delaware, and (D) the consents, approvals and authorizations set forth in
Section 2.6 of the Company Disclosure Letter, or (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, could not reasonably be expected to have a Company Material Adverse Effect.

    2.7. COMPLIANCE WITH LAWS. Except as set forth in Section 2.7 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound (PROVIDED that no representation or warranty is made in this Section 2.7 with respect to Environmental Laws) or
(b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound, except in either case for such conflicts, defaults or violations that could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.7 of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under review or investigation by any Governmental Entity with respect to or has been threatened to be charged by any Governmental Entity with or given notice of any violation of any Law or Order. The Company and its Subsidiaries hold all licenses, permits, registrations and other authorizations ("PERMITS") and have taken all actions required by applicable Law or regulations of any Governmental Entity in connection with their business as now conducted, except where the failure to obtain any such Permit or to take any such action could not reasonably be expected to have a Company Material Adverse Effect. No default under any Permit has occurred, except for defaults that could not reasonably be expected to have a Company Material Adverse Effect.

    2.8. SEC DOCUMENTS. (a) The Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") between January 1, 1998 and the date of this Agreement (collectively (and, if applicable, as finally amended), the "COMPANY FILED SEC REPORTS"). As of their respective dates and until superceded by a subsequent Company Filed SEC Report filed prior to the date of this Agreement, the Company Filed SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any report, form or other document with the SEC. The Company is eligible to file a registration statement on Form S-4 pursuant to the applicable requirements of the Securities Act.

    (b) Except as set forth in Section 2.8 of the Company Disclosure Letter, each of the financial statements included in or incorporated by reference into the Company Filed SEC Reports (including the related notes and schedules) (the "COMPANY FINANCIAL STATEMENTS") complied, as of its filing date

(or, if applicable, its final amendment date), as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and presents fairly, in all material respects, the consolidated financial position of the Company and its then-existing Subsidiaries as of its date and, to the extent applicable, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its then-existing Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments, none of which are material in kind or amount), in each case in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except as may be noted therein.

    2.9. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, known or unknown, absolute, determined or determinable, other than liabilities or obligations (a) disclosed in the Company Financial Statements or in the Company's financial statements for the period ended June 30, 2000, copies of which have been delivered to Parent and Purchaser, (b) disclosed in Section 2.9 of the Company Disclosure Letter, or
(c) incurred in the ordinary course of business consistent with past practices since June 30, 2000, and none of such liabilities or obligations described in item (c) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    2.10. LITIGATION. Except as disclosed in Section 2.10 of the Company Disclosure Letter, and other than personal injury and other routine litigation arising from the ordinary course of operations of the Company and its Subsidiaries which are reasonably expected by the Company to be covered by adequate insurance, there are no actions, suits or proceedings pending, publicly announced or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries that (i) seek damages from the Company or any of its Subsidiaries in excess of $1 million or injunctive relief or
(ii) could reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.10 of the Company Disclosure Letter, all proceedings disclosed therein have been timely reported to all applicable insurance carriers and no reservation of rights or denial of coverage has been issued by any such carrier. Neither the Company, any of its Subsidiaries nor any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any of its Subsidiaries nor, to the Company's Knowledge, is the Company, any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries under investigation by any Governmental Entity related to the conduct of the Company's or any of its Subsidiaries' businesses. There is not in existence any Order that is specifically applicable to the Company or any of its Subsidiaries enjoining or requiring the Company or any of its Subsidiaries to take any action of any kind with respect to its business or assets.

    2.11. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 2.11 of the Company Disclosure Letter, since January 1, 2000, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been (a) any change, development, condition or effect that could reasonably be expected to have a Company Material Adverse Effect or (b) any action that if taken after the date hereof would be a violation of Section 4.1(a), (c), (d), (e), (f), (i), (j),
(l), (m), (n) or (o).

    2.12. TAXES. (a) Except as set forth in Section 2.12 of the Company Disclosure Letter or as could not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has timely filed with the appropriate Tax Authority all Tax Returns required to be filed by or with respect to the Company and its Subsidiaries in a manner that is correct and complete in all material respects, (ii) each of the Company and its Subsidiaries has timely paid and withheld all Taxes required to be paid or withheld to the appropriate Tax Authority in the manner provided by Law with respect to the Company and its Subsidiaries and in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and

(iii) no federal, state, local or foreign audits, administrative proceedings, court proceedings, outstanding deficiencies, disputes or assessments are pending or, to the Knowledge of the Company, threatened by any Tax Authority, with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries. There are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any agreement or arrangement providing for the indemnity allocation or sharing of Taxes.

    (b)  None of the Company and its Subsidiaries has filed a consent under Code
Section  341(f) concerning collapsible corporations.

    (c) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 162(m) or Code Section 280G.

    (d) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

    (e) Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section  6662.

    (f) None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of its Subsidiaries have deferred gain or loss arising out of any deferred intercompany transaction.

    (g) For purposes of this Agreement, (i) "TAX" or "TAXES" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments) whether disputed or not, (ii) "TAX RETURN" means any return, declaration, claim for refund, report, information return or other document (including any schedule or attachment thereto, amendment thereof, or related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes,
(iii) "TAX AUTHORITY" shall mean the Internal Revenue Service (the "IRS") and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax,
(iv) "CODE"shall mean the Internal Revenue Code of 1986, as amended, and
(v) "AFFILIATED GROUP" shall mean any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local and foreign law.

    2.13. MATERIAL CONTRACTS. (a) There have been made available to Parent true, correct and complete copies or originals of all of the following executory contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "MATERIAL CONTRACTS"): (i) the agreements pursuant to which the Company or its Subsidiaries holds a leasehold interest in or otherwise has an economic interest in any real property; (ii) contracts with any current or former officer or director of the Company or any of its Subsidiaries; (iii) contracts for the sale of any material assets of the Company or any of its Subsidiaries or the acquisition of any material assets by the Company or any of its Subsidiaries; (iv) contracts granting any Person any preferential right to purchase any material assets of the Company or any of its Subsidiaries;
(v) contracts which restrict the Company or any of its Subsidiaries from competing in any line of business or with any Person in any geographical area in any material manner; (vi) loan commitments, indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes, letters of credit, hedging obligations, capitalized lease obligations, take or pay contracts and other contracts relating to Indebtedness (whether by or from the Company or any Subsidiary) in an amount in excess of $100,000; (vii) all joint venture agreements; (viii) all service agreements with individual or group medical practices; (ix) all payor agreements, including but not limited to agreements with or relating to health maintenance organizations and other third party payors; (x) contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of $1,000,000; (xi) contracts involving an annual payment to the Company or any Subsidiary of more than $1,000,000;
(xii) contracts granting or obtaining any right to use or practice any rights under any Intellectual Property, (xiii) contracts restricting the Company's rights to use any Intellectual Property, and (xiv) any material contract not made in the ordinary course of business. For purposes of this Section 2.13, "INDEBTEDNESS" shall mean (A) indebtedness for borrowed money, whether secured or unsecured, (B) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (C) capitalized lease obligations, (D) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), and (E) guarantees of any such indebtedness of any other Person (including any Subsidiary).

    (b) All of the Material Contracts are in full force and effect in accordance with their respective terms and are the legal, valid and binding obligations of the Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where such unenforceability could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.13(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the Knowledge of the Company, is any other party to any Material Contract in breach or default thereunder in any material respect, except in either such case for such breaches or defaults that could not reasonably be expected to have a Company Material Adverse Effect.

    2.14. ENVIRONMENTAL MATTERS. (a) Except as set forth in Section 2.14 of the Company Disclosure Letter or for such exceptions that could not reasonably be expected to have a Company Material Adverse Effect, (i) no spills, releases, discharges or disposals of Hazardous Substances have occurred on or from the Company Properties; (ii) the Company and its Subsidiaries have complied with all applicable Environmental Laws; and (iii) the Company and its Subsidiaries have obtained, currently maintain and, as currently operating, are in compliance with all Permits necessary under any Environmental Law ("ENVIRONMENTAL PERMITS"). The Company and its Subsidiaries have not received any written notice of potential responsibility, letter of inquiry or written notice of alleged liability from any Person regarding any Company Property or the business conducted thereon. No investigation, action or review is pending or, to the Knowledge of the Company, threatened by any Governmental Entity or other Person under any Environmental Law. For the purposes of this Section 2.14 only, "COMPANY PROPERTY" shall include (i) all property currently owned, operated or leased by the Company or any of its Subsidiaries and (ii) all property formerly owned, operated or leased by the Company or its current or former Subsidiaries, solely, however, as to the period of time when such property was so owned, operated or leased by the Company or its current or former Subsidiaries. The Company has previously made available to Parent complete copies of all environmental investigations and testing or analysis that are in the possession, custody or control of any of the Company or any of its Subsidiaries with respect to the environmental condition of any of the Company Properties.

    (b) For purposes of this Agreement, the term (i) "ENVIRONMENTAL LAWS" means any federal, state or local Law or any agreement with any Governmental Entity or other third party (whether domestic or foreign) relating to: (A) releases or threatened releases of Hazardous Substances; (B) the manufacture, generation, processing, recycling, distribution, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) protection of environmentally sensitive areas, and
(ii) "HAZARDOUS SUBSTANCES" means: (A) those materials, pollutants and/or substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act of 1980, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act;
(B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) radon; and
(E) any materials, pollutants and/or substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation.

    2.15.  COMPANY BENEFIT PLANS; ERISA COMPLIANCE.  (a)  Except as disclosed in
Section 2.15(a) of the Company Disclosure Letter, there are no compensation, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock or other stock related rights, fringe benefit, retirement, vacation, disability, death benefit, supplemental unemployment benefits, hospitalization, medical, dental, life, severance, post-employment benefits or other plan, agreement, arrangement, policies or understanding, or employment severance, retention, consulting, change of control or similar agreement whether formal or informal, oral or written, legally binding or not providing benefits to any current or former employee, officer, director or shareholder of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is or was obligated to contribute since any such plan was acquired by the Company or any of its Subsidiaries (collectively, the "COMPANY BENEFIT PLANS", which will include each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA).

    (b) Except for such exceptions that could not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan has been administered in accordance with its terms, and is in compliance with, all applicable Laws, including ERISA and the Code; (ii) each Company Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt; and (iii) no fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust. All material contributions to, and payments from, each Company Benefit Plan that are required to be made in accordance with such Plans and applicable Laws (including ERISA and the Code) have been timely made.

    (c) The IRS has issued favorable determination letters with respect to the qualification of each qualified Company Benefit Plan and related trust, and, to the Knowledge of the Company, the IRS has not taken any action to revoke any such letter and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

    (d) Except as set forth in Section 2.15 of the Company Disclosure Letter, no Company Benefit Plan is or at any time was (i) subject to Title IV of ERISA or (ii) subject to the minimum funding standards of Section 302 of ERISA or
Section 412 of the Code. Neither the Company nor any of its Subsidiaries contributes to any "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of Section 3(40) of ERISA (each a "MULTIEMPLOYER PLAN").

    (e) No Company Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees, officers or directors after retirement or other termination of service, except as required by applicable Law.

    (f) Except as set forth on Section 2.15(f) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation, of any equity rights or benefits due any such employee, officer or director.

    (g) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including without limitation all Company Benefit Plan documents and trust agreements; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the IRS, if any.

    (h) With respect to each Company Benefit Plan, there have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that would reasonably be expected to result in any material liability or excise tax under ERISA or the Code.

    (i) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the 12 months ended on the date of the most recent balance sheet for the Company and its Subsidiaries.

    (j) All material contributions and payments due under each Company Benefit Plan have either been discharged and paid or are adequately reflected as a liability on the most recent balance sheet for the Company and its Subsidiaries in accordance with GAAP.

    (k) Except as set forth on Section 2.15(k) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to or subject to any union contract or collective bargaining agreement, (ii) the Company and its Subsidiaries are in compliance with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practice, except for any exceptions that could not reasonably be expected to have a Company Material Adverse Effect, and (iii) there is no unfair labor practice complaint pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board that would affect the Company in any material respect.

    2.16. STATE TAKEOVER STATUTES. The board of directors of the Company (the "COMPANY BOARD") has approved the Merger and this Agreement and the transactions described herein and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions described herein, the restrictions of Section 203 of the DGCL, and, accordingly such Section 203 does not apply to any such transactions. To the Company's Knowledge, no other "control share acquisition," "fair price," "moratorium" or other antitakeover or similar statute or regulations cited under the U.S. state or federal laws applies to this Agreement or any of the transactions described herein.

    2.17. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding Shares, voting as a single class, at the Stockholders Meeting to approve this Agreement and the Merger ("COMPANY STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

    2.18. RELATED PARTY TRANSACTIONS. Except as set forth in the Company Filed SEC Reports, neither the Company nor any of its Subsidiaries has entered into any arrangement or agreement with any Person who is an officer, director or Affiliate of the Company, or any entity of which any of the foregoing is an Affiliate that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

    2.19. CERTAIN ADDITIONAL REGULATORY MATTERS. Except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect, none of (x) the Company, any Subsidiary of the Company, or the officers, directors, employees or agents of the Company or any Subsidiary or
(y) to the Company's Knowledge, any Affiliate of the Company or any of its Subsidiaries having a direct or indirect ownership interest in the Company or any of its Subsidiaries within the meaning of Section 1320a-7(b)(8) of Title 42 of the United States Code have engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon the Company or any of its Subsidiaries or mandatory or permissive exclusion of the Company or any of its Subsidiaries from Medicare or Medicaid, under Sections 1320a-7, 1320a-7a, 132a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes, including the following activities:
(a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program (as defined below) or Federal Health Care Program (as defined below) that is
(i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed or (ii) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent; (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (ii) in return for, or to induce, the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, service or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or
(ii) information required to be provided under Section 1124(A) of the Social Security Act ("SSA") (Section 1320a-3 of Title 42 of the United States Code).

    2.20. MEDICARE/MEDICAID PARTICIPATION ACCREDITATION. None of the Company, its Subsidiaries or any existing or former officers or directors of the Company or any of its Subsidiaries (1) has had a civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder;
(2) has been excluded from participation under the Medicare program or a state health care program as defined in SSA Section 1128(h) or any regulations promulgated thereunder ("STATE HEALTH CARE PROGRAM") or a federal health care program as defined in SSA Section 1128B(f) ("FEDERAL HEALTH CARE PROGRAM"); or
(3) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA
Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:
(i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program; (ii) criminal offenses under Law relating to patient neglect or abuse in connection with the delivery of a health care item or service; criminal offenses under any Law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any Governmental Entity; (iii) Laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this Section 2.20; or
(iv) criminal offenses under Law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

    2.21. INTELLECTUAL PROPERTY. (a) Section 2.21 of the Company Disclosure Letter sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; and (iii) copyright registrations, and material unregistered copyrights.

    (b) The Company owns, or has a valid right to use all of the Intellectual Property. There is no pending or, to the Knowledge of the Company, threatened claim, suit, arbitration or other adversarial proceeding before any Governmental Entity (i) involving the Intellectual Property owned by the Company or
(ii) alleging that the activities or the conduct of the Company infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of any third party or challenging the Company's ownership, use, validity, enforceability or registrability of any Intellectual Property.

    2.22. NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, Parent or Purchaser to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein, except with UBS Warburg LLC, the arrangements with which have been disclosed to Parent prior to the date hereof.

    2.23. OPINION OF UBS WARBURG LLC. The Company has received the opinion of UBS Warburg LLC to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than the Company Principal Stockholders and their respective affiliates).

    2.24. S-4/PROXY STATEMENT AND OTHER DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in (i) the offering documents (the "OFFERING DOCUMENTS") in connection with the Financing, (ii) the Schedule 13E-3, or (iii) the S-4/Proxy Statement to be mailed to the Company's stockholders in connection with the Merger will,
(x) in the case of the Offering Documents, as of the date thereof or as of the Closing Date, (y) in the case of the Schedule 13E-3, as of the date thereof, and
(z) in the case of the S-4/Proxy Statement, when first mailed to the Company's stockholders and at the time of the Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          III. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

    Each of Parent and Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

    3.1. EXISTENCE; GOOD STANDING; AUTHORITY. Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Purchaser is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Parent Material Adverse Effect. A "PARENT MATERIAL ADVERSE EFFECT" means any change, effect, event or condition (excluding in each case any Market Conditions) that, individually or in the aggregate with all other changes, effects, events or conditions, has had or could reasonably be expected to
(i) have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Parent and Purchaser, taken as a whole, or (ii) prevent Parent or Purchaser from consummating the transactions described herein. Parent has all requisite limited liability company power and authority and Purchaser has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Purchaser is a newly-formed subsidiary of Parent and has engaged in no business activities other than to facilitate the Merger and has no material liabilities other than pursuant to this Agreement.

    3.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. Parent has all requisite limited liability company power and authority and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents described herein to be executed respectively by it. This Agreement, the Merger and the consummation by Parent and Purchaser of the transactions described herein have been duly and validly authorized by the members of Parent and the Board of Directors of Purchaser and by Parent as the sole stockholder of Purchaser, and no other action on the part of Parent or Purchaser is necessary to authorize the execution, delivery or performance of this Agreement, the Merger or to consummate the transactions described herein. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and constitutes, and all agreements and documents described herein to be executed and delivered by Parent or Purchaser (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Parent or Purchaser, as the case may be, enforceable respectively against them in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

    3.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by Parent and Purchaser do not, and the consummation by Parent and Purchaser of the transactions described herein will not, (i) conflict with or violate the certificate of incorporation or formation, limited liability company agreement, bylaws or other similar constituent documents of Parent or Purchaser, (ii) subject to Parent and Purchaser making any filings, notifications or registrations and obtaining any approvals, consents or authorizations identified in Section 3.3(b), conflict with or violate any Law or Order applicable to Parent or Purchaser or by which any property or asset of Parent or Purchaser is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of Parent or Purchaser is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that could not reasonably be expected to have a Parent Material Adverse Effect.

    (b) The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions described herein by either of them will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act and the Exchange Act, (B) the applicable pre-merger notification requirements of the HSR Act, and (C) the filing of a certificate of merger pursuant to the DGCL, or (ii) where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, could not reasonably be expected to have a Parent Material Adverse Effect.

    3.4. NO BROKERS. Except as set forth in the Commitment Letter, neither Parent nor Purchaser has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein.

    3.5. S-4/PROXY STATEMENT AND OTHER DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by or on behalf of Parent or Purchaser for inclusion in (i) the Offering Documents, (ii) the Schedule 13E-3, or
(iii) the S-4/Proxy Statement to be mailed to the Company's stockholders in connection with the Merger will, (x) in the case of the Offering Documents, as of the date thereof or as of the Closing Date, (y) in the case of the
Schedule 13E-3, as of the date thereof, and (z) in the case of the S-4/Proxy Statement, when first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.6. FINANCING. Parent has delivered to the Company on or prior to the date hereof the executed commitment letter (including Annex I thereto, the "COMMITMENT LETTER") with respect to the financing arrangements for the transactions described herein (the financing arrangements so described in the Commitment Letter being referred to herein as the "FINANCING") from UBS AG, Stamford Branch (the "LENDER"). As of the date of this Agreement, the Commitment Letter is in full force and effect and has not been amended or rescinded. Parent and Purchaser believe that the aggregate proceeds of the Financing will be sufficient to pay the Merger Consideration, the outstanding indebtedness of the Company referred to in the second paragraph of the Commitment Letter, all of the obligations of the Surviving Corporation pursuant to Article I and all of the expenses of Parent and Purchaser.

    3.7. EMPLOYEE BENEFIT ARRANGEMENTS. Parent has no present intention to provide employees of the Company with benefits substantially different from those in effect on the date hereof, except for equity incentive programs. Parent has no present intention to terminate the employment of any employee of the Company or any of its Subsidiaries.

                                 IV. COVENANTS

    4.1. CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, the Company will, and will cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as currently conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with all key customers, suppliers and other Persons having business dealings with them. The Company will confer on a regular basis with one or more representatives of Parent to report material operational matters and any proposals to engage in material transactions. Except as described in
Section 4.1 of the Company Disclosure Letter or as expressly permitted pursuant to this Agreement, without limiting the generality or effect of the foregoing sentences of this paragraph, during the period from the date of this Agreement to the Effective Time, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent:

    (a)(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends payable by a Subsidiary to the Company, any other Subsidiary of the Company or any other Person pro rata in accordance with such Person's ownership interest,
(ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares or other securities;

    (b) except for the issuance of Shares pursuant to the exercise of options that are outstanding on the Measurement Date or pursuant to the Company Convertible Note, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

    (c) amend its certificate of incorporation, bylaws or other similar constituent documents;

    (d) acquire by merging or consolidating with, or by purchasing the assets or stock of, or in any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof in a transaction or series of related transactions involving a total purchase price (determined in accordance with GAAP) in excess of $10,000,000 in the aggregate;

    (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than sales of assets which do not individually or in the aggregate exceed $1,000,000 and other than sales in connection with sale/leaseback transactions;

    (f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than in any such case pursuant to any agreement set forth in
Section 2.13 of the Company Disclosure Letter;

    (g) make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) to any wholly owned Subsidiary of the Company,
(ii) pursuant to any agreement set forth in Section 2.13 of the Company Disclosure Letter, or (iii) to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

    (h) make any capital expenditures, other than capital expenditures that would not, together with all capital expenditures previously incurred by the Company since January 1, 2000, exceed the amount set forth in the Company's capital expenditure budget for year 2000 previously provided to Purchaser by more than $3,000,000 in the aggregate;

    (i) make any change to its accounting methods, principles or practices, except as may be required by GAAP, or make or change any Tax election or settle or compromise any material Tax liability or refund;

    (j) except as required by Law or described herein, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan or any other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their directors, officers or employees;

    (k) (i) hire or terminate the employment of or increase the compensation of any executive officer, (ii) hire or terminate the employment of or increase the compensation of any key employee, other than in the ordinary course of business, or (iii) pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person;

    (l) increase the compensation of any employee other than in the ordinary course of business;

    (m) pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business and not in an amount in excess of the amount reserved for in the Company Financial Statements;

    (n) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries;

    (o) amend the terms of, relinquish any material right under or terminate any Material Contract, other than in the ordinary course of business;

    (p) enter into any agreement that would have been a material agreement if entered into prior to the date hereof, other than in the ordinary course of business;

    (q) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure or ownership of any Subsidiary; or

    (r) authorize, or commit or agree to take, any of the foregoing actions or deliberately or willfully take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of the Closing Date.

    4.2.  NO SOLICITATION.  (a)  Prior to the earlier of (i) the Closing and
(ii) the termination of this Agreement in accordance with its terms, the Company will, and will cause its Affiliates who are controlled by the Company and its and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives and agents to, immediately cease any existing discussions or negotiations, if any, with any parties with respect to any Alternative Proposal, take reasonable steps to inform such parties of the obligations undertaken in this Section 4.2, and request that such parties promptly return all documents (and all copies thereof) furnished to them by the Company or its representatives in connection with such discussions and negotiations. The Company will not, nor will it permit any of its Affiliates who are controlled by the Company and its and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives or agents, directly or indirectly, to (i) solicit, initiate or take any other action specifically directed at a person or entity that could reasonably be expected to facilitate or encourage (including without limitation by way of furnishing information or providing access to the books, records, properties or assets of the Company or any of its Subsidiaries) the making of any proposal which constitutes an Alternative Proposal, (ii) participate in any discussions or negotiations regarding any Alternative Proposal, or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that if, at any time prior to the earlier of the Closing and the termination of this Agreement, the Company Board determines in good faith that it has received an Alternative Proposal that is reasonably likely to result in a Superior Proposal, the Company may, (A) furnish information with respect to the Company and any of its Subsidiaries to such Person following compliance with its obligations under this Section 4.2 pursuant to a customary confidentiality agreement and
(B) participate in discussions and negotiations with such Person regarding such Alternative Proposal. For purposes of this Agreement, "ALTERNATIVE PROPOSAL" means any written proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 10% or more of the assets, net income or net revenues of the Company and its Subsidiaries or 10% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer for Shares or for any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions or financing contemplated by this Agreement or the Company Disclosure Letter) or any other transaction that is intended to or could frustrate the completion of the transactions described herein. "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Alternative Proposal that (y) involves the direct or indirect acquisition or purchase of all or substantially all of the assets of the Company and its Subsidiaries or 80% or more of the Shares of the Company and (z) involves payment of consideration to the Company or the Company's stockholders and other terms and conditions that, taken as a whole, the Company Board determines in good faith, after consulting with a financial advisor of nationally recognized reputation, and taking into account all the terms and conditions of the Alternative Proposal, including the nature and amount of any consideration, break-up fees, expense reimbursement provisions, the conditions to consummation and the likelihood of completion, are more favorable, from a financial point of view, to the Company's stockholders than as provided hereunder and for which financing, to the extent required, is substantially committed. The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Alternative Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person who proposes therein to make, or has made, an Alternative Proposal. The Company shall provide such notice orally and in writing and shall identify in reasonable detail the Person making, and the terms and conditions of, any such Alternative Proposal, indication or request. The Company shall keep Parent informed, on a current basis, of the status and material details of any such Alternative Proposal, indication or request. Prior to furnishing confidential information to, or entering into discussions or negotiations with, any other Persons with respect to a Superior Proposal, the Company must obtain from such other Persons an executed confidentiality agreement with terms no more favorable to such Person than those contained in the confidentiality agreement between the Company and Affiliates of Parent, but which confidentiality agreement may not include any provision calling for an exclusive right to negotiate with such Persons, and the Company must advise Parent of the nature of such confidential information delivered to such other Person reasonably promptly following its delivery to the requesting party.

    (b) Except as expressly permitted by this Section 4.2(b) or Section 4.2(c), neither the Company Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Company Board or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Proposal, (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal (each, a "COMPANY ACQUISITION AGREEMENT"), or (iv) cause the Company to terminate this Agreement as a result of the receipt of an Alternative Proposal. Notwithstanding the foregoing, in the event that prior to the Closing Date, the Company has received a Superior Proposal, the Company Board may, subject to satisfaction of its obligations under Section 6.5(b), withdraw or modify its approval or recommendation of the Merger or this Agreement or the transactions described herein, approve or recommend a Superior Proposal or terminate this Agreement pursuant to Section 6.3(b), PROVIDED, HOWEVER, that not fewer than five Business Days prior to such termination, the Company will (i) notify Parent of its intention to take such action, (ii) provide Parent with a reasonable opportunity to respond to any such Alternative Proposal, and (iii) negotiate in good faith with Parent with respect to any modification to the terms of this Agreement. The Company shall not be entitled to enter into a Company Acquisition Agreement unless and until this Agreement is terminated by its terms pursuant to Section 6.3(b). The Company agrees to notify Parent promptly if its intention to enter into a Company Acquisition Agreement shall change at any time or the Company Board shall have authorized the Company to do so.

    (c) Nothing contained in this Section 4.2 will prohibit the Company from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Company Board, after having received the written advice of its counsel, Morris, Nichols, Arsht & Tunnell of Wilmington, Delaware, failure to disclose would constitute a breach of its fiduciary duties to the Company's stockholders under applicable law (including its duty of candor).

    4.3. FILINGS, REASONABLE EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Financing and the other transactions described in this Agreement, including without limitation (i) obtaining all necessary waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings (including filings with Governmental Entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining, in writing, all necessary consents, approvals or waivers from third parties in form reasonably satisfactory to Parent and Purchaser, and (iii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

    (b) Each of the Company and Parent shall, as promptly as practicable, but in no event later than ten Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions described herein and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Parent and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. The Company and Parent shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of the Company and Parent shall use commercially reasonable efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement.

    4.4. INSPECTION OF RECORDS. From the date hereof to the Effective Time, the Company will (i) allow all designated officers, employees, attorneys, accountants and other representatives of Parent and Parent's financing sources reasonable access at all reasonable times to the officers, key employees, accountants and other representatives of the Company and its Subsidiaries and the books and records of the Company and its Subsidiaries and (ii) furnish to Parent and Parent's financing services and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request.

    4.5. PUBLICITY. The initial press release relating to this Agreement will be in the form of a joint press release in form and substance mutually satisfactory to Parent and the Company and thereafter the Company and Parent will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use commercially reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions described herein and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

    4.6. S-4/PROXY STATEMENT; SEC FILINGS. (a) As soon as practicable following the date of this Agreement, the Company will prepare and file with the SEC a registration statement on Form S-4 under the Securities Act for the purpose of registering the Surviving Corporation Common Stock to be retained by holders of Shares in the Merger, a portion of which will also serve as the proxy statement with respect to the Stockholders Meeting to adopt this Agreement (together with any amendments thereto, the "S-4/PROXY STATEMENT"), and a Rule 13e-3 Transaction Statement on
Schedule 13E-3 (the "SCHEDULE 13E-3"). Each of the Company and Parent (as applicable) will use commercially reasonable efforts to (A) prepare and provide the other party as promptly as practicable the information required to be disclosed in the S-4/Proxy Statement and the Schedule 13E-3, (B) respond to any comments of the SEC, (C) have the S-4 registration statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing, (D) keep the S-4 registration statement effective as long as is necessary to consummate the Merger, (E) cause the S-4/Proxy Statement and the Schedule 13E-3 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and (F) cause the prospectus forming part of the S-4 registration statement to be mailed to the Company's stockholders as promptly as practicable after it is declared effective under the Securities Act. No filing of, or amendment or supplement to, the S-4/Proxy Statement or the Schedule 13E-3 will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon, which review and comment (if any) shall be conducted and furnished promptly. The Company agrees not to mail the S-4/Proxy Statement or the Schedule 13E-3 until Parent confirms that the information provided by Parent and Purchaser continues to be accurate. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the S-4/Proxy Statement or the Schedule 13E-3 or for additional information, and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC with respect to the S-4/Proxy Statement or the Schedule 13E-3. Whenever any event occurs which is required to be set forth in an amendment or supplement to the S-4/Proxy Statement or the Schedule 13E-3, the Company, Parent and Purchaser, as the case may be, will promptly inform the other of such occurrences and will reasonably cooperate in filing with the SEC and/or mailing to the Company's stockholders such amendment or supplement to the S-4/Proxy Statement or the Schedule 13E-3.

    (b) Any other Company Filed SEC Reports filed by the Company with the SEC after the date hereof will (i) comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements under therein, in light of the circumstances under which they were made, not misleading.

    4.7. INSURANCE AND INDEMNITY. (a) At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will include indemnification provisions substantially equivalent to those contained in the certificate of incorporation and bylaws of the Company as of the date of this Agreement. The indemnification provisions in the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers, employees, fiduciaries or agents of the Company or its Subsidiaries or who otherwise would be entitled to indemnification under the certificate of incorporation, bylaws and other constituent documents or indemnification agreements of the Company or its Subsidiaries (the "INDEMNIFIED PARTIES"). Notwithstanding any other provision hereof, the provisions of this Section 4.7 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    (b) The Surviving Corporation will maintain in effect for not less than six years after the Closing Date policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous in the aggregate to the Persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Closing Date; PROVIDED that in satisfying its obligations under this Section 4.7(b), the Surviving Corporation will not be obligated to pay annual premiums in excess of 200% of the amount per annum the Company paid for the fiscal year ending December 31, 1999, and PROVIDED FURTHER, that if the premium for such coverage exceeds such amount, the Surviving Corporation will purchase a policy with the greatest coverage available for such 200% of the amount spent per annum by the Company for its fiscal year ending December 31, 1999.

    4.8. STOCKHOLDERS MEETING. The Company will take all action necessary in accordance with applicable Law and its certificate of incorporation and bylaws to convene a meeting of the Stockholders as promptly as practicable after the date of this Agreement to consider and vote upon the approval and adoption of this Agreement and the approval of the Merger (the "STOCKHOLDERS MEETING"). The Company Board will recommend such approval and adoption and the Company will take all lawful action to solicit such approval, including without limitation timely mailing the S-4/Proxy Statement; PROVIDED, HOWEVER, that such obligation is subject to any action taken by the Company Board expressly permitted by
Section 4.2(b) or Section 4.2(c). Without limiting the generality or effect of the foregoing, the Company's obligations pursuant to the first sentence of this
Section 4.8 will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Proposal.

    4.9. INDEMNITY. After the Effective Time, the Surviving Corporation (the "MERGER PARTY INDEMNITOR") shall indemnify Parent, Purchaser, their respective Affiliates and each Person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of Parent or Purchaser, or of any of Parent's or Purchaser's Affiliates (individually, an "INDEMNIFIED MERGER PARTY") and collectively, the "INDEMNIFIED MERGER PARTIES"), to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense (whether arising before or after the Effective Time), asserted against, or incurred by, an Indemnified Merger Party which is primarily based on an allegation that an Indemnified Merger Party has induced or acted in concert with the Company or any of its directors to act contrary to or in violation of any contract, duty or applicable law, to which the Company and the directors are subject, to the extent such allegation relates to the negotiation, execution or delivery of this Agreement by the parties hereto and thereto or the performance of the obligations of the parties hereunder or thereunder (an "INDEMNIFIED LITIGATION MATTER"). Promptly after receipt by an Indemnified Merger Party of notice of the assertion of any claim or the commencement of any action against such Indemnified Merger Party in respect of which indemnity or reimbursement may be sought against under this Section 4.9 (an "ASSERTION AGAINST PARENT"), such Indemnified Merger Party shall notify the Merger Party Indemnitor in writing of the Assertion Against Parent, but the failure to so notify shall not relieve it of any liability it may have to such Indemnified Merger Party hereunder, except to the extent that such failure shall have actually prejudiced the Merger Party Indemnitor in defending against such Assertion Against Parent. In the event that following receipt of notice from the Indemnified Merger Party, a Merger Party Indemnitor notifies the Indemnified Merger Party that it desires to defend the Indemnified Merger Party against such Assertion Against Parent, such Merger Party Indemnitor shall have the right to defend the Indemnified Merger Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Merger Party desires to participate in the defense by any Merger Party Indemnitor, it may do so at its sole cost and expense, PROVIDED, HOWEVER, that if the Indemnified Merger Party shall have received the advice of counsel that there exist defenses to such Indemnified Merger Party that are different from or additional to those available to the Company and/or its officers or directors or the Merger Party Indemnitor elects not to defend the Indemnified Merger Party against such Assertion Against Parent, the Indemnified Merger Parties shall have the right to select one separate counsel (and one local counsel in such jurisdictions as are necessary) reasonably acceptable to the Company to participate in the defense of such action on its behalf, at the expense of the Merger Party Indemnitor.

If the Indemnified Merger Parties retain such counsel, then to the extent permitted by Law, the Merger Party Indemnitor shall periodically advance to such Indemnified Merger Parties their reasonable legal and other out-of-pocket expenses relating to the Indemnified Litigation Matter (including the reasonable cost of any investigation and preparation incurred in connection therewith). No Indemnified Merger Party shall settle any Assertion Against Parent without the prior written consent of the Merger Party Indemnitor nor shall the Merger Party Indemnitor settle any Assertion Against Parent without either (i) the written consent of all Indemnified Merger Parties against whom such Assertion Against Parent was made or (ii) obtaining an unconditional general release from the party making the Assertion Against Parent for all Indemnified Merger Parties as a condition of such settlement. The provisions of this 4.9 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Merger Parties.

    4.10. RECAPITALIZATION ACCOUNTING. Each of the Company and Purchaser shall use commercially reasonable efforts to cause the Merger to be accounted for as a recapitalization for financial reporting purposes and such accounting treatment to be accepted by their respective accountants and by the SEC. Neither the Company nor any of its officers, directors, employees, advisors, counsel, accountants or affiliates may hold discussions or correspond with the SEC regarding the S-4/Registration Statement, the Merger, the method of recording the Merger for financial reporting purposes or the other transactions described herein without giving Parent and its advisors, counsel and/or accountants the opportunity to attend any meeting with, participate in any telephone conference with, and review, comment on and approve any materials to be submitted to (which review, comment and approval shall not be unreasonably withheld or delayed), the SEC in connection with the foregoing. Each of the Company and Purchaser agrees that it will take no action that would reasonably be likely to cause recapitalization accounting treatment not to be obtained.

    4.11. FINANCING. Parent shall use commercially reasonable efforts to obtain the Financing on the terms set forth in EXHIBIT C hereto. The Company agrees to provide, and will use commercially reasonable efforts to cause its Subsidiaries, its officers, employees, representatives and advisors, including legal and accounting, to provide, all necessary cooperation reasonably requested by Parent in connection with the Financing, including, without limitation, participation in due diligence sessions, "ROAD SHOW" appearances and the preparation of disclosure documents in connection therewith, execution and delivery of underwriting, purchase or placement agreements, loan agreements, pledge and security documents or other financing documents and certificates, the consummation of which shall be subject in each case to the occurrence of the Effective Time. In addition, the Company agrees, at the request of Parent, to give notice of prepayment or redemption and to prepay, redeem or renegotiate, as the case may be, any existing indebtedness of the Company or any of its subsidiaries not later than at the Effective Time, the consummation of which shall be subject in each case to the occurrence of the Effective Time.

                            V. CONDITIONS PRECEDENT

    5.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

    (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) REGISTRATION STATEMENT. The S-4 registration statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

    (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

    5.2. CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER TO EFFECT THE MERGER. The obligation of Parent and Purchaser to effect the Merger is further subject to the following conditions, any one or more of which may be waived by Parent and Purchaser:

    (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement (as qualified by the Company Disclosure Letter) and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Parent and Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the President of the Company, in such capacity, certifying to such effect. For the purposes of this Section 5.2(a), the representations and warranties of the Company will be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the President of the Company, in such capacity, certifying to such effect.

    (c)  INTENTIONALLY OMITTED.

    (d) NO COMPANY MATERIAL ADVERSE CHANGE. At any time on or after the date of this Agreement there shall have been no change, development, condition or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent and Purchaser shall have received a certificate of the Chief Executive Officer and the President of Company, in such capacity, certifying to such effect.

    (e) FINANCING. The Financing shall have been consummated and the Lender shall have notified Parent in writing that such Financing has been fully syndicated or placed either (i) on the terms and conditions set forth in EXHIBIT C hereto or (ii) on such other terms satisfactory to Parent in its sole discretion.

    (f) NO CHANGE IN ACCOUNTING POLICIES. No change in accounting practices or policies after the date hereof shall cause Parent (after consultation with its accountants) to reasonably conclude that the Merger will not be recorded as a recapitalization for financial reporting purposes.

    (g) NO SEC OBJECTIONS. The SEC shall not object (or, if the SEC so objects, shall not have withdrawn such objection) to the treatment of the transactions described herein as a recapitalization for accounting purposes.

    (h) DIRECTOR RESIGNATIONS. Prior to the Effective Time, each member of the Company Board shall have executed letters of resignation which shall become effective as of the Effective Time.

    (i) LITIGATION. No action, suit or proceeding by any party other than a signatory to this Agreement or an Affiliate of a signatory hereto shall have been commenced or threatened in writing by or before any court or other Governmental Entity against Parent, Purchaser, the Company or any of their respective Affiliates, seeking to restrain or materially and adversely alter the transactions described herein or by the other documents described herein, which
(i) is reasonably likely to render it impossible or unlawful to consummate the transactions described herein or (ii) in the good faith judgment of Parent could reasonably be expected to have a Company Material Adverse Effect or materially limit or restrict the rights of the Purchaser under this Agreement.

    (j) COMPANY VOTING AGREEMENT. The Company Principal Stockholders shall have performed in all material respects all obligations required to be performed by them under the Voting Agreement prior to the Closing Date.

    5.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions, any one or more of which may be waived by the Company:

    (a) REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER. The representations and warranties of Parent and Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate signed on behalf of by an authorized officer of Parent, in such capacity, certifying to such effect. For the purposes of this Section 5.3(a), the representations and warranties of Parent and Purchaser will be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND PURCHASER. Parent and Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent, in such capacity, certifying to such effect.

    5.4. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Purchaser may rely on the failure of any condition set forth in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 4.2.

                                VI. TERMINATION

    6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Effective Time, whether or not the Company Stockholder Approval has been obtained, by the mutual consent of Parent and the Company.

    6.2. TERMINATION BY EITHER PARENT OR COMPANY. This Agreement may be terminated by action of the Board of Directors of the Company or the managing member of Parent, whether or not the Company Stockholder Approval has been obtained, if:

    (a) the Merger shall not have occurred on or before December 31, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that no party may terminate this Agreement pursuant to this Section 6.2(a) if such party's breach of any of its obligations under this Agreement shall have been the reason that the Merger shall not have occurred on or before said date; or

    (b) any Governmental Entity shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement; or

    (c) the Company Stockholder Approval shall not have occurred at the Stockholders Meeting (including any postponement or adjournment thereof).

    6.3. TERMINATION BY COMPANY. This Agreement may be terminated at any time prior to the Closing Date by action of the Company Board, if:

    (a) or Purchaser is in material breach of its representations or warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to have been performed at such time, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.3 and (ii) is incapable of being cured by Parent or Purchaser prior to the Outside Date or, if capable of being cured, is not cured within 20 calendar days after the Company gives written notice of such breach to Parent or Purchaser; or

    (b)(i)the Company Board shall have authorized the Company, subject to complying with the terms of this Agreement, to enter into a Company Acquisition Agreement with respect to a Superior Proposal and the Company shall have complied with its obligations under Section 4.2(b) and (ii) the Company prior to such termination pursuant to this clause (b) shall have paid to Parent in immediately available funds the fees required to be paid pursuant to Section 6.5; or

    (c) shall not be capable of satisfying the condition set forth in Section 5.2(e) on or before the Outside Date.

    6.4. TERMINATION BY PARENT. This Agreement may be terminated at any time prior to the Closing Date by action of the managing member of Parent, if:

    (a) Company is in material breach of its representations or warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to have been performed at such time, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.2 and (ii) is incapable of being cured by the Company prior to the Outside Date or, if capable of being cured, is not cured within 20 calendar days after Parent or Purchaser gives written notice of such breach to the Company; or

    (b)(i)the Company Board or any committee thereof shall have approved or recommended, or proposed publicly to approve or recommend, any Alternative Proposal or shall have resolved to do any of the foregoing, (ii) the Company shall have entered into a Company Acquisition Agreement or the Company Board shall have authorized the Company to do so, (iii) the Company Board or any committee thereof shall have withdrawn, modified or qualified its recommendation or approval of the Merger in a manner adverse to Parent or Purchaser, or
(iv) the Company shall have breached any of its obligations under Section 4.2;
or

    (c) shall determine in good faith that it is not capable of satisfying the condition set forth in Section 5.2(e) prior to the Outside Date.

    6.5. EFFECT OF TERMINATION AND ABANDONMENT; TERMINATION FEE. (a) In the event of termination of this Agreement pursuant to this Article VI, all obligations of the parties hereto will terminate, except the obligations of the parties pursuant to this Section 6.5 and Sections 7.1 through 7.15, inclusive. Notwithstanding the foregoing or any other provision of this Agreement, in the event of termination of this Agreement, nothing herein will prejudice the ability of the non-breaching party to seek damages from any other party for any prior deliberate or willful breach of this Agreement, including without limitation reasonable attorneys' fees and the right to pursue any remedy at law or in equity with respect thereto.

    (b) Company will pay to Parent an amount equal to $7.0 million (the "COMPANY TERMINATION FEE") plus the Break-Up Expenses in any of the following circumstances:

        (A) Agreement is terminated pursuant to Section 6.3(b) or 6.4(b); or

        (B) Agreement is terminated by Parent pursuant to Section
    6.4(a) (provided that the Company then does not also have the right to terminate this Agreement pursuant to Section 6.3(a) or 6.3(c)) and prior to the six month anniversary of the termination of this Agreement the Company enters into a definitive agreement with respect to, or consummates, an Alternative Proposal; or

        (C) Agreement is terminated pursuant to Section 6.2(c) and (i) prior to the Stockholders Meeting any Person shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to an Alternative Proposal and (ii) prior to the six month anniversary of the termination of this Agreement the Company enters into a definitive agreement with respect to, or consummates, an Alternative Proposal.

    (c) Company will pay to Parent an amount equal to all fees and expenses payable by Parent pursuant to the Commitment Letter if this Agreement is terminated pursuant to Sections 6.1, 6.2(a), 6.2(b), 6.2(c), 6.3(b), 6.3(c),
6.4(a), 6.4(b) or 6.4(c) (provided that the Company then does not also have the right to terminate this Agreement pursuant to Section 6.3(a)).

    (d) Company will pay to Parent an amount equal to Break-Up Expenses if this Agreement is terminated by Parent pursuant to Section 6.4(a) due to the Company's deliberate or willful breach of this Agreement (provided that the Company then does not also have the right to terminate this Agreement pursuant to Section 6.3(a)).

    (e) Any payment required to be made pursuant to Section 6.5(b) shall be made to Parent by the Company not later than two Business Days after delivery to the Company by Parent of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent. The Company acknowledges that the agreements contained in this Section 6.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 6.5, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any amounts set forth in this Section 6.5, the Company will pay to Parent their reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made plus two percent. This Section 6.5 will survive any termination of this Agreement.

    (f) As used in this Agreement, the "BREAK-UP EXPENSES" payable to Parent shall be an amount equal to the documented, reasonable, out-of-pocket, due diligence and other expenses of Parent and Parent's Affiliates incurred in connection with this Agreement and the transactions described herein and any litigation associated therewith (including, without limitation, all fees and expenses payable to financing sources in connection with the Financing or otherwise, accountants, counsel, consultants and investment bankers, HSR Act and other filing fees).

                            VII. GENERAL PROVISIONS

    7.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered to any party pursuant to this Agreement will survive beyond the Effective Time. From and after the Effective Time, no party shall have any claim or cause of action arising out of or relating to this Agreement, including any claim or cause of action in respect of any breach of any representation or warranty or covenant applicable to periods prior to the Closing contained in this Agreement, other than any claim in respect of any covenant to be performed after the Closing Date.

    7.2. NOTICES. Any notice or other communication required to be given hereunder shall be in writing, and sent by reputable courier service (with proof of service), by hand delivery or by facsimile

(followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

    IF TO PARENT OR PURCHASER:

       SKM-RD Acquisition Corp.
       c/o Saunders Karp & Megrue Partners, L.L.C.
       262 Harbor Drive
       Stamford, CT 06902
       Attn: John F. Megrue
       Fax No.: (203) 708-6677

    WITH COPIES TO:

       Jones, Day, Reavis & Pogue
       599 Lexington Avenue
       New York, New York 10022
       Attn: Jere R. Thomson, Esq.
       Fax No.: (212) 755-7306

    IF TO THE COMPANY:

       Radiologix, Inc.
       3600 Chase Tower
       2200 Ross Avenue
       Dallas, TX 75201
       Attn: Mark L. Wagar
       Paul M. Jolas
       Fax No.: (214) 303-2777

    WITH COPIES TO:

       Haynes and Boone, LLP
       901 Main, Suite 3100
       Dallas, Texas 75202
       Attn: William R. Hays, III
       Fax No.: (214) 651-5940

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.

    7.3. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Parent will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser or to the members of Parent any and all rights and obligations of Parent under this Agreement and Parent or Purchaser may assign to a newly-formed, direct or indirect wholly owned subsidiary of Parent or Purchaser the rights and obligations of Purchaser hereunder, but only if such assignee does not have material liabilities unrelated to the transactions described herein and only if such assignment is made prior to the mailing of the S-4/Proxy Statement to the Company's stockholders, provided, that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder. Any assignment not granted in accordance with the foregoing shall be null and void. Subject to the first sentence of this Section 7.3, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 4.7 and 4.9, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    7.4. ENTIRE AGREEMENT. This Agreement, the Company Disclosure Letter and any documents delivered by the parties in connection herewith or therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

    7.5. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or other equivalent governing bodies, at any time before or after Company Stockholder Approval, but after any such Company Stockholder Approval, no amendment will be made which by Law requires the further approval of the Company's stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    7.6. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

    7.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page[nb]shall be deemed to be an original signature page.

    7.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

    7.9.  CERTAIN DEFINITIONS/INTERPRETATIONS.  (a) For purposes of this
Agreement:

        (i) An "AFFILIATE" of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

        (ii) "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by Law to close;

        (iii) "INTELLECTUAL PROPERTY" shall mean all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, whether registered or unregistered, together with all goodwill, registrations and applications related to the foregoing; patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); and technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, in each case used in or necessary for the conduct of the Company's business as currently conducted or contemplated to be conducted.

        (iv) "KEY EMPLOYEE" means any employee whose current base salary exceeds $100,000 per annum;

        (v) "KNOWLEDGE" of any Person which is not an individual means the actual knowledge of any of such Person's officers (PROVIDED, that in the case of the Company, such officers shall consist solely of the Chief Executive Officer, President, Senior Vice President, Vice President of Finance and General Counsel) after reasonable, but not unlimited, inquiry (PROVIDED that the reasonableness of the inquiry shall be determined based on the facts and circumstances known at the time the inquiry is conducted); and

        (vi) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

    (b) When a reference is made in this Agreement to an Article, Schedule, Section or Annex, such reference will be to an Article, Schedule or Section of, or an Annex to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

    7.10. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    7.11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

    7.12. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

    7.13. EXPENSES. Except as set forth in Section 6.5, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions described herein will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    7.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware (a "DELAWARE COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

    (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; PROVIDED that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

    (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

    (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

    7.15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS DESCRIBED HEREIN.

    7.16.  PRIOR AGREEMENT.  The Prior Agreement is superceded in all respects.

                      [REMAINDER OF PAGE INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                                             RADIOLOGIX, INC.

                                                             By:            /s/ MARK L. WAGAR
                                                                  ------------------------------------
                                                                              Mark L. Wagar
                                                                         CHIEF EXECUTIVE OFFICER

                                                             SKM-RD LLC

                                                             By:     The SKM Equity Fund III, L.P.,
                                                                           its Managing Member

                                                                                   By:
                                                                          SKM Partners, L.L.C.,
                                                                           its General Partner

                                                             By:         /s/ JOHN F. MEGRUE, JR.
                                                                  ------------------------------------
                                                                           John F. Megrue, Jr.
                                                                          AUTHORIZED SIGNATORY

                                                             SKM-RD ACQUISITION CORP.

                                                             By:          /s/ WILLIAM J. GUMINA
                                                                  ------------------------------------
                                                                            William J. Gumina
                                                                             VICE PRESIDENT

                                                                      APPENDIX B

                           OPINION OF UBS WARBURG LLC

                        [LETTERHEAD OF UBS WARBURG LLC]

                                          August 22, 2000

The Board of Directors
Radiologix, Inc.
3600 Chase Tower
2200 Ross Avenue
Dallas, Texas 75201

  Dear Members of the Board:

    We understand that Radiologix, Inc. ("Radiologix") proposes to enter into an Agreement and Plan of Merger, dated as of August 22, 2000 (the "Agreement"), by and among SKM-RD LLC ("Parent"), SKM-RD Acquisition Corp. ("Purchaser"), each an affiliate of Saunders Karp & Megrue Partners, L.L.C. ("SKM"), and Radiologix pursuant to which (i) Purchaser will merge with and into Radiologix (the "Merger") as a result of which Radiologix will be the surviving entity (the "Surviving Corporation") and (ii) each outstanding share of the common stock, par value $0.0001 per share, of Radiologix ("Radiologix Common Stock") will be converted into the right to receive, at the election of the holder thereof and subject to certain proration procedures (as to which we express no opinion) specified in the Agreement, either (A) $7.25 in cash, without interest (the "Cash Consideration") or (B) 1.1224 shares (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration") of the common stock, par value $0.0001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). The Agreement further provides that the minimum Stock Consideration issuable in the Merger will be equal to 10%, and the maximum Stock Consideration issuable in the Merger will be equal to 20%, of the outstanding Surviving Corporation Common Stock on the closing date of the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement.

    You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Radiologix Common Stock (other than those stockholders who have entered into a voting agreement in connection with the Merger (the "Principal Stockholders") and their respective affiliates).

    UBS Warburg LLC ("UBSW") has been retained by Radiologix solely for purposes of rendering this opinion and will receive a fee for its services upon delivery of this opinion. As you are aware, UBSW will be participating in the financing of the Merger, and will receive customary compensation for such services. In the ordinary course of business, UBSW, its successors and affiliates may trade securities of Radiologix and affiliates of SKM for their own accounts and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion does not address Radiologix's underlying business decision to effect the Merger or constitute a recommendation to any stockholder of Radiologix as to the form of Merger Consideration to be elected by such stockholder or how such stockholder should vote with respect to any matter relating to the Merger. At your direction, we were not requested to, and we did not, participate in the negotiation or structuring of the Merger. In addition, at your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement and the obligations thereunder, or the form of the Merger. We express no opinion as to what the value of Surviving Corporation Common

The Board of Directors
Radiologix, Inc.
August 22, 2000
Page 2
Stock will be when issued pursuant to the Merger or the prices at which Surviving Corporation Common Stock will trade or otherwise be transferable subsequent to the announcement or consummation of the Merger. In rendering this opinion, we have assumed, at your direction, that each of Radiologix, Parent and Purchaser will comply with all material covenants and agreements set forth in, and other material terms of, the Agreement and that the Merger will be validly consummated in accordance with its terms.

    In arriving at our opinion, we have, among other things: (i) reviewed current and historical market prices and trading volumes of Radiologix Common Stock; (ii) reviewed certain publicly available business and historical financial information relating to Radiologix; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of Radiologix, including estimates and financial forecasts prepared by the management of Radiologix, that were provided to or discussed with us by Radiologix and are not publicly available; (iv) considered the financing needs of, and capital resources available to, Radiologix; (v) conducted discussions with members of the senior management of Radiologix; (vi) reviewed publicly available financial and stock market data with respect to certain companies in lines of business we believe to be generally comparable to those of Radiologix;
(vii) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions which we believe to be generally relevant; (viii) reviewed the Agreement; and (ix) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

    In connection with our review, at your direction, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Radiologix, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Radiologix as to the future performance of Radiologix. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of Radiologix. Representatives of Radiologix, however, have advised us, and we have taken into account for purposes of our opinion, that Radiologix has held discussions from time to time in the past with third parties regarding a possible business combination or similar transaction involving Radiologix. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Radiologix Common Stock (other than the Principal Stockholders and their respective affiliates).

                                          Very truly yours,

                                          /s/ UBS WARBURG LLC
                                          UBS WARBURG LLC

                                                                      APPENDIX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(G) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section
    Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, Section 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, Section 24; 57 Del. Laws, c. 148, Section Section 27-29; 59 Del. Laws, c. 106, Section 12; 60 Del. Laws, c. 371, Section Section 3-12; 63 Del. Laws, c. 25, Section 14; 63 Del. Laws, c. 152, Section Section 1, 2; 64 Del. Laws, c. 112, Section
Section 46-54; 66 Del. Laws, c. 136, Section Section 30-32; 66 Del. Laws, c. 352, Section 9; 67 Del. Laws, c. 376, Section Section 19, 20; 68 Del. Laws, c. 337, Section Section 3, 4; 69 Del. Laws, c. 61, Section 10; 69 Del. Laws, c. 262, Section Section 1-9; 70 Del. Laws, c. 79, Section 16; 70 Del. Laws, c. 186,
Section 1; 70 Del. Laws, c. 299, Section Section 2, 3; 70 Del. Laws, c. 349,
Section 22; 71 Del. Laws, c. 120, Section 15; 71 Del. Laws, c. 339, Section
Section 49-52.)

                                                                      APPENDIX D

                                    FORM OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                RADIOLOGIX, INC.

    Radiologix, Inc. (the "Corporation") was incorporated under and by virtue of the General Corporation Law of the State of Delaware on April 30, 1996.

    The Corporation DOES HEREBY CERTIFY:

    FIRST: The name of the Corporation is Radiologix, Inc. This Amended and Restated Certificate of Incorporation (this "Certificate") integrates and amends the Certificate of Incorporation filed on April 30, 1996, as restated on October 28, 1997, and was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

    SECOND: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I.

    The name of the Corporation shall be Radiologix, Inc.

                                  ARTICLE II.

    The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent and the name of the registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III.

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.

    A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty Million (60,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, par value $.0001 per share and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.0001 per share.

    B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    C. (i) For so long as the Corporation does not have any capital stock traded on a national securities exchange or on the Nasdaq National Market and prior to a Public Offering after the date of the filing of this Certificate, if any stockholder (an "Offeror") proposes to Transfer any shares of capital stock of the Corporation other than to a Permitted Transferee of such stockholder, the Offeror shall, before such Transfer, deliver to the Corporation an offer (the "First Offer") to Transfer such shares to the Corporation or its assignees upon the terms set forth in this subsection. The First Offer shall state that the Offeror proposes to Transfer shares, identify the proposed transferee, provide a copy of a legally binding commitment of the proposed transferee to purchase the shares and specify the number of shares (the "Offered Shares") and the terms (including purchase price) of the proposed Transfer. The First Offer shall remain open and irrevocable for a period of 20 business days (the "Acceptance Period") from the date of its receipt by the Corporation. The Corporation may accept the First Offer and purchase all or any portion of the Offered Shares by delivering to the Offeror a notice (the "Acceptance Notice") in writing within the Acceptance Period.

    (ii) If the Corporation has not exercised its rights to purchase the Offered Shares and if no Acceptance Notice is received by the Offeror within the Acceptance Period, the Offeror may Transfer the Offered Shares on the terms and conditions of the First Offer to the proposed transferee identified in the First Offer within 30 calendar days after the expiration of the Acceptance Period. If such Transfer is not made within such 30 calendar day period, the restrictions provided for in this Article IV(C) shall again become effective.

    (iii)  As used herein:

        (a) "Permitted Transferee" of any stockholder shall mean (i) such stockholder's spouse, such stockholder's parents, members of such stockholder's immediate family or such stockholder's lineal descendants,
    (ii) all trusts, partnerships or similar entities principally owned by and/or for the benefit of any of the foregoing, or (iii) any employee of, partner in or other owner of (an "Employee") a professional association, corporation, partnership or limited liability company providing radiology services to the Corporation pursuant to a service agreement (a "Radiology Practice"), or to any Radiology Practice if such Transfer is made in accordance with the terms of a plan submitted by such Radiology Practice and approved by the Board of Directors in respect of such types of Transfer.

        (b) "Public Offering" means any primary or secondary public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor form.

        (c) "Transfer" shall mean to, directly or indirectly, offer, sell, assign, grant a participation in, pledge or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

                                   ARTICLE V.

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize the Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the broadest and maximum extent permitted by the Delaware General Corporation Law as so amended.

                                  ARTICLE VI.

    A. The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

    B. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

    C. Subsections (A) and (B) of this Article VI to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

    D. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate, the Bylaws of the Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

                                  ARTICLE VII.

    The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                 ARTICLE VIII.

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                  ARTICLE IX.

    Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE X.

    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Certificate or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.

                                  ARTICLE XI.

    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

    THE UNDERSIGNED, being duly elected secretary of Radiologix, Inc., a Delaware corporation, hereto sets his hand on this Amended and Restated
Certificate of Incorporation on this [  ] day of [           ], 2000.

                                               ---------------------------------------------
                                               Paul M. Jolas
                                               Secretary

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Radiologix's bylaws, as amended, provide that Radiologix shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

    Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Article VI of Radiologix's amended and restated certificate of incorporation provides that Radiologix's directors will not be personally liable to Radiologix or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except for liability (a) for any breach of the duty of loyalty to Radiologix or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit.

    Reference is made to Article VIII of Radiologix's amended and restated bylaws, as filed with the SEC, which provides for indemnification of directors and officers.

    Radiologix entered into an indemnification agreement with certain of its directors and director nominees, pursuant to which Radiologix agreed to indemnify such persons for losses arising out of any untrue statement or alleged untrue statement of a material fact contained in this registration statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    1. See Exhibit Index for the list of exhibits at page II-5 of this Form S-4, which is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS

    1.  The undersigned Registrant hereby undertakes:

       a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    3. a. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       b. The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4.10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    6. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 14th day of September, 2000.

                                                         RADIOLOGIX, INC.

                                                         By:               /s/ MARK L. WAGAR
                                                               -----------------------------------------
                                                                             Mark L. Wagar
                                                                         CHAIRMAN OF THE BOARD
                                                                      AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
         /s/ MARK L. WAGAR            Chairman of the Board of Directors
------------------------------------    and Chief Executive Officer         September 14, 2000
           Mark L. Wagar                (Principal Executive Officer)

         /s/ DAVID W. YOUNG           Vice President of Finance and
------------------------------------    Treasurer (Principal Accounting     September 14, 2000
           David W. Young               Officer)

       /s/ DERACE L. SCHAFFER
------------------------------------  Director                              September 14, 2000
      Derace L. Schaffer, M.D.

       /s/ MICHAEL L. SHERMAN
------------------------------------  Director                              September 14, 2000
      Michael L. Sherman, M.D.

        /s/ JOHN W. COLLOTON
------------------------------------  Director                              September 14, 2000
          John W. Colloton

         /s/ LESS T. CHAFEN
------------------------------------  Director                              September 14, 2000
        Less T. Chafen, M.D

        /s/ PAUL D. FARRELL
------------------------------------  Director                              September 14, 2000
          Paul D. Farrell

                                 EXHIBIT INDEX

    The following exhibits are filed with this registration statement or are incorporated by reference to previously filed material.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        2               Amended and Restated Agreement and Plan of Merger, dated as of September 12, 2000, by and among Radiologix, Inc., SKM-RD
                        LLC and SKM-RD Acquisition Corp. (included as Appendix A)

        3.1             Form of Amended and Restated Certificate of Incorporation of
                        Radiologix, Inc. (included as Appendix D)

        3.2             Form of Amended and Restated Bylaws of Radiologix, Inc.+

        3.3             Form of Stockholders Agreement between Radiologix, Inc. and certain stockholders+

        3.4             Voting and Exchange Agreement dated as of September 13,
                        2000, by and among SKM-RD LLC, SKM-RD Acquisition Corp. and certain stockholders+

        4.1             Form of certificate evidencing ownership of Common Stock of
                        American Physician Partners, Inc.(3)

        4.2             Form of Convertible Promissory Note of American Physician
                        Partners, Inc.(2)

        4.3             Securities Purchase Agreement dated as of August 3, 1999 by and between American Physician Partners, Inc. and
                        BT Capital Partners SBIC, L.P.(8)

        4.4             Convertible Junior Subordinated Promissory Note dated
                        August 1, 1999 issued to BT Capital Partners SBIC, L.P.(8)

        4.5             Certificate of Ownership and Merger of Radiologix, Inc. with and into American Physician Partners, Inc.(10)

        5               Opinion of Haynes and Boone, LLP+

       10.1             American Physician Partners, Inc. 1996 Stock Option Plan.(2)

       10.2             Employment Agreement between American Physician
                        Partners, Inc. and Gregory L. Solomon.(2)

       10.3             Employment Agreement between American Physician
                        Partners, Inc. and Mark S. Martin.(2)

       10.4             Employment Agreement between American Physician
                        Partners, Inc. and Sami S. Abbasi.(2)

       10.5             Employment Agreement between American Physician
                        Partners, Inc. and Paul M. Jolas.(2)

       10.6             Form of Indemnification Agreement for certain Directors and
                        Officers.(3)

       10.7             Form of Registration Rights Agreement.(2)

       10.8             Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., APPI-Advanced
                        Radiology, Inc. and Carroll Imaging Associates, P.A.,
                        Diagnostic Imaging Associates, P.A., Drs. Thomas, Wallop,
                        Kim & Lewis, P.A., Drs. Copeland, Hyman and
                        Shackman, P.A., Drs. Decarlo, Lyon, Hearn & Pazourek, P.A.,
                        Harbor Radiologists, P.A., Perilla, Sindler &
                        Associates, P.A.(2)

       10.9             Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., Ide Admin Corp. and Ide
                        Imaging Group, P.C.(2)

       10.10            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., M & S X-Ray
                        Associates, P.A. and M&S Imaging Associates, P.A.(2)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.11            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., Rockland Radiological
                        Group, P.C. and The Greater Rockland Radiological
                        Group, P.C.(2)

       10.12            Service Agreement dated November, by and among American
                        Physician Partners, Inc., Advanced Imaging of Orange
                        County, P.C. and The Greater Rockland Radiological
                        Group, P.C.(2)

       10.13            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., Central Imaging
                        Associates, P.C. and The Greater Rockland Radiological
                        Group, P.C.(2)

       10.14            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., Nyack Magnetic Resonance
                        Imaging, P.C. and The Greater Rockland Radiological
                        Group, P.C.(2)

       10.15            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., Pelham Imaging
                        Associates, P.C. and The Greater Rockland Radiological
                        Group, P.C.(2)

       10.16            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., Women's Imaging
                        Consultants, P.C. and The Greater Rockland Radiological
                        Group, P.C.(2)

       10.17            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., APPI-Pacific
                        Imaging Inc. and PIC Medical Group, Inc.(2)

       10.18            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., Radiology and Nuclear
                        Medicine, a Professional Association and RNM L.L.C.(2)

       10.19            Service Agreement dated November 26, 1997, by and among
                        American Physician Partners, Inc., APPI-Valley
                        Radiology, Inc. and Valley Radiology Medical
                        Associates, Inc.(2)

       10.20            Consulting Agreement between American Physician
                        Partners, Inc. and Michael L. Sherman, M.D.(3)

       10.21            Office Building Lease Agreement between Dallas Main Center
                        Limited Partnership and American Physician
                        Partners, Inc.(3)

       10.22            First Amendment to Office Building Lease Agreement between
                        Dallas Main Center Limited Partnership and American
                        Physician Partners, Inc.(3)

       10.24            Consulting Agreement between American Physician
                        Partners, Inc. and Lawrence R. Muroff, M.D.(3)

       10.25            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Lawrence Muroff, M.D.(3)

       10.26            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Mark Martin.(3)

       10.27            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Sami Abbasi.(3)

       10.28            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Gregory L. Solomon.(3)

       10.29            First Amendment to Consulting Agreement between American
                        Physician Partners, Inc. and Lawrence R. Muroff, M.D.(3)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.30            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Michael Sherman, M.D.(3)

       10.31            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Paul M. Jolas.(3)

       10.32            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Derace Schaffer, M.D.(3)

       10.33            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and John Pappajohn.(3)

       10.34            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Mary Pappajohn.(3)

       10.35            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Thebes Ltd.(3)

       10.36            Side Letter dated November 12, 1997 by and between American
                        Physician Partners, Inc. and Halkis Ltd.(3)

       10.37            Service Agreement dated January 1, 1998, by and among
                        American Physician Partners, Inc., Community Imaging
                        Partners, Inc., Community Radiology Associates, Inc. and
                        Drs. Korsower and Pion Radiology, P.A.(3)

       10.38            Service Agreement dated April 1, 1998, by and among American
                        Physician Partners, Inc., Treasure Coast Imaging
                        Partners, Inc. and Radiology Imaging Associates--Basilico,
                        Gallagher & Raffa, M.D., P.A.(5)

       10.39            First Amendment to Credit Agreement and Consent dated
                        May 19, 1998, by and among American Physician
                        Partners, Inc., General Electric Capital Corporation and the
                        other credit parties signatory thereto(5)

       10.40            Employment Agreement between American Physician
                        Partners, Inc. and Mark L. Wagar(5)

       10.41            Service Agreement dated September 1, 1998, by and among
                        American Physician Partners, Inc., WB&A Imaging
                        Partners, Inc. and WB&A Imaging, P.C.(6)

       10.42            Office Building Lease Agreement between The Equitable-Nissei
                        Dallas Company and Fibreboard Corporation(6)

       10.43            Office Building Sublease Agreement by and between Fibreboard
                        Corporation and American Physician Partners, Inc.(6)

       10.44            First Amendment to Employment Agreement between American
                        Physician Partners, Inc. and Mark L. Wagar(7)

       10.45            First Amendment to Employment Agreement between American
                        Physician Partners, Inc. and Mark S. Martin(7)

       10.46            First Amendment to Employment Agreement between American
                        Physician Partners, Inc. and Sami S. Abbasi(7)

       10.47            First Amendment to Employment Agreement between American
                        Physician Partners, Inc. and Paul M. Jolas(7)

       10.48            Amendment No. 1 to American Physician Partners, Inc. 1996
                        Stock Option Plan(8)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.49            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and among American Physician
                        Partners, Inc., Carroll Imaging Associates, P.A., Diagnostic
                        Imaging Associates, P.A., Drs. Copeland, Hyman and
                        Shackman, P.A., Drs. Decarlo, Lyon, Hearn &
                        Pazourek, P.A., Drs. Thomas, Wallop, Kim & Lewis, P.A.,
                        Harbor Radiologists, P.A., and Perilla, Syndler &
                        Associates, P.A.(2)

       10.50            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., Radiology and Nuclear Medicine, A
                        Professional Association.(2)

       10.51            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Mid Rockland Imaging
                        Associates, P.C.(2)

       10.52            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Rockland Radiological Group, P.C.(2)

       10.53            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Advanced Imaging of Orange
                        County, P.C.(2)

       10.54            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Central Imaging Associates, P.C.(2)

       10.55            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Nyack Magnetic Resonance
                        Imaging, P.C.(2)

       10.56            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Pelham Imaging Associates, P.C.(2)

       10.57            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Women's Imaging Consultants, P.C.(2)

       10.58            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Pacific Imaging Consultants, A Medical
                        Group, Inc.(2)

       10.59            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Total Medical Imaging, Inc.(2)

       10.60            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and Valley Radiologists Medical
                        Group, Inc.(2)

       10.61            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and The Ide Group, P.C.(2)

       10.62            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and M&S X-Ray Associates, P.A.(2)

       10.63            Agreement and Plan of Reorganization and Merger, dated
                        June 27, 1997 by and between American Physician
                        Partners, Inc., and South Texas MR, Inc.(2)

       10.64 Agreement and Plan of Exchange, dated June 27, 1997 by and between American Physician Partners, Inc., and San Antonio
                        MR, Inc.(2)

       10.65            Agreement and Plan of Exchange, dated June 27, 1997 by and among American Physician Partners, Inc., Lexington MR, Ltd.
                        and the Sellers.(2)

       10.66 Agreement and Plan of Exchange, dated June 27, 1997 by and among American Physician Partners, Inc., Madison Square
                        Joint Venture and the Sellers.(2)

       10.67 Agreement and Plan of Exchange, dated June 27, 1997 by and among American Physician Partners, Inc., South Texas No. 1
                        MRI Limited Partnership, a Texas limited partnership, and the Sellers.(2)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.68            Agreement and Plan of Exchange, dated June 27, 1997 by and among American Physician Partners, Inc., San Antonio MRI
                        Partnership No. 2 Ltd., a Texas limited partnership, and the
                        Sellers(2)

       10.69 Agreement and Plan of Exchange, dated June 27, 1997 by and between American Physician Partners, Inc., and the
                        Sellers(2)

       10.70            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and among
                        American Physician Partners, Inc., Carroll Imaging
                        Associates, P.A., Diagnostic Imaging Associates, P.A.,
                        Drs. Thomas, Wallop, Kim & Lewis, P.A., Drs. Copeland,
                        Hyman & Shackman, P.A., Drs. DeCarlo, Lyon, Hearn &
                        Pazourek, P.A., Harbor Radiologists, P.A., and Perilla,
                        Sindler & Associates, P.A.(2)

       10.71            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Radiology and Nuclear
                        Medicine, A Professional Association.(2)

       10.72            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Mid Rockland Imaging
                        Associates, P.C.(2)

       10.73            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Rockland Radiological
                        Group, P.C.(2)

       10.74            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Advanced Imaging of
                        Orange County, P.C.(2)

       10.75            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Central Imaging
                        Associates, P.C.(2)

       10.76            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Nyack Magnetic
                        Resonance Imaging, P.C.(2)

       10.77            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Pelham Imaging
                        Associates, P.C.(2)

       10.78            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Women's Imaging
                        Consultants, P.C.(2)

       10.79            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Pacific Imaging
                        Consultants, A Medical Group, Inc.(2)

       10.80            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Total Medical
                        Imaging, Inc.(2)

       10.81            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and Valley Radiologists
                        Medical Group, Inc.(2)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.82            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and The Ide
                        Group, P.C.(2)

       10.83            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and M & S X-Ray
                        Associates, P.A.(2)

       10.84            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and South Texas
                        MR, Inc.(2)

       10.85            Amendment No. 1 to the Agreement and Plan of Reorganization
                        and Merger, dated as of September 30, 1997, by and between
                        American Physician Partners, Inc., and San Antonio
                        MR, Inc.(2)

       10.86            Amendment No. 1 to the Agreement and Plan of Exchange, dated
                        September 30, 1997, by and between American Physician
                        Partners, Inc., and Lexington MR, Ltd.(2)

       10.87            Amendment No. 1 to the Agreement and Plan of Exchange, dated
                        September 30, 1997, by and between American Physician
                        Partners, Inc., and Madison Square Joint Venture.(2)

       10.88            Amendment No. 1 to the Agreement and Plan of Exchange, dated
                        September 30, 1997, by and between American Physician
                        Partners, Inc., and South Texas No. 1 MRI Limited
                        Partnership.(2)

       10.89            Amendment No. 1 to the Agreement and Plan of Exchange, dated
                        September 30, 1997, by and between American Physician
                        Partners, Inc., and San Antonio MRI Partnership
                        No. 2, Ltd.(2)

       10.90 Asset Purchase Agreement, dated as of January 1, 1998, by and among American Physician Partners, Inc., Community
                        Radiology Associates, Inc., Drs. Korsower and Pion
                        Radiology, P.A., and the Principal Stockholders(4)

       10.91            Asset Purchase Agreement, dated as of January 12, 1998, by and among American Physician Partners, Inc., Valley Imaging
                        Partners, Inc., Questar Imaging, Inc. and Questar Imaging
                        VR, Inc.(4)

       10.92            Asset Purchase Agreement, dated as of January 23, 1998, by and among American Physician Partners, Inc., Valley Imaging
                        Partners, Inc., PAL Imaging Corp. and the Principal
                        Stockholders(4)

       10.93            Asset Purchase Agreement, dated as of April 1, 1998, by and among American Physician Partners, Inc., Treasure Coast
                        Imaging Partners, Inc. and Radiology Imaging Associates,
                        Basilico, Gallagher and Raffa, M.D., P.A. and Robert F.
                        Basilico, M.D., Edward Gallagher, M.D., R.J. Raffa, M.D.,
                        Joseph T. Charles, M.D., Alex N. Vennos, M.D., and Robin J.
                        Connolly, M.D.(5)

       10.94            Asset Purchase Agreement, dated as of April 1, 1998, by and among American Physician Partners, Inc., Treasure Coast
                        Imaging Partners, Inc. and St. Lucie Imaging and Breast
                        Center, Inc. and Robert F. Basilico, M.D., Edward
                        Gallagher, M.D., R.J. Raffa, M.D., Joseph T.
                        Charles, M.D., Alex N. Vennos, M.D., and Robin J.
                        Connolly, M.D.(5)

       10.95            Asset Purchase Agreement, dated as of April 28, 1998, by and among American Physician Partners, Inc., Valley Imaging
                        Partners, Inc., LXL, Ltd. and the Partners of LXL, Ltd.(5)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.96            Asset Purchase Agreement, dated as of June 1, 1998, by and among American Physician Partners, Inc., Mid Rockland
                        Imaging Partners, Inc., Empire State Imaging
                        Partners, Inc., RF Management Corp. and Modern Medical
                        Modalities Corporation(5)

       10.97            Asset Purchase Agreement, dated as of June 23, 1998, by and among American Physician Partners, Inc., Valley Imaging
                        Partners, Inc., Brewster Imaging Center, Inc. and Each
                        Principal Stockholder(5)

       10.98            Asset Purchase Agreement, dated as of June 29, 1998, by and among American Physician Partners, Inc., Valley Imaging
                        Partners, Inc. and Bryan M. Shieman, M.D., a sole
                        proprietorship d/b/a El Camino Center for Osteoporosis
                        and/or ECOO II(5)

       10.99            Stock Purchase Agreement, dated September 1, 1998, by and
                        among American Physician Partners, Inc., WB&A Imaging
                        Partners, Inc. and Vimla Bhooshan, M.D., John B.
                        DeGrazia, M.D., Edwin Goldstein, M.D., Paul T. Lubar, M.D.,
                        Calvin D. Neithamer, M.D., William P. O'Grady, M.D.,
                        Robert A. Olshaker, M.D., Stanley M. Perl, M.D., Michael S.
                        Usher, M.D., Alan B. Kronthal, M.D., Steven A.
                        Meyers, M.D., Victor A. Bracey, M.D. and Larry W.
                        Busching(6)

       10.100           Asset Purchase Agreement, dated September 1, 1998, by and
                        among American Physician Partners, Inc., Ormond Imaging
                        Partners, Inc., Magnetic Resonance Imaging Associates
                        Limited Partnership and Paul T. Lubar, Stanley M. Perl,
                        Michael S. Usher, John B. DeGrazia, Larry W. Busching, Vimla
                        Bhooshan, William P. O'Grady, Robert A. Olshaker, and
                        Calvin D. Neithamer(6)

       10.101 Asset Purchase Agreement, dated September 1, 1998, by and among American Physician Partners, Inc., Ormond Imaging
                        Partners, Inc., Duke Associates Limited Partnership and
                        Paul T. Lubar, Stanley M. Perl, Michael S. Usher, John B.
                        DeGrazia, Larry W. Busching, Vimla Bhooshan, William P.
                        O'Grady, Edwin Goldstein, Robert A. Olshaker, Calvin D.
                        Neithamer and Alan J. Kronthal(6)

       10.102 Stock Purchase Agreement effective as of August 1, 1999 by and among American Physician Partners, Inc., Questar
                        Imaging, Inc. and the stockholders of Questar
                        Imaging, Inc.(8)

       10.103           Form of Employment Agreement between Radiologix, Inc. and
                        Mark L. Wagar.+

       10.104           Form of Employment Agreement between Radiologix, Inc. and
                        Mark S. Martin.+

       10.105           Form of Employment Agreement between Radiologix, Inc. and
                        Paul M. Jolas.+

       10.106           Form of Radiologix 2000 Stock Option Plan+

       21.1             Subsidiaries+

       23.1             Consent of Arthur Andersen LLP*

       23.2             Consent of Haynes and Boone LLP (included in Exhibit 5)

       99.1             Form of Proxy*

       99.2             Form of Election and Letter of Transmittal*

       99.3             Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees*

       99.4             Letter to Stockholders*

       99.5             Letter of Instruction*

       99.6             Guidelines for Certification of Taxpayer Identification on
                        Substitute Form W-9*

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       99.7             Consent of UBS Warburg LLC*

------------------------

*     Filed herewith.

+     To be filed by amendment.

(1) Incorporated by reference to the corresponding Exhibit number to the registrant's Form 10-K filed on March 29, 2000.

(2) Incorporated by reference to the corresponding Exhibit number to the registrant's Registration Statement
      No. 333-31611 on Form S-4.

(3) Incorporated by reference to the corresponding Exhibit number to the registrant's Registration Statement
      No. 333-30205 on Form S-1.

(4) Incorporated by reference to the corresponding Exhibit number to the registrant's Form 10-Q filed on May 15, 1998.

(5) Incorporated by reference to the corresponding Exhibit number to the registrant's Form 10-Q filed on August 14, 1998.

(6) Incorporated by reference to the corresponding Exhibit number to the registrant's Form 10-Q filed on November 13, 1998.

(7) Incorporated by reference to the corresponding Exhibit number to the registrant's Form 10-Q filed on May 17, 1999.

(8) Incorporated by reference to the corresponding Exhibit number to the Registrant's Form 8-K filed on August 3, 1999.

(9) Incorporated by reference to the corresponding Exhibit number to the Registrant's Form 10-Q filed on August 16, 1999.

(10) Incorporated by reference to the corresponding Exhibit number to the Registrant's Form 8-K filed on September 24, 1999.